FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-04

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,277,164,194
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,046,676,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2012-LC5
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Ladder Capital Finance LLC
The Royal Bank of Scotland
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates,
Series 2012-LC5

September 12, 2012

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Ladder Capital Securities	Citigroup
Co-Manager	Co-Manager

 STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Ladder Capital Securities LLC, Citigroup Global Markets Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/Aaa(sf)	$81,143,000	30.000%	(7)	2.55	10/2012 – 6/2017	38.4%	16.9%
A-2	AAA(sf)/Aaa(sf)	$156,188,000	30.000%	(7)	4.91	6/2017 – 9/2017	38.4%	16.9%
A-3	AAA(sf)/Aaa(sf)	$466,683,000	30.000%	(7)	9.87	6/2022 – 9/2022	38.4%	16.9%
A-SB	AAA(sf)/Aaa(sf)	$100,000,000	30.000%	(7)	7.34	9/2017 – 4/2022	38.4%	16.9%
A-S	AAA(sf)/Aaa(sf)	$124,524,000	20.250%	(7)	9.96	9/2022 – 9/2022	43.7%	14.9%
B	AA-(sf)/Aa3(sf)	$76,630,000	14.250%	(7)	9.96	9/2022 – 9/2022	47.0%	13.8%
C	A-(sf)/A3(sf)	$41,508,000	11.000%	(7)	9.96	9/2022 – 9/2022	48.8%	13.3%

	Non-Offered Certificates
X-A	AAA(sf)/Aaa(sf)	$1,018,538,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	AA-(sf)/Aa3(sf)	$76,630,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
A-FL	AAA(sf)/Aaa(sf)(12)	$90,000,000(13)	30.000%	LIBOR plus(14)	9.63	4/2022 – 6/2022	38.4%	16.9%
A-FX	AAA(sf)/Aaa(sf)(12)	$0	30.000%	(7)	9.63	4/2022 – 6/2022	38.4%	16.9%
D	BBB-(sf)/Baa3(sf)	$49,490,000	7.125%	(7)	10.03	9/2022 – 10/2022	50.9%	12.8%
E	BB(sf)/Ba2(sf)	$20,754,000	5.500%	(7)	10.05	10/2022 – 10/2022	51.8%	12.6%
F	B(sf)/B2(sf)	$23,946,000	3.625%	(7)	10.05	10/2022 – 10/2022	52.8%	12.3%
G	NR/NR	$46,298,194	0.000%	(7)	10.05	10/2022 – 10/2022	54.8%	11.9%

Notes:
(1)
The expected ratings presented are those of Fitch, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” in the free writing prospectus, dated September 12, 2012 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates in the aggregate. No class of certificates will provide any credit support to the Class A-FL certificates in respect of any default or termination under the related interest rate swap contract.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $2,330,916,000 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans. The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates by such aggregate appraised value. However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates) is calculated by dividing the underwritten net operating income for the mortgage pool of $151,471,208 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income by the aggregate principal balance of the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)
The pass-through rates for the Class A-1, A-2, A-FX, A-3, A-SB, A-S, B, C, D, E, F and G Certificates and the Class A-FX Regular Interest in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S Certificates and the Class A-FX Regular Interest outstanding from time to time.  The Class X-A Certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB and A-S Certificates and the Class A-FX Regular Interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the principal balance of the Class B Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the pass-through rate on the Class B Certificates for the related distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certificate Structure

(12)
The ratings assigned to the Class A-FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-FX Regular Interest. The ratings of Fitch and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

(13)
The Class A-FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-FX Regular Interest and an interest rate swap contract.  Under some circumstances, holders of the Class A-FL Certificates may exchange all or a portion of their certificates for a like principal amount of “Class A-FX” Certificates having the same pass-through rate as the Class A-FX Regular Interest. The aggregate principal balance of the Class A-FL Certificates may be adjusted from time to time as a result of such an exchange. The aggregate principal balance of the Class A-FX Certificates and Class A-FL Certificates will at all times equal the principal balance of the Class A-FX Regular Interest.

(14)
The pass-through rate applicable to the Class A-FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-FX Regular Interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Transaction Highlights

II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	29	57	$533,807,743	41.8%
Ladder Capital Finance LLC	23	30	457,891,673	35.9
The Royal Bank of Scotland(1)	18	37	285,464,779	22.4
Total	70	124	$1,277,164,194	100.0%

(1)       The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) seventeen (17) mortgage loans, having an aggregate Cut-off Date Principal Balance of $248,214,779 and representing 19.4% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) one (1) mortgage loan, having a Cut-off Date Principal Balance of $37,250,000 and representing 2.9% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date is being sold for deposit into the trust by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,277,164,194
Number of Mortgage Loans:	70
Average Cut-off Date Balance per Mortgage Loan:	$18,245,203
Number of Mortgaged Properties:	124
Average Cut-off Date Balance per Mortgaged Property(1):	$10,299,711
Weighted Average Mortgage Interest Rate:	4.807%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	52.2%
Weighted Average Original Term to Maturity or ARD (months):	112
Weighted Average Remaining Term to Maturity or ARD (months):	111
Weighted Average Original Amortization Term (months)(2):	347
Weighted Average Remaining Amortization Term (months)(2):	346
Weighted Average Seasoning (months):	1

(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents.  With respect to 100 Church Street, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.

(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.86x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	11.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	51.4%
% of Mortgage Loans with Additional Subordinate Debt:	4.6%
% of Mortgage Loans with Single Tenants(2):	9.4%

(1)   With respect to 100 Church Street, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.

(2)   Excludes mortgage loans that are secured by multiple single-tenant properties and landlord fee interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Cut-off Date Balance, 86.2% of the mortgage pool (63 mortgage loans) has scheduled amortization, as follows:

61.1% (55 mortgage loans) requires amortization during the entire loan term

25.1% (8 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only:  Based on the Cut-off Date Balance, 13.8% of the mortgage pool (7 mortgage loans) provides for interest-only payments during the entire loan term (or, if applicable, through any anticipated repayment date). The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 37.3% and 3.63x, respectively.

Hard Lockboxes:  Based on the Cut-off Date Balance, 64.4% of the mortgage pool (32 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	68.3% of the pool
Insurance Premiums:	50.6% of the pool
Capital Replacements:	60.8% of the pool
TI/LC:	41.6% of the pool(1)
(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, mixed-use and industrial properties.

Call Protection/Defeasance:  Based on the Cut-off Date Balance, the mortgage pool has the following call protection and defeasance features:

77.0% of the mortgage pool (54 mortgage loans) features a lockout period, then defeasance only until an open period

9.7% of the mortgage pool (10 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

9.1% of the mortgage pool (2 mortgage loans) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

3.3% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium or yield maintenance until an open period

0.9% of the mortgage pool (3 mortgage loans) features yield maintenance, then defeasance or yield maintenance until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Issue Characteristics

III.      Issue Characteristics

Securities Offered:
$1,046,676,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of seven classes (Classes A-1, A-2, A-3, A-SB, A-S, B and C), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”); Ladder Capital Finance LLC (“LCF”) and The Royal Bank of Scotland (“RBS”)
Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.
Co-Managers:	Ladder Capital Securities LLC and Citigroup Global Markets Inc.
Rating Agencies:	Fitch, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	U.S. Bank National Association
Trust Advisor:	Trimont Real Estate Advisors, Inc.
Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in September 2012 (or, in the case of any mortgage loan that has its first due date in October 2012, the date that would have been its due date in September 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about September 28, 2012.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in October 2012.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in October 2012.
Rated Final Distribution Date:	The Distribution Date in October 2045.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTIONS OF THE FREE WRITING PROSPECTUS AND THE PROSPECTUS ATTACHED THERETO.
Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date statements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

IV.      Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Property Type	Number of SF, Rooms or Pads	Cut-off Date Balance Per SF, Room or Pad ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Westside Pavilion	Los Angeles	CA	1 / 1	$155,000,000	12.1%	Retail	535,448	$289	56.4%	45.5%	1.40x	9.1%
WFB	Starwood Capital Hotel Portfolio	Various	Various	1 / 20	110,000,000	8.6	Hospitality	1,735	63,401	65.4	61.1	2.31	15.7
LCF	Trump Tower Commercial Condominium	New York	NY	1 / 1	100,000,000	7.8	Office	244,482	409	20.8	20.8	4.61	20.4
WFB	100 Church Street	New York	NY	1 / 1	80,000,000	6.3	Office	1,099,455	209	58.8	50.5	1.33	9.0
RBS	Cole Retail 12 Portfolio	Various	Various	1 / 12	42,400,000	3.3	Various	227,464	186	59.4	59.4	2.47	11.9
LCF	Somerset Shoppes	Boca Raton	FL	1 / 1	41,955,891	3.3	Retail	186,335	225	67.5	55.5	1.31	9.0
LCF	Rockville Corporate Center	Rockville	MD	1 / 1	37,800,000	3.0	Office	220,539	171	68.7	58.1	1.40	9.7
RBS	NTP Portfolio	Various	Various	1 / 3	37,250,000	2.9	Various	629,508	59	69.1	56.5	1.56	11.5
RBS	Columbia SC Hotel Portfolio	Columbia	SC	1 / 3	31,000,000	2.4	Hospitality	416	74,519	68.0	51.5	1.40	11.7
RBS	CMC Hotel Portfolio	Various	NC	1 / 3	30,700,000	2.4	Hospitality	369	83,198	64.6	48.7	1.45	11.6
Top Three Total / Weighted Average				3 / 22	$365,000,000	28.6%				49.4%	43.4%	2.55x	14.2%
Top Five Total / Weighted Average				5 / 35	$487,400,000	38.2%				51.8%	46.0%	2.35x	13.1%
Top Ten Total / Weighted Average				10 / 46	$666,105,891	52.2%				56.0%	48.2%	2.10x	12.5%
(1)
With respect to 100 Church Street, Cut-off Date Balance per square foot, rooms or pads, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

B.       Summary of Pari Passu Split Loan Structure

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer for Securitized Note	Current Special Servicer for Loan Combination
100 Church Street	WFB	$80,000,000	WFCM 2012-LC5	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$150,000,000	WFRBS 2012-C8	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)

12	LCF	Southeast Grocery Portfolio	$25,047,617	2.0%	$5,394,907	7.000%	1.45x	1.07x	11.7%	9.6%	69.7%	84.7%
22	LCF	One Corporate Center 1 & 3(2)	17,182,361	1.3	3,350,487	5.125	1.41	1.01	11.1	9.3	73.4	87.7
23	LCF	Southlake Marketplace	17,100,000	1.3	1,210,000	5.883	1.30	1.15	9.5	8.9	70.0	75.0
Total/Weighted Average			$59,329,978	4.6%	$9,955,394		1.40x	1.08x	10.9%	9.3%	70.9%	82.8%

(1)	In addition, the borrowers under certain of the mortgage loans also have incurred unsecured additional debt as described in the Free Writing Prospectus.
(2)
For mortgage loan #22 (One Corporate Center 1 & 3), the mezzanine loan is structured with a 5% interest rate and a 3% preferred return, payable at maturity.  Additionally, the mezzanine loan is structured with required amortization of $7,500 per month throughout the term of the mezzanine loan plus an additional $10,000 per month for the first ten months of the mezzanine loan term.  The debt service coverage ratio is based on the required monthly interest payment, the required amortization of $7,500 per month, the required additional amortization of $10,000 per month (but only for nine months) and the 3% preferred return over the next twelve months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Previous Securitization
3	LCF	Trump Tower Commercial Condominium	New York	NY	Office	$100,000,000	7.8%	GMACC 1998-C1
6	LCF	Somerset Shoppes	Boca Raton	FL	Retail	41,955,891	3.3	JPMCC 2003-C1
9	RBS	Columbia SC Hotel Portfolio	Columbia	SC	Hospitality	31,000,000	2.4	RIAL 2012-LT1A
11	WFB	Rooney Ranch	Oro Valley	AZ	Retail	28,250,000	2.2	GCCFC 2002-C1
17	LCF	The Walker Building	Washington	DC	Office	21,453,668	1.7	BSCMS 2007-PW17
18	WFB	1024-1036 Lincoln Road	Miami Beach	FL	Retail	20,974,971	1.6	GSMS 2004-GG2
19	RBS	CitiWide Storage	Long Island City	NY	Self Storage	20,430,797	1.6	BSCMS 2004-PWR5
22	LCF	One Corporate Center 1 & 3	Edina	MN	Office	17,182,361	1.3	BSCMS 2007-PW15
23	LCF	Southlake Marketplace	Southlake	TX	Retail	17,100,000	1.3	LBUBS 2002-C4 LBUBS 2002 C7
26	LCF	Diamond Forest Apartments	Farmington Hills	MI	Multifamily	15,586,028	1.2	CSMC 2006-K1A
29	RBS	Crossways Shopping Center	Chesapeake	VA	Retail	13,484,555	1.1	GECMC 2005-C4
33	LCF	Sterling and El Camba MHCs	Lakeland	FL	Manufactured Housing Community	11,835,310	0.9	MLCFC 2007-8
39	WFB	2145 Market Street	San Francisco	CA	Retail	8,700,000	0.7	JPMCC 2002-C2
43	WFB	Titan Cold & Dry	Bakersfield	CA	Industrial	7,327,512	0.6	MSC 2007-IQ14
48	WFB	Porterville Shopping Center	Porterville	CA	Retail	5,943,497	0.5	LBUBS 2002-C4
58	LCF	Silverlake Estates MHC	Tucson	AZ	Manufactured Housing Community	3,492,891	0.3	GCCFC 2002-C1
63	WFB	Mini U Storage Woodbridge	Woodbridge	VA	Self Storage	2,696,959	0.2	JPMCC 2002-C1
64	WFB	Sugar Tree Shopping Center	West Bloomfield	MI	Retail	2,694,263	0.2	JPMCC 2002-C2
65	WFB	Marketplace Shops	Cumming	GA	Retail	2,394,984	0.2	LBUBS 2002-C4
67	WFB	Market Central	Dalton	GA	Retail	2,122,878	0.2	WBCMT 2002-C2
69	WFB	The Boardwalk	West Bloomfield	MI	Retail	1,646,494	0.1	JPMCC 2002-CIB5
Total						$376,273,058	29.5%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

E.           Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	WFB	Starwood Capital Hotel Portfolio	Various	Hospitality	$110,000,000	8.6%	$102,766,458	65.8%	1,735	$63,401	2.31x	15.7%	65.4%	61.1%	12	60
12	LCF	Southeast Grocery Portfolio	Various	Retail	25,047,617	2.0	22,713,467	14.5	316,006	79	1.45	11.7	69.7	63.2	0	57
22	LCF	One Corporate Center 1 & 3	MN	Office	17,182,361	1.3	15,898,077	10.2	221,765	77	1.41	11.1	73.4	67.9	0	59
40	WFB	Renaissance Square - NC	NC	Retail	8,700,000	0.7	8,070,611	5.2	80,468	108	1.66	12.0	68.9	63.9	0	60
Total/Weighted Average					$160,929,978	12.6%	$149,448,615	95.7%			2.04x	14.4%	67.1%	62.3%	8	59
(1)    The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2) Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-SB(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-SB Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
44	RBS	Riverview Commons	SC	Retail	$6,393,119	0.5%	$5,658,647	5.7%	59,020	$108	1.64x	11.3%	70.3%	62.2%	0	83
Total/Weighted Average					$6,393,119	0.5%	$5,658,647	5.7%			1.64x	11.3%	70.3%	62.2%	0	83
(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.
(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-SB Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

F.           Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	56	$541,261,679	42.4%	63.0%	53.5%	1.59	x	10.4%	9.7%	4.830%
Anchored	28	269,581,182	21.1	67.7	57.4	1.49		10.5	9.8	5.047
Regional Mall	1	155,000,000	12.1	56.4	45.5	1.40		9.1	8.5	4.470
Single Tenant	21	82,273,219	6.4	59.9	56.7	2.18		11.8	11.3	4.853
Unanchored	2	22,621,465	1.8	62.8	50.9	1.88		12.3	11.7	4.537
Shadow Anchored	4	11,785,814	0.9	62.9	51.1	1.74		12.8	11.3	4.990
Office	7	282,817,733	22.1	48.8	42.7	2.53		13.5	12.7	4.606
CBD	4	217,135,372	17.0	42.4	37.3	2.86		14.4	13.7	4.478
Suburban	3	65,682,361	5.1	70.0	60.4	1.43		10.4	9.3	5.028
Hospitality	32	244,304,500	19.1	65.2	55.1	1.94		14.1	12.5	4.844
Limited Service	25	176,654,285	13.8	65.0	54.6	1.95		14.0	12.6	4.824
Full Service	6	62,415,000	4.9	66.4	57.6	1.97		14.2	12.7	4.847
Extended Stay	1	5,235,215	0.4	58.8	44.9	1.50		14.1	11.1	5.500
Industrial	5	51,147,623	4.0	66.8	55.6	1.68		11.7	10.3	4.865
Flex	4	43,820,111	3.4	65.5	55.5	1.66		11.2	9.9	4.835
Cold Storage Facility	1	7,327,512	0.6	74.8	56.2	1.79		14.7	12.6	5.050
Self Storage	9	49,321,209	3.9	65.1	43.0	1.51		11.4	11.1	4.857
Self Storage	9	49,321,209	3.9	65.1	43.0	1.51		11.4	11.1	4.857
Mixed Use	5	46,297,624	3.6	69.8	57.4	1.48		10.1	9.5	4.956
Office/Retail	2	31,292,600	2.5	70.3	57.7	1.41		9.6	9.0	4.894
Retail/Office	2	9,566,631	0.7	68.0	56.3	1.61		11.4	10.6	5.133
Self Storage/Retail	1	5,438,392	0.4	70.3	57.9	1.61		10.7	10.4	5.000
Manufactured Housing Community	7	33,683,277	2.6	67.2	55.3	1.47		9.9	9.7	5.137
Manufactured Housing Community	7	33,683,277	2.6	67.2	55.3	1.47		9.9	9.7	5.137
Multifamily	2	25,586,028	2.0	75.5	62.7	1.36		9.5	9.0	5.297
Garden	1	15,586,028	1.2	76.0	64.0	1.30		9.5	9.0	5.700
Low Rise	1	10,000,000	0.8	74.6	60.7	1.46		9.5	9.0	4.669
Other	1	2,744,522	0.2	43.8	29.9	1.93		14.4	14.3	4.850
Leased Fee	1	2,744,522	0.2	43.8	29.9	1.93		14.4	14.3	4.850
Total/Weighted Average	124	$1,277,164,194	100.0%	61.1%	51.4%	1.86	x	11.9%	11.0%	4.807%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to 100 Church Street, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)

Location(2)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(3)	% of Cut- off Date Balance	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	11	$252,185,739	19.7%	58.7%	47.9%	1.49	x	10.1%	9.3%	4.616%
Southern	5	195,571,010	15.3	57.3	46.9	1.48		9.8	9.1	4.528
Northern	6	56,614,729	4.4	63.5	51.4	1.55		11.3	10.1	4.919
New York	5	247,930,797	19.4	46.5	38.6	2.69		14.1	13.4	4.536
Texas	29	184,213,099	14.4	66.0	58.3	1.97		13.3	12.2	4.759
Florida	12	113,390,946	8.9	67.4	56.3	1.48		9.8	9.2	4.935
Other States(4)	67	479,443,613	37.5	66.5	56.1	1.66		11.5	10.5	5.037
Total/Weighted Average	124	$1,277,164,194	100.0%	61.1%	51.4%	1.86	x	11.9%	11.0%	4.807%
(1)	The Mortgaged Properties are located in 28 states and the District of Columbia.
(2)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(3)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to 100 Church Street, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(4)	Includes 24 other states and the District of Columbia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of				Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance	Loan Purpose	Loans	off Date Balance	Date Balance
875,000 – 1,000,000	1	$875,000	0.1%	Refinance	55	$1,000,482,795	78.3%
1,000,001 – 2,000,000	1	1,646,494	0.1	Acquisition	15	276,681,399	21.7
2,000,001 – 3,000,000	8	20,003,657	1.6	Total:	70	$1,277,164,194	100.0%
3,000,001 – 4,000,000	4	13,531,610	1.1
4,000,001 – 5,000,000	3	14,338,829	1.1	MORTGAGE RATE
5,000,001 – 6,000,000	9	49,928,556	3.9		Number of
6,000,001 – 7,000,000	3	18,963,119	1.5	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
7,000,001 – 8,000,000	1	7,327,512	0.6	(%)	Loans	off Date Balance	Date Balance
8,000,001 – 9,000,000	5	42,887,694	3.4	4.200 – 4.500	3	$275,974,971	21.6%
9,000,001 – 10,000,000	1	10,000,000	0.8	4.501 – 4.750	14	375,243,301	29.4
10,000,001 – 15,000,000	8	101,817,049	8.0	4.751 – 5.000	20	258,559,881	20.2
15,000,001 – 20,000,000	7	118,961,959	9.3	5.001 – 5.250	23	250,079,316	19.6
20,000,001 – 30,000,000	9	210,776,825	16.5	5.251 – 5.500	6	66,255,081	5.2
30,000,001 – 50,000,000	6	221,105,891	17.3	5.501 – 5.750	3	26,004,028	2.0
50,000,001 – 80,000,000	1	80,000,000	6.3	5.751 – 5.926	1	25,047,617	2.0
80,000,001 – 100,000,000	1	100,000,000	7.8	Total:	70	$1,277,164,194	100.0%
100,000,001 – 150,000,000	1	110,000,000	8.6	Weighted Average:	4.807%
150,000,001 – 155,000,000	1	155,000,000	12.1
Total:	70	$1,277,164,194	100.0%	UNDERWRITTEN NOI DEBT YIELD
Average:	$18,245,203				Number of
				Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO				Debt Yields (%)	Loans	off Date Balance	Date Balance
	Number of			8.4 – 9.0	6	$184,744,869	14.5%
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off	9.1 – 10.0	13	348,098,412	27.3
DSCRs (x)	Loans	off Date Balance	Date Balance	10.1 – 11.0	8	82,828,765	6.5
1.28 – 1.30	1	$20,430,797	1.6%	11.1 – 12.0	20	316,197,230	24.8
1.31 – 1.40	5	114,330,897	9.0	12.1 – 13.0	6	45,130,346	3.5
1.41 – 1.50	9	359,711,830	28.2	13.1 – 14.0	4	30,474,287	2.4
1.51 – 1.60	10	122,827,093	9.6	14.1 – 15.0	8	46,359,664	3.6
1.61 – 1.70	7	127,214,205	10.0	15.1 – 16.0	1	110,000,000	8.6
1.71 – 1.80	6	35,609,750	2.8	16.1 – 17.0	2	11,684,127	0.9
1.81 – 1.90	9	100,804,187	7.9	17.1 – 53.4	2	101,646,494	8.0
1.91 – 2.00	6	38,961,613	3.1	Total:	70	$1,277,164,194	100.0%
2.01 – 2.25	8	66,241,242	5.2	Weighted Average:	11.9%
2.26 – 2.50	2	20,516,959	1.6
2.51 – 2.75	5	168,869,127	13.2	UNDERWRITTEN NCF DEBT YIELD
2.76 – 8.27	2	101,646,494	8.0		Number of
Total:	70	$1,277,164,194	100.0%	Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
Weighted Average:	2.00x			Debt Yields (%)	Loans	off Date Balance	Date Balance
				8.3 – 9.0	15	$462,610,193	36.2%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO				9.1 – 10.0	13	202,055,822	15.8
	Number of			10.1 – 11.0	13	155,931,610	12.2
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off	11.1 – 12.0	13	183,220,928	14.3
DSCRs (x)	Loans	off Date Balance	Date Balance	12.1 – 13.0	7	37,088,345	2.9
1.26 – 1.30	5	$88,452,135	6.9%	13.1 – 14.0	1	2,920,592	0.2
1.31 – 1.40	9	415,546,197	32.5	14.1 – 15.0	6	131,690,212	10.3
1.41 – 1.50	15	197,419,861	15.5	15.1 – 20.0	1	100,000,000	7.8
1.51 – 1.60	4	86,370,215	6.8	20.1 – 48.1	1	1,646,494	0.1
1.61 – 1.70	8	60,079,846	4.7	Total:	70	$1,277,164,194	100.0%
1.71 – 1.80	11	91,436,525	7.2	Weighted Average:	11.0%
1.81 – 1.90	5	34,931,344	2.7
1.91 – 2.00	3	11,020,491	0.9
2.01 – 2.25	3	6,266,222	0.5
2.26 – 2.50	5	183,994,864	14.4
2.51 – 7.45	2	101,646,494	8.0
Total:	70	$1,277,164,194	100.0%
Weighted Average:	1.86x

(1)   Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to 100 Church Street, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD				CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of				Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Maturity or ARD (months)	Loans	off Date Balance	Date Balance	Ratios (%)	Loans	off Date Balance	Date Balance
60	4	$160,929,978	12.6%	14.7 – 20.0	1	$1,646,494	0.1%
84	1	6,393,119	0.5	20.1 – 25.0	1	100,000,000	7.8
120	62	909,785,206	71.2	25.1 – 45.0	2	5,441,481	0.4
121	3	200,055,891	15.7	45.1 – 50.0	3	14,314,854	1.1
Total:	70	$1,277,164,194	100.0%	50.1 – 55.0	7	41,035,452	3.2
Weighted Average:	112			55.1 – 60.0	8	324,525,079	25.4
				60.1 – 65.0	11	116,390,046	9.1
REMAINING TERM TO MATURITY OR ARD				65.1 – 70.0	21	475,619,197	37.2
				70.1 – 75.0	15	182,605,563	14.3
Range of Remaining Terms	Number of			75.1 – 76.0	1	15,586,028	1.2
to Maturity or ARD	Mortgage	Aggregate Cut-	% of Cut-off	Total:	70	$1,277,164,194	100.0%
(months)	Loans	off Date Balance	Date Balance	Weighted Average:	61.1%
57 – 60	4	$160,929,978	12.6%
61 – 84	1	6,393,119	0.5	BALLOON OR ARD LOAN-TO-VALUE RATIO
85 – 120	63	951,741,098	74.5		Number of
121	2	158,100,000	12.4	Range of Balloon or ARD	Mortgage	Aggregate Cut-	% of Cut-off
Total:	70	$1,277,164,194	100.0%	LTV Ratios (%)	Loans	off Date Balance	Date Balance
Weighted Average:	111			12.1 – 20.0	1	$1,646,494	0.1%
				20.1 – 25.0	1	100,000,000	7.8
ORIGINAL AMORTIZATION TERM				25.1 – 30.0	1	2,744,522	0.2
Range of Original	Number of			30.1 – 35.0	2	24,995,401	2.0
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	35.1 – 40.0	5	19,108,802	1.5
(months)	Loans	off Date Balance	Date Balance	40.1 – 45.0	4	17,004,075	1.3
Non-Amortizing	7	$176,298,000	13.8%	45.1 – 50.0	9	252,696,048	19.8
192 – 240	2	24,995,401	2.0	50.1 – 55.0	13	252,175,254	19.7
241 – 300	13	163,153,631	12.8	55.1 – 60.0	19	331,596,609	26.0
301 – 360	48	912,717,163	71.5	60.1 – 65.0	14	258,014,628	20.2
Total:	70	$1,277,164,194	100.0%	65.1 – 67.9	1	17,182,361	1.3
Weighted Average:*	347			Total:	70	$1,277,164,194	100.0%
* Excludes the non-amortizing loans.				Weighted Average:	51.4%

REMAINING AMORTIZATION TERM(2)				AMORTIZATION TYPE
Range of Remaining	Number of				Number of
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
(months)	Loans	off Date Balance	Date Balance	Type of Amortization	Loans	off Date Balance	Date Balance
Non-Amortizing	7	$176,298,000	13.8%	Amortizing Balloon	52	$748,950,794	58.6%
191 – 240	2	24,995,401	2.0	Interest-only, Amortizing	7	296,720,000	23.2
241 – 300	13	163,153,631	12.8	Balloon
301 – 360	48	912,717,163	71.5	Interest-only, Balloon	5	116,078,000	9.1
Total:	70	$1,277,164,194	100.0%	Interest-only, ARD	2	60,220,000	4.7
Weighted Average:*	346			Amortizing ARD	3	30,995,401	2.4
* Excludes the non-amortizing loans.				Interest-only, Amortizing	1	24,200,000	1.9
(2)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
				Balloon ARD
				Total:	70	$1,277,164,194	100.0%

				ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS*
					Number of
LOCKBOXES					Mortgage	Aggregate Cut-	% of Cut-off
	Number of			IO Term (months)	Loans	off Date Balance	Date Balance
	Mortgage	Aggregate Cut-	% of Cut-off	1 – 6	3	$164,470,000	12.9%
Type of Lockbox	Loans	off Date Balance	Date Balance	7 – 12	3	144,300,000	11.3
Hard/Springing Cash Management	16	$448,781,131	35.1%	13 – 18	1	37,800,000	3.0
Hard/Upfront Cash Management	16	373,769,717	29.3	19 – 24	2	108,250,000	8.5
Soft/Springing Cash Management	7	197,762,338	15.5	25 – 60	1	24,200,000	1.9
Springing (Without Established	16	166,598,233	13.0	Total:	10	$479,020,000	37.5%
Account)				Weighted Average:	14
None	14	66,752,776	5.2	* Excludes non-amortizing loans and amortizing loans that do not provide for a partial interest-only period.
Springing (With Established	1	23,500,000	1.8
Account)
Total:	70	$1,277,164,194	100.0%	SEASONING
					Number of
PREPAYMENT PROVISION SUMMARY					Mortgage	Aggregate Cut-	% of Cut-off
				Seasoning (months)	Loans	off Date Balance	Date Balance
	Number of		% of Cut-	0	24	$679,001,000	53.2%
	Mortgage	Aggregate Cut-	off Date	1 – 3	41	518,693,018	40.6
Prepayment Provision	Loans	off Date Balance	Balance	4 – 5	5	79,470,177	6.2
Lockout/Defeasance/Open	54	$983,614,373	77.0%	Total:	70	$1,277,164,194	100.0%
Lockout/YM%/Open	10	123,907,811	9.7	Weighted Average:	1
Lockout/YM% or Defeasance/Open	2	116,393,119	9.1
YM%/Open	1	41,955,891	3.3
YM/YM or Defeasance/Open	3	11,293,000	0.9
Total:	70	$1,277,164,194	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one (1) basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date.  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any nonrecoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Nonrecoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest (with any losses on the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class D, C and B Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements, will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.
Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates and Class A-FX Regular Interest: To interest on the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates and the Class A-FX Regular Interest, pro rata, according to their respective interest entitlements.

2.
Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest: To principal on the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-FX Regular Interest (and, therefore, to the holders of the Class A-FL and Class A-FX Certificates) until its Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest remain outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

3.
Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest: To reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest (and, therefore, to the holders of the Class A-FL and A-FX Certificates), pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.
Class A-S Certificates:  To make distributions on the Class A-S Certificates as follows:  (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates and Class A-FX Regular Interest), to principal on the Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.
Class B Certificates:  To make distributions on the Class B Certificates as follows:  (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB and A-S Certificates and Class A-FX Regular Interest), to principal on the Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.
Class C Certificates:  To make distributions on the Class C Certificates as follows:  (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-S and B Certificates and Class A-FX Regular Interest), to principal on the Class C Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.
After the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates and Class A-FX Regular Interest are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

8.	Amounts distributed in respect of the Class A-FX Regular Interest will generally be allocated between the Class A-FL and A-FX Certificates in accordance with their class percentage interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-SB, A-S and X-A Certificates and the Class A-FX Regular Interest, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, V or R Certificates.  The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates and Class A-FX Regular Interest (and, therefore, the Class A-FL and Class A-FX Certificates) are retired.  For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors – Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates and the Class A-FX Regular Interest (and, therefore, the Class A-FL and Class A-FX Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3, A-SB and the Class A-FX Regular Interest (and, therefore, to holders of the Class A-FL and the Class A-FX Certificates) based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, and A-S Certificates, in that order, and then to the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX Regular Interest pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date.  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB or A-S Certificates or Class A-FX Regular Interest as write-offs in reduction of their Certificate Principal Balances.  The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest on ARD loans and default interest) and assumed debt service payments on the mortgage loans, except to the extent they are deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates and the Class A-FX Regular Interest would be affected on a pari passu basis). Neither the Master Servicer nor the Trustee will be obligated to make advances of delinquent debt service payments on the 100 Church Street pari passu companion loan which is not included in this trust fund.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan (other than any non-serviced mortgage loan), including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the Trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates and Class A-FX Regular Interest (and, therefore, the Class A-FL and Class A-FX Certificates) have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest (other than default interest, excess interest and delinquent interest that was not advanced as a result of Appraisal Reduction Amounts) and then as a recovery of principal until all principal has been recovered.  Any liquidation proceeds remaining thereafter will be applied as a recovery to delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund - The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist when the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer with respect to the mortgage loans (other than any non-serviced mortgage loan), and (ii) the majority subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist when the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance. In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions with respect to the mortgage loans (other than any non-serviced mortgage loan). A “senior consultation period” will exist when either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to the 100 Church Street mortgage loan, sometimes referred to herein as the “non-serviced mortgage loan”, the majority subordinate certificateholder under the WFRBS 2012-C8 securitization will be subject to control and consultation periods substantially similar to the above provisions; provided, however, that the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this transaction will have no effect on the rights of the subordinate class representative under the  WFRBS 2012-C8 securitization.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

During a subordinate control period in the WFRBS 2012-C8 transaction, the majority subordinate certificateholder under the WFRBS 2012-C8 securitization has the right to replace the party acting as special servicer with respect to the 100 Church Street mortgage loan and appoint a successor special servicer for the WFRBS 2012-C8 securitization that will act as special servicer with respect to the 100 Church Street mortgage loan.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative with respect to the mortgage loans (other than any non-serviced mortgage loan) will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans (other than any non-serviced mortgage loan) to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than any non-serviced mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus.

Pursuant to the WFRBS 2012-C8 pooling and servicing agreement and subject to certain limitations set forth in any related intercreditor agreement, the party acting as special servicer with respect to the non-serviced mortgage loan may offer to sell to any person (or may offer to purchase) for cash the non-serviced loan combination during such time as such non-serviced loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the special servicer under the WFRBS 2012-C8 securitization is required to sell the pari passu mortgage loan and related non-serviced pari passu companion loan in any such non-serviced loan combination as a whole loan. The subordinate class representative will generally have consultation rights in connection with such sale.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan (other than any non-serviced mortgage loan), and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans (other than any non-serviced mortgage loan).  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor will be discharged from its duties if and when the Class A-1, A-2, A-FL, A-FX, A-3, A-SB, A-S, B, C and D Certificates are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Certain Terms and Conditions

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that an affiliate of Rialto Real Estate Fund, LP, will be the initial majority subordinate certificateholder.

Loan Combinations:
The mortgaged property identified on Annex A-1 to the Free Writing Prospectus as 100 Church Street secures both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan, which mortgage loans are collectively referred to herein as a “loan combination”. The 100 Church Street loan combination will be serviced under the WFRBS 2012-C8 pooling and servicing agreement.

With respect to the 100 Church Street pari passu mortgage loan, the servicing and administration of the related loan combination will be conducted according to substantially the same provisions as apply to mortgage loans that are not included in a loan combination, except that the holder of the 100 Church Street mortgage loan, or a representative thereof, will have certain notice and consultation rights with respect to the related loan combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

Westside Pavilion
10740-10900 West Pico Boulevard
Los Angeles, CA 90064
SANTA MONICA MTS.
Bel Air
Beverly Hills
West Hollywood
Getty Center
University of California - Los Angeles
Topanga State Park
LA National Cemetery
Westwood
Brentwood
Century City
Century City Shopping Ctr.
20th Century Fox Studios
VA Los Angeles Healthcare
Westwood Park
Los Angeles Country Club
Bel Air Country Club
Brentwood Country Club
Riviera Country Club
MOCA Pacific Design Center
Beverly Center
Cedars-Sinai Medical Center
Beverly Hills City Hall
Farmers Market
Los Angeles Museum of the Holocaust
Pan Pacific Park
LA County Museum of Art
Hancock Park
La Brea Tarpits
Fairfax
LOS ANGELES COUNTY
Cheviot Hills
Downtown Los Angeles 6 miles
Santa Monica
Santa Monica UCLA Medical Center
Santa Monica Fwy
San Diego Fwy
Culver City
La Cienega/ Jefferson
Expo/ La Brea
METRO EXPO LINE
Palms
Mar Vista
SONY Pictures Studios
Santa Monica Airport
Santa Monica College
3rd Street Promenade
Santa Monica Place
Memorial Open Air Theatre
Santa Monica State Beach
Santa Monica Pier/Pacific Place
Los Angeles
West Los Angeles College
Kenneth Hahn State Recr. Area
Ladera Heights
Windsor Hills
Venice
Venice City Beach
Pacific Ocean
Marina del Rey
Fox Hills Mall
Westchester
The Promenade at Howard Hughes Center
Loyola Marymount University
Westchester Golf Course
Inglewood
Los Angeles International Airport
Lennox
Hawthorne
Century Fwy
Aviation/ LAX
El Segundo
Mariposa
Dockweiler Beach State Park
Sunset Blvd
Wilshire Blvd
Santa Monica Blvd
Olympic Blvd
Pico Blvd
National Blvd
Venice Blvd
Washington Blvd
Jefferson Blvd
Slauson Ave
Centinela Ave
Manchester Ave
Century Blvd
Imperial Hwy
Lincoln Blvd
Sepulveda Blvd
Overland Ave
Westwood Blvd
La Cienega Blvd
La Brea Ave
Robertson Blvd
Santa Clarita
San Fernando
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Calabasas
Malibu
Los Angeles
Inglewood
Compton
Torrance
Long Beach
Huntington Beach
Rancho Palos Verdes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Westside Pavilion

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$155,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$155,000,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	12.1%			Size(8):	535,448 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(8):	$289.48
Borrower Name:	Macerich Westside Pavilion Property LLC
Sponsor:	The Macerich Partnership, L.P.			Year Built/Renovated:	1985/2007
Mortgage Rate:	4.470%			Occupancy %(8):	96.6%
Note Date:	September 6, 2012			Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2022			Property Manager:	Macerich Property Management Company, LLC
IO Period(1):	1 month
Loan Term (Original)(1):	121 months			3rd Most Recent NOI (As of):	$15,715,733 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$16,625,930 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$16,404,764 (TTM 6/30/2012)
Loan Amortization Type(1):	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$24,280,126
Call Protection:	L(24),D(93),O(4)			U/W Expenses:	$10,206,231
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$14,073,895
Additional Debt(2):	None			U/W NCF:	$13,153,327
Additional Debt Type(2):	NAP			U/W NOI DSCR:	1.50x
				U/W NCF DSCR:	1.40x
Escrows and Reserves:				U/W NOI Debt Yield:	9.1%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$275,000,000
Taxes(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 14, 2012
Insurance(4)	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.4%
Replacement Reserves(5)	$0	Springing	$79,464	LTV Ratio at Maturity or ARD:	45.5%
TI/LC(6)	$0	Springing	$397,320
Tenant Specific TI/LC(7)	$460,122	$0	NAP

(1)
Due to the timing of the first payment of debt service on November 1, 2012, one month of interest will be deposited with the master servicer on the closing date and represents the interest accrued during the month of October.  As such, the mortgage loan is shown as having a Loan Term (Original) of 121 months.

(2)
Certain direct or indirect owners of the borrower are permitted to pledge their interests in connection with a corporate loan to a Qualified Real Estate Investor (as defined below) subject to certain conditions, as outlined in the loan documents.

(3)	Monthly tax deposits are not required as long as no Trigger Event (as defined below) has occurred and is continuing and the borrower provides lender with proof of full payment within a timely manner.
(4)
Monthly insurance deposits are not required as long as (i) either (x) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies or (y) no Trigger Event exists and is continuing; (ii) no event of default exists and is continuing; and (iii) the borrower provides lender with satisfactory evidence that all insurance premiums have been and continue to be fully and timely paid.

(5)
Monthly replacement reserves are not required as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined below) the borrower is required to deposit monthly replacement reserves in an amount equal to $6,622 (subject to a cap of $79,464).

(6)
Monthly TI/LC reserves are not required as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly payments into the escrow account for tenant improvements and leasing commissions in an amount equal to $33,110 (subject to a cap of $397,320).

(7)	The upfront Tenant Specific TI/LC reserve is related to outstanding tenant improvement allowances for Forever 21 and outstanding tenant improvement allowances and leasing commissions for Urban Home.
(8)	Includes 138,128 square feet of space occupied by Nordstrom, which is a leased fee interest.

The Mortgage Loan.  The mortgage loan (the “Westside Pavilion Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Los Angeles, California (the “Westside Pavilion Property”).  The Westside Pavilion Mortgage Loan was originated on September 6, 2012 by Wells Fargo Bank, National Association. The Westside Pavilion Mortgage Loan had an original principal balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and will accrue interest at an interest rate of 4.470% per annum.  The Westside Pavilion Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires an interest-only payment for the first payment following origination and thereafter will require payments of principal and interest based on a 30-year amortization schedule.  The Westside Pavilion Mortgage Loan will mature on October 1, 2022.  The proceeds from the Westside Pavilion Mortgage Loan, along with an additional $21.3 million of equity from the sponsor, were used to refinance existing debt on the Westside Pavilion Property of approximately $175.0 million, fund upfront reserves of $460,122 and pay closing costs of approximately $859,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

Following the lockout period, the borrower will have the right to defease the Westside Pavilion Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Westside Pavilion Mortgage Loan is prepayable without penalty on or after July 1, 2022.

The Property.  The Westside Pavilion Property is a three-story super regional mall anchored by Macy’s (not part of the collateral), Macy’s Home Store and Nordstrom that contains approximately 755,448 square feet of which 535,448 square feet (includes 138,128 square feet of space occupied by Nordstrom, which is a leased fee interest) secures the Westside Pavilion Mortgage Loan.  The property is situated on 15.4 acres (of which 9.4 acres is part of the collateral) and was built in 1985. The Westside Pavilion Property was most recently renovated and expanded in 2007 with the addition of a 12-screen Landmark Theatre.  Amenities at the Landmark Theatre include assigned seating that can be booked on-line, large soft leather recliners and full size sofas.  In addition, one of the 12 theaters is “age 21 and over” and allows patrons to bring in alcoholic beverages from the wine bar located in the lobby. Parking is provided by 3,387 surface and garage spaces resulting in a parking ratio of 4.42 spaces per every 1,000 square feet of gross leasable area.  The Westside Pavilion Property’s mix of in-line tenants includes American Eagle, Banana Republic, Express, Hollister, Ann Taylor and Forever 21. For the trailing 12-month period ending June 30, 2012, comparable in-line sales (for tenants occupying less than 10,000 square feet) averaged $378 per square foot. Comparable in-line occupancy costs (for tenants occupying less than 10,000 square feet) averaged 24.3% for the trailing 12-month period ending June 30, 2012. As of June 30, 2012, the Westside Pavilion Property was 96.6% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

The following table presents certain information relating to the tenancies at the Westside Pavilion Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Macy's	BBB/Baa3/BBB	220,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Landmark Theatres	NR/NR/NR	43,014	8.0%	$30.25	$1,301,374	10.0%	(3)	13.2%	8/31/2022
Nordstrom(4)	A-/Baa1/A-	138,128	25.8%	$5.56	$767,983	5.9%	$330	1.7%	5/31/2035
Macy’s Home Store	BBB/Baa3/BBB	51,226	9.6%	$14.84	$760,194	5.8%	$184	10.8%	2/1/2014
Total Anchor Tenants - Collateral		232,368	43.4%	$12.18	$2,829,551	21.7%

Major Tenants - Collateral
Urban Home(5)	NR/NR/NR	27,728	5.2%	$32.38	$897,833	6.9%	NAV(6)	NAV(6)	8/31/2022(7)
Westside Tavern	NR/NR/NR	10,737	2.0%	$46.37	$497,866	3.8%	$666	9.7%	1/31/2019
Banana Republic	BBB-/Baa3/BB+	10,580	2.0%	$41.10	$434,838	3.3%	$312	24.1%	1/31/2017
Express	NR/NR/BB	8,773	1.6%	$39.90	$350,043	2.7%	$204	19.8%	1/31/2014
Forever 21	NR/NR/NR	13,525	2.5%	$22.11	$298,986	2.3%	$251	21.0%	1/31/2020
Hokkaido Seafood Buffet	NR/NR/NR	12,847	2.4%	$20.60	$264,648	2.0%	$135	14.9%	1/31/2022
H&M	NR/NR/NR	15,347	2.9%	$11.80	$181,153	1.4%	$288	13.7%	1/31/2020(8)

Total Major Tenants – Collateral		99,537	18.6%	$29.39	$2,925,367	22.4%

Non-Major Tenants - Collateral		185,432	34.6%	$39.27	$7,281,626	55.9%

Occupied Collateral Total		517,337	96.6%	$25.20	$13,036,543	100.0%

Vacant Space		18,111	3.4%

Collateral Total		535,448	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2012.
(3)	Landmark Theatres (12 screens) had sales of $1,159,629 per screen during the trailing 12-month period ending June 30, 2012.
(4)
The Nordstrom main store space (138,128 square feet) is a leased fee interest with an Annual U/W Base Rent of $221,005.  In addition to its main store space, Nordstrom leases storage space with no associated NRSF.  The storage space has an Annual U/W Base Rent of $546,978.  The Annual U/W Base Rent shown includes rent for the main store space and storage space.  Annual U/W Base Rent PSF and Occupancy Cost are based on the total combined rent for the main store space and storage space.

(5)	Urban Home has an executed lease and is in occupancy but does not commence paying rent until September 22, 2012.
(6)	Sales and occupancy costs are unavailable as the tenant took occupancy on May 24, 2012.
(7)
If sales do not meet or exceed $5.0 million from September 1, 2016 through September 30, 2017, the tenant has the right to pay alternative monthly base fixed rent of $37,410 instead of monthly base fixed rent of $74,819 (an “Alternative Rent Period”).  During an Alternative Rent Period, the tenant shall remain obligated to pay all percentage rent and additional rent.  An Alternative Rent Period will continue until the earlier of (i) the date on which the tenant’s gross sales for any 12 consecutive months exceed $5.0 million or (ii) September 30, 2019.  In addition, if sales do not meet or exceed $5.0 million by September 30, 2019, the tenant has the right to terminate its lease upon providing written notice within 30 days and payment of all unamortized tenant improvement costs.

(8)
If sales do not meet or exceed $400 per square foot for the period from July 1, 2012 through June 30, 2013, the tenant has the right to terminate its lease upon providing written notice no later than October 28, 2013. Such termination would become effective on the last day of the 12th full calendar month following delivery of the written notice and upon payment of a termination fee equal to the unamortized portion of tenant improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

The following table presents certain information relating to the lease rollover schedule at the Westside Pavilion Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2012	11	14,688	2.7%	14,688	2.7%	$157,890	1.2%	$10.75
2013	29	55,837	10.4%	70,525	13.2%	$903,940	6.9%	$16.19
2014	10	76,108	14.2%	146,633	27.4%	$1,838,293	14.1%	$24.15
2015	10	19,734	3.7%	166,367	31.1%	$1,029,999	7.9%	$52.19
2016	9	16,521	3.1%	182,888	34.2%	$1,117,561	8.6%	$67.64
2017	14	39,231	7.3%	222,119	41.5%	$1,735,576	13.3%	$44.24
2018	10	15,332	2.9%	237,451	44.3%	$939,828	7.2%	$61.30
2019	8	20,633	3.9%	258,084	48.2%	$1,163,145	8.9%	$56.37
2020	3	29,516	5.5%	287,600	53.7%	$546,730	4.2%	$18.52
2021	3	4,584	0.9%	292,184	54.6%	$209,550	1.6%	$45.71
2022	5	87,025	16.3%	379,209	70.8%	$2,626,047	20.1%	$30.18
Thereafter(4)	2	138,128	25.8%	517,337	96.6%	$767,983	5.9%	$5.56
Vacant	0	18,111	3.4%	535,448	100.0%	$0	0.0%	$0.00
Total/Weighted Average	114	535,448	100.0%			$13,036,543	100.0%	$25.20

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Includes 138,128 square feet of space occupied by Nordstrom, which is a leased fee interest.  In addition, Nordstrom leases storage space with no associated NRSF. The Annual U/W Base Rent shown includes rent for Nordstrom’s main store space ($546,978) and storage space ($221,005). Both leases expire on May 1, 2035.

The following table presents historical occupancy percentages at the Westside Pavilion Property:

Historical Occupancy Percentages(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011

96%	95%	98%	96%	96%

(1)	Information obtained from borrower rent rolls.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011

$22.81	$23.69	$23.83

(1)	The historical average base rent (PSF) calculations are based on borrower provided base rental income figures and total square footage of 535,448.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westside Pavilion Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$12,685,610	$12,757,763	$12,605,188	$13,036,543	$24.35
Grossed Up Vacant Space	0	0	0	653,575	1.22
Percentage Rent	809,757	915,291	777,992	762,028	1.42
Total Reimbursables	11,437,511	10,569,429	10,664,163	10,664,163	19.92
Other Income	2,044,787	2,304,439	2,808,641	3,048,323	5.69
Less Vacancy & Credit(1)	(330,978)	(194,524)	(180,161)	(3,884,506)	(7.25)
Loss
Effective Gross Income	$26,646,689	$26,352,398	$26,675,823	$24,280,126	$45.35

Total Operating Expenses	$10,930,955	$9,726,468	$10,271,059	$10,206,231	$19.06

Net Operating Income	$15,715,733	$16,625,930	$16,404,764	$14,073,895	$26.28
TI/LC	0	0	0	813,478	1.52
Capital Expenditures	0	0	0	107,090	0.20
Net Cash Flow	$15,715,733	$16,625,930	$16,404,764	$13,153,327	$24.57

NOI DSCR	1.67x	1.77x	1.75x	1.50x
NCF DSCR	1.67x	1.77x	1.75x	1.40x
NOI DY	10.1%	10.7%	10.6%	9.1%
NCF DY	10.1%	10.7%	10.6%	8.5%

(1)	The U/W Vacancy & Credit Loss includes an occupancy cost adjustment of approximately $3.2 million.

Appraisal.  As of the appraisal valuation date of August 14, 2012, the Westside Pavilion Property had an “as-is” appraised value of $275,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 16, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  According to the appraisal, the Westside Pavilion Property is located in the West Los Angeles area of Los Angeles, California.  The Westside Pavilion Property is located approximately 10 miles west of downtown Los Angeles, approximately five miles east of the Pacific Ocean at Santa Monica and approximately nine miles north of Los Angeles International Airport.  West Los Angeles incorporates the residential cities of Bel Air, Beverly Hills, Brentwood and West Hollywood, as well as the commercial centers of Century City, Santa Monica and Westwood Village.  The University of California, Los Angeles (“UCLA”), which reports student enrollment of approximately 40,000 students, and the UCLA Medical Center are both located approximately one-mile north of the Westside Pavilion Property.  The population within a three-mile and five-mile radius of the Westside Pavilion Property is 318,960 and 676,175, respectively.  The average household income within the same three-mile and five-mile radii is $91,826 and $94,415, respectively.

According to the appraisal, the Westside Pavilion Property is located in the Santa Monica/Westside/Downtown retail submarket of Los Angeles, which contains approximately 5.3 million square feet of retail space or approximately 7.9% of the total Los Angeles retail market.  The submarket vacancy is 5.4% and reported asking rents were $39.80 per square foot as of the second quarter of 2012.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Westside Pavilion Property:

Competitive Set(1)

	Westside Pavilion (Subject)	Westfield Century City	Beverly Center	Santa Monica Place	The Grove
Market	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Santa Monica, CA	Los Angeles, CA
Distance from Subject	--	2.0 miles	4.6 miles	5.0 miles	5.8 miles
Property Type	Super Regional Center	Super Regional Center	Super Regional Center	Super Regional Center	Lifestyle Center
Year Built/Renovated	1985/2007	1963/2006	1982/2009	1980/2010	2002/NAP
Anchors	Macy’s, Macy’s Home Store, Nordstrom, Landmark Theatres	Macy’s, Bloomingdale’s, Gelson’s Theaters	Macy’s, Macy’s Men’s, Bloomingdales	Nordstrom, Bloomingdale’s	Nordstrom, Pacific Theatres
Total GLA	755,448 SF	877,179 SF	882,575 SF	550,000 SF	575,000 SF
Total Occupancy	97%	97%	97%	90%	100%

(1)	Information obtained from appraisal dated August 22, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

The Borrower.  The borrower is Macerich Westside Pavilion Property LLC, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westside Pavilion Mortgage Loan.  The Macerich Partnership, L.P., the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Westside Pavilion Mortgage Loan.

The Sponsor.  The sponsor for the Westside Pavilion Mortgage Loan is The Macerich Partnership, L.P. (“Macerich”).  Macerich, founded in 1964, is a publically traded REIT that has ownership interests in 62 regional shopping centers totaling approximately 64.0 million square feet. Between 2010 and 2012, Macerich had ownership interests in five malls that either defaulted, were foreclosed upon or were the subject of deeds-in-lieu of foreclosure.  See “Description of the Mortgage Pool – Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.   The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no Trigger Event (as defined below) exists and is continuing and (ii) the borrower provides lender with satisfactory evidence that all taxes have been and continue to be fully and timely paid prior to the date such taxes would be delinquent.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) either (x) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies or (y) no Trigger Event exists and is continuing; (ii) no event of default exists and is continuing; and (iii) the borrower provides lender with satisfactory evidence that all insurance premiums have been and continue to be fully and timely paid.  The loan documents do not require monthly escrows of replacement reserves as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined below), the borrower is required to deposit monthly replacement reserves in an amount equal to $6,622 (subject to a cap of $79,464). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly payments into the escrow account for tenant improvements and leasing commissions in an amount equal to $33,110 (subject to a cap of $397,320).  Upon origination, the borrower was required to make an initial deposit of $460,122 into a tenant specific tenant improvements and leasing commissions account in connection with outstanding tenant improvement allowances for Forever 21 ($141,250) and outstanding tenant improvement allowances ($207,960) and leasing commissions ($110,912) for Urban Home.

A “Trigger Event” will exist upon the occurrence of an event of default or in the event that the actual debt service coverage ratio, as of the last day of the most recent calendar quarter, is less than 1.20x.  A “Trigger Event Cure” shall occur upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Lockbox and Cash Management.  The Westside Pavilion Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Westside Pavilion Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Other than during a Trigger Event, all excess funds on deposit are distributed to the borrower.

Property Management.  The Westside Pavilion Property is currently managed by Macerich Property Management Company, LLC, an affiliate of the Westside Pavilion Mortgage Loan sponsor.

Assumption.  On or after September 6, 2013, the borrower has a one-time right to transfer the Westside Pavilion Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Westside Pavilion Mortgage Loan and that certain other conditions are satisfied, including: (i) the borrower pays an assumption fee of $250,000; (ii) the transferee satisfies certain criteria as a Qualified Real Estate Investor (as defined below); (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates. Additionally, transfers of equity interests in the borrower are permitted as long as not less than 51.0% of equity interests in the borrower are owned, directly or indirectly, by a Qualified Real Estate Investor and a Qualified Real Estate Investor controls the borrower.

In addition, the borrower has a one-time right to perform a sale or transfer of up to 80.0% of the equity interest, direct or indirect, in the borrower without the consent of the lender and without the payment of any fee in relation thereto, provided that the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the transferee shall be one or more Qualified Real Estate Investors; (iii) the property will continue to be managed by a qualified manager (as defined in the loan agreement); and (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2012-LC5 Certificates.

A “Qualified Real Estate Investor” means an entity which meets certain criteria, including but not limited to: (i) total assets in name or under management in excess of $600.0 million; (ii) shareholder’s equity in excess of $250.0 million and liquidity of at least $25.0 million; (iii) is regularly engaged in the business of owning an interest (either directly or indirectly) in at least seven regional malls, exclusive of the Westside Pavilion Property, totaling at least five million square feet; and (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTSIDE PAVILION

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westside Pavilion Property; provided, however that the borrower shall not be required to spend more than 150% of the cost of a stand-alone policy for terrorism insurance immediately prior to the date that TRIPRA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn

Holiday Inn – Arlington, TX

COURTYARD
Marriott

Courtyard Marriott – Tyler, TX

Courtyard Marriott – Lufkin, TX

Hampton Inn & Suites – Longview, TX

Hampton
Inn & Suites

Hampton Inn & Suites – Longview, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

OKLAHOMA
ARKANSAS
LOUISIANA
TEXAS
Gulf of Mexico
Altus
Lawton
Childress
Duncan
Waurika
Ardmore
Vernon
Burkburnett
Wichita Falls
Durant
Hugo
Idabel
Paris
Denison
Sherman
Gainesville
Bowie
Bonham
Texarkana
Magnolia
El Dorado
Denton
McKinney
Greenville
Decatur
Plano
Garland
Fort Worth
Dallas
Arlington
Weatherford
Terrell
Sulphur Springs
Mount Pleasant
Snyder
Sweetwater
Abilene
Breckenridge
Stephenville
Cleburne
Waxahachie
Longview
Marshall
Tyler
Athens
Henderson
Carthage
Shreveport
Bossier City
Corsicana
Palestine
Nacogdoches
Brownwood
San Angelo
Waco
Gatesville
Lufkin
Crockett
Brady
Killeen
Copperas Cove
Temple
Jasper
Georgetown
Bryan
College Station
Huntsville
Cedar Park
Austin
Buda
Lockhart
San Marcos
New Braunfels
San Antonio
Brenham
Conroe
Humble
Beaumont
Orange
Houston
Baytown
Sugar Land
La Porte
Pearland
Texas City
Port Arthur
Lake Charles
Starwood Capital Hotel Portfolio
1 Courtyard Marriott - Tyler, TX Tyler, TX
2 Holiday Inn - Arlington, TX Arlington, TX
3 Courtyard Marriott - Lufkin, TX Lufkin, TX
4 Hampton Inn & Suites - Waco, TX Waco, TX
5 Hampton Inn & Suites - Longview, TX Longview, TX
6 Courtyard Marriott - Wichita Falls, TX Wichita Falls, TX
7 Holiday Inn Express - Tyler, TX Tyler, TX
8 Holiday Inn Express - Huntsville, TX Huntsville, TX
9 Holiday Inn Express - Paris, TX Paris, TX
10 Hampton Inn & Suites - Buda, TX Buda, TX
11 Hampton Inn - Sweetwater, TX Sweetwater, TX
12 Candlewood Suites - Texarkana, TX Texarkana, TX
13 Holiday Inn Express - Texarkana, AR Texarkana, AR
14 Hampton Inn & Suites - Decatur, TX Decatur, TX
15 Holiday Inn Express - Terrell, TX Terrell, TX
16 Holiday Inn Express - Altus, OK Altus, OK
17 Comfort Suites - Buda, TX Buda, TX
18 Fairfield Inn & Suites - Weatherford, TX Weatherford, TX
19 Comfort Inn & Suites - Paris, TX Paris, TX
20 Country Inn & Suites - Humble, TX Humble, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Capital Hotel Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Type:	Hospitality
Original Principal Balance:	$110,000,000	Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$110,000,000	Location:	Various – See Table
% of Initial Pool Balance:	8.6%	Size:	1,735 rooms
Loan Purpose:	Acquisition	Cut-off Date Principal	$63,401
Borrower Names(1):	Various	Balance Per Room:
Sponsors(2):	Various	Year Built/Renovated:	Various/NAP – See Table
Mortgage Rate:	4.550%	Occupancy %:	70.1%
Note Date:	August 29, 2012	Occupancy % Source Date:	March 31, 2012
Anticipated Repayment Date:	NAP	Title Vesting:	Fee
Maturity Date:	September 1, 2017	Property Manager:	Hersha Hospitality Management, L.P.
IO Period:	12 months
Loan Term (Original):	60 months	3rd Most Recent NOI (As of):	$11,690,261 (12/31/2010)
Seasoning:	0 months	2nd Most Recent NOI (As of):	$16,833,510 (12/31/2011)
Amortization Term (Original):	360 months	Most Recent NOI (As of):	$17,755,740 (TTM 3/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	U/W Revenues:	$44,680,174
Call Protection:	L(24),D or GRTR 1% or YM(29),O(7)	U/W Expenses:	$27,367,898
Lockbox Type:	Soft/Springing Cash Management	U/W NOI:	$17,312,276
Additional Debt:	None	U/W NCF:	$15,525,069
Additional Debt Type:	NAP	U/W NOI DSCR:	2.57x
U/W NCF DSCR:	2.31x
Escrows and Reserves:	U/W NOI Debt Yield:	15.7%
U/W NCF Debt Yield:	14.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$168,200,000
Taxes	$1,909,036	$159,086	NAP	As-Is Appraisal Valuation Date:	Various
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.4%
FF&E	$0	(4)	NAP	LTV Ratio at Maturity or ARD:	61.1%
Environmental(5)	$1,005,750	$0	NAP

(1)
The borrower names are TXHP Altus, L.L.C.; TXHP Arlington, L.L.C.; TXHP Buda 1, L.L.C.; TXHP Buda 2, L.L.C.; TXHP Humble, L.L.C.; TXHP Paris 1, L.L.C.; TXHP Paris 2 L.L.C.; TXHP Terrell, L.L.C.; TXHP Weatherford, L.L.C.; TXHP Decatur, L.L.C.; TXHP Huntsville, L.L.C.; TXHP Sweetwater, L.L.C.; TXHP Texarkana 1, L.L.C.; TXHP Texarkana 2, L.L.C.; TXHP Longview, L.L.C.; TXHP Lufkin 1, L.L.C.; TXHP Tyler 1, L.L.C.; TXHP Tyler 2, L.L.C.; TXHP Waco 1, L.L.C.; and TXHP Wichita Falls, L.L.C.

(2)
The loan sponsors are Starwood U.S. Opportunity Fund VIII-J, L.P.; Starwood Global Opportunity Fund VIII-J, L.P.; Starwood U.S. Opportunity Fund VIII-1, L.P.; Starwood Global Opportunity Fund VIII, L.P.; Starwood Capital Hospitality Fund II U.S., L.P.; and Starwood Capital Hospitality Fund II Global, L.P.  The six individual guarantors are subentities of two larger Starwood funds: Starwood Capital Hospitality Fund II and Starwood Opportunity Fund VIII.

(3)
Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

(4)
As long as the Starwood Capital Hotel Portfolio properties are managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be $158,479 from October 2012 through September 2013 and thereafter will be 4.0% of total revenues, as calculated pursuant to the terms of the management agreement.  If the Starwood Capital Hotel Portfolio properties are not managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be 4.0% of gross revenues (as defined in the loan agreement) from the prior calendar month.

(5)	The upfront environmental reserve represents 125% of the estimated cost of mold remediation at 14 properties (see “Environmental” below).

The Mortgage Loan.  The mortgage loan (the “Starwood Capital Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in 16 limited service hotels and four full service hotels located in Texas, Arkansas and Oklahoma (the “Starwood Capital Hotel Portfolio Properties”).  The Starwood Capital Hotel Portfolio Mortgage Loan was originated on August 29, 2012 by Wells Fargo Bank, National Association.  The Starwood Capital Hotel Portfolio Mortgage Loan had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 4.550% per annum.  The Starwood Capital Hotel Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Starwood Capital Hotel Portfolio Mortgage Loan matures on September 1, 2017. The proceeds from the Starwood Capital Hotel Portfolio Mortgage Loan, along with approximately $64.0 million of equity from the sponsor, were used to acquire the Starwood Capital Hotel Portfolio Properties for approximately $166.9 million, fund upfront reserves of approximately $2.9 million and pay closing costs of approximately $4.2 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Following the lockout period, the borrower has the right to either (i) defease the Starwood Capital Hotel Portfolio Mortgage Loan in whole, or in part, or (ii) voluntarily prepay the Starwood Capital Hotel Portfolio Mortgage Loan in whole, or in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being paid.  In addition, the Starwood Capital Hotel Portfolio Mortgage Loan is prepayable without penalty on or after March 1, 2017.

The Properties.  The Starwood Capital Hotel Portfolio Mortgage Loan is secured by the borrower’s fee interest in 16 limited service hotels and four full service hotels located in Texas, Arkansas and Oklahoma. The Starwood Capital Hotel Portfolio Properties comprise a total of 1,735 rooms.

The following table presents certain information relating to the Starwood Capital Hotel Portfolio Properties:

Property Name	Specific Property Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Courtyard Marriott – Tyler, TX	Full Service	$12,615,000	11.5%	121	$104,256	2010/NAP	$18,400,000
Holiday Inn – Arlington, TX	Full Service	$9,925,000	9.0%	147	$67,517	2008/NAP	$14,700,000
Courtyard Marriott – Lufkin, TX	Full Service	$9,350,000	8.5%	101	$92,574	2009/NAP	$13,400,000
Hampton Inn & Suites – Waco, TX	Limited Service	$8,735,000	7.9%	123	$71,016	2008/NAP	$12,700,000
Hampton Inn & Suites – Longview, TX	Limited Service	$8,100,000	7.4%	91	$89,011	2008/NAP	$11,600,000
Courtyard Marriott – Wichita Falls, TX	Full Service	$7,525,000	6.8%	93	$80,914	2009/NAP	$12,100,000
Holiday Inn Express – Tyler, TX	Limited Service	$6,200,000	5.6%	88	$70,455	2000/NAP	$9,400,000
Holiday Inn Express – Huntsville, TX	Limited Service	$6,150,000	5.6%	87	$70,690	2008/NAP	$8,800,000
Holiday Inn Express – Paris, TX	Limited Service	$4,750,000	4.3%	84	$56,548	2009/NAP	$7,100,000
Hampton Inn & Suites – Buda, TX	Limited Service	$4,600,000	4.2%	74	$62,162	2008/NAP	$8,500,000
Hampton Inn – Sweetwater, TX	Limited Service	$4,400,000	4.0%	72	$61,111	2009/NAP	$6,500,000
Candlewood Suites – Texarkana, TX	Limited Service	$4,250,000	3.9%	80	$53,125	2009/NAP	$6,100,000
Holiday Inn Express – Texarkana, AR	Limited Service	$4,250,000	3.9%	88	$48,295	2009/NAP	$6,100,000
Hampton Inn & Suites – Decatur, TX	Limited Service	$4,180,000	3.8%	74	$56,486	2008/NAP	$6,100,000
Holiday Inn Express – Terrell, TX	Limited Service	$3,975,000	3.6%	68	$58,456	2007/NAP	$5,700,000
Holiday Inn Express & Suites – Altus, OK	Limited Service	$3,775,000	3.4%	68	$55,515	2008/NAP	$5,400,000
Comfort Suites – Buda, TX	Limited Service	$2,650,000	2.4%	72	$36,806	2009/NAP	$5,000,000
Fairfield Inn & Suites – Weatherford, TX	Limited Service	$1,825,000	1.7%	86	$21,221	2009/NAP	$4,000,000
Comfort Inn & Suites – Paris, TX	Limited Service	$1,645,000	1.5%	56	$29,375	2009/NAP	$3,100,000
Country Inn & Suites – Humble, TX	Limited Service	$1,100,000	1.0%	62	$17,742	2001/NAP	$3,500,000
Total/Weighted Average		$110,000,000	100.0%	1,735	$63,401		$168,200,000

Courtyard Marriott - Tyler, TX (11.5% of Portfolio Cut-off Date Principal Balance)

The property is a 121-room, full service hotel located in Tyler, Texas.  The property was built in 2010 and the amenities include an indoor pool, hot tub, fitness center, business center, restaurant and a Starbucks coffee shop. The Courtyard Marriott – Tyler, TX’s franchise agreement expires in July 2030.

Tyler, Texas is located approximately 95 miles southeast of the Dallas central business district, approximately 98 miles west of Shreveport, Louisiana and approximately 10 miles south of Interstate Highway 20.  Interstate Highway 20 is the primary east/west transportation route across North Texas and connects the Dallas/Fort Worth Metroplex to Shreveport, Louisiana.  Tyler benefits from the energy extraction industry and the surrounding area has experienced an increase in oil drilling and refining due to its proximity to the Haynesville Shale natural gas deposit.  According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 644 rooms.   The demand segment for the competitive market is estimated at 58% commercial, 27% leisure, 9% meeting and group and 6% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Courtyard Marriott – Tyler, TX)(1)

	Competitive Set			Courtyard Marriott – Tyler, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	68.2%	$94.95	$64.79	66.4%	$113.55	$75.35	97.3%	119.6%	116.3%
6/30/2011 TTM	69.1%	$93.82	$64.82	56.9%	$110.96	$63.18	82.4%	118.3%	97.5%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Courtyard Marriott - Tyler, TX opened in July 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn - Arlington, TX (9.0% of Portfolio Cut-off Date Principal Balance)

The property is a 147-room, full service hotel located in Arlington, Texas.  The property was built in 2008 and the amenities include an indoor pool, hot tub, fitness center, restaurant and bar, business center, high speed internet and a media room.  The Holiday Inn – Arlington, TX’s franchise agreement expires in August 2022.

Arlington, Texas is located approximately 20 miles west of the Dallas central business district and approximately 13 miles east of the Fort Worth central business district.  The property is located less than two miles away from a large entertainment complex, which includes Six Flags Over Texas, the new Dallas Cowboys Stadium and Ameriquest Field (the home of the Texas Rangers).  Six Flags Over Texas is an international tourist destination with over 6.5 million visitors per year, and the new Dallas Cowboys Stadium hosted the 2011 NFL Super Bowl and the 2010 NBA All-Star game.  According to the appraisal, the property’s primary competitive set consists of eight hotels, including the subject property, with a total of 1,085 rooms.   The demand segment for the competitive market is estimated at 51% commercial, 29% leisure, 16% meeting and group and 4% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn – Arlington, TX)(1)

	Competitive Set			Holiday Inn – Arlington, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	60.5%	$107.26	$64.87	64.3%	$104.18	$66.96	106.3%	97.1%	103.2%
6/30/2011 TTM	53.9%	$110.80	$59.67	60.7%	$104.99	$63.71	112.7%	94.8%	106.8%
6/30/2010 TTM	52.1%	$101.84	$53.11	56.3%	$92.31	$51.97	108.0%	90.6%	97.9%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

Courtyard Marriott – Lufkin, TX (8.5% of Portfolio Cut-off Date Principal Balance)

The property is a 101-room, full service hotel located in Lufkin, Texas.  The property was built in 2009 and the amenities include an indoor pool, fitness center, business center and a restaurant. The Courtyard Marriott – Lufkin, TX’s franchise agreement expires in October 2029.

Lufkin, Texas is located approximately 180 miles southeast of the Dallas central business district, approximately 120 miles north of the Houston central business district and approximately 100 miles southwest of Shreveport, Louisiana.  The property is located approximately two miles north of the Lufkin central business district, which is home to major employers such as Brookshire Brothers Food & Pharmacy, Lufkin Industries (a manufacturer of oilfield equipment) and Pilgrim’s Pride.   According to the appraisal, the property is the newest and only full service hotel within its competitive set, which consists of five hotels, including the subject property, with a total of 375 rooms.  The demand segment for the competitive market is estimated at 67% commercial, 24% leisure and 9% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Courtyard Marriott – Lufkin, TX)(1)

	Competitive Set			Courtyard Marriott – Lufkin, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	63.1%	$96.20	$60.67	72.6%	$104.85	$76.15	115.2%	109.0%	125.5%
6/30/2011 TTM	59.2%	$96.69	$57.24	67.8%	$103.65	$70.32	114.6%	107.2%	122.8%
6/30/2010 TTM	53.1%	$99.84	$53.01	44.7%	$102.64	$45.93	84.3%	102.8%	86.6%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Courtyard Marriott - Lufkin, TX opened in October 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Hampton Inn & Suites – Waco, TX (7.9% of Portfolio Cut-off Date Principal Balance)

The property is a 123-room, limited service hotel located in Waco, Texas.  The property was built in 2008 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Hampton Inn & Suites – Waco, TX’s franchise agreement expires in August 2028.

Waco, Texas is located approximately 90 miles southwest of the Dallas central business district and is situated along the Interstate Highway 35 corridor.  The Waco economy is significantly dependent on Baylor University, which is located just northeast of the property.  Baylor University had a 2011 enrollment of over 15,000 students and is the largest employer in Waco.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 709 rooms.  The demand segment for the competitive market is estimated at 69% commercial, 20% leisure and 11% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Waco, TX)(1)

	Competitive Set			Hampton Inn & Suites – Waco, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	66.2%	$107.13	$70.90	74.1%	$102.90	$76.28	112.0%	96.1%	107.6%
6/30/2011 TTM	59.6%	$104.57	$62.29	71.9%	$102.95	$74.00	120.7%	98.4%	118.8%
6/30/2010 TTM	57.5%	$103.67	$59.60	67.2%	$107.03	$71.94	116.9%	103.2%	120.7%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

Hampton Inn & Suites – Longview, TX (7.4% of Portfolio Cut-off Date Principal Balance)

The property is a 91-room, limited service hotel located in Longview, Texas.  The property was built in 2008 and the amenities include an indoor pool, hot tub, fitness center, complimentary breakfast and one meeting room.  The Hampton Inn & Suites – Longview, TX’s franchise agreement expires in February 2029.

Longview, Texas is located approximately 125 miles east of the Dallas central business district and approximately 50 miles west of Shreveport, Louisiana, along Interstate Highway 20.  Interstate Highway 20 is the primary east/west transportation route across North Texas and connects the Dallas/Fort Worth Metroplex to Shreveport, Louisiana.  The largest employers in Longview are Good Shepherd Medical Center, Eastman Chemical and Wal-Mart Stores, Inc.  According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 386 rooms. The demand segment for the competitive market is estimated at 72% commercial, 23% leisure and 6% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Longview, TX)(1)

	Competitive Set			Hampton Inn & Suites – Longview, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	71.0%	$89.69	$63.68	77.1%	$112.45	$86.64	108.5%	125.4%	136.1%
6/30/2011 TTM	65.1%	$89.44	$58.21	68.9%	$113.01	$77.89	105.9%	126.3%	133.8%
6/30/2010 TTM	62.6%	$92.33	$57.82	63.0%	$113.99	$71.77	100.5%	123.5%	124.1%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Courtyard Marriott- Wichita Falls, TX (6.8% of Portfolio Cut-off Date Principal Balance)

The property is a 93-room, full service hotel located in Wichita Falls, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, bar and restaurant and a business center.  The Courtyard Marriott - Wichita Falls, TX’s franchise agreement expires in December 2029.

Wichita Falls, Texas is located approximately 120 miles northeast of the Abilene central business district and approximately 125 miles northwest of the Dallas central business district.  Wichita Falls is linked to major southwestern, western and mid-western cities by Interstate 44, United States Highways 82, 281, 277 and 287 and Texas State Route 79.  Major demand is generated by the Sheppard Air Force Base, approximately 12 miles north of the property, as well as local healthcare facilities, such as United Regional Healthcare Systems.  According to the appraisal, the property is the newest hotel in the competitive market; the primary competitive set consists of six hotels, including the subject property, with a total of 551 rooms.  The demand segment for the competitive market is estimated at 62% commercial, 19% leisure, 14% meeting and group and 6% discount and government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Courtyard Marriott – Wichita Falls, TX)(1)

	Competitive Set			Courtyard Marriott – Wichita Falls, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	63.5%	$87.91	$55.83	73.4%	$96.58	$70.87	115.5%	109.9%	126.9%
6/30/2011 TTM	62.7%	$86.45	$54.18	66.0%	$93.57	$61.72	105.2%	108.2%	113.9%
6/30/2010 TTM	61.0%	$88.12	$53.72	52.6%	$88.78	$46.71	86.3%	100.7%	87.0%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Courtyard Marriott - Wichita Falls, TX opened in December 2009.

Holiday Inn Express – Tyler, TX (5.6% of Portfolio Cut-off Date Principal Balance)

The property is an 88-room, limited service hotel located in Tyler, Texas.   The property was built in 2000 and the amenities include an indoor pool, hot tub, fitness center, business center, complimentary breakfast and one meeting room.   The Holiday Inn Express – Tyler, TX’s franchise agreement expires in August 2022.

Tyler, Texas is located approximately 95 miles southeast of the Dallas central business district, approximately 98 miles west of the Shreveport, Louisiana central business district and approximately 10 miles south of Interstate Highway 20.  Interstate Highway 20 is the primary east/west transportation route across North Texas and connects the Dallas/Fort Worth Metroplex to Shreveport, Louisiana.  Tyler benefits from the energy extraction industry and the surrounding area has experienced an increase in oil drilling and refining due to its proximity to the Haynesville Shale natural gas deposit. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 669 rooms.  The demand segment for the competitive market is estimated at 55% commercial, 28% leisure, 10% meeting and group and 7% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Tyler, TX)(1)

	Competitive Set			Holiday Inn Express –Tyler, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	65.5%	$91.18	$59.72	74.0%	$102.20	$75.61	112.9%	112.1%	126.6%
6/30/2011 TTM	66.2%	$90.14	$59.70	73.5%	$103.22	$75.88	111.0%	114.5%	127.1%
6/30/2010 TTM	62.3%	$93.16	$58.07	68.5%	$109.59	$75.07	109.9%	117.6%	129.3%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn Express– Huntsville, TX (5.6% of Portfolio Cut-off Date Principal Balance)

The property is an 87-room, limited service hotel located in Huntsville, Texas. The property was built in 2008 and the amenities include an indoor pool, fitness center, business center and one meeting room. The Holiday Inn Express – Huntsville, TX’s franchise agreement expires in August 2022.

Huntsville, Texas is located approximately 60 miles north of the Houston central business district.  Sam Houston State University, which was founded in 1879 and reported enrollment of 17,618 students for the fall of 2011, is located in Huntsville.  The largest employer in Huntsville is the Texas Department of Criminal Justice, which has maintained its headquarters in Huntsville for the past 160 years.  According to the appraisal, the property is the newest hotel in the competitive market and the primary competitive set consists of five hotels, including the subject property, with a total of 374 rooms.  The demand segment for the competitive market is estimated at 62% commercial, 31% leisure and 7% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Huntsville, TX)(1)

	Competitive Set			Holiday Inn Express & Suites - Huntsville, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	46.3%	$68.35	$31.67	77.5%	$94.31	$73.07	167.2%	138.0%	230.7%
6/30/2011 TTM	43.1%	$66.66	$28.70	70.1%	$95.12	$66.65	162.7%	142.7%	232.2%
6/30/2010 TTM	40.7%	$71.36	$29.06	69.7%	$94.06	$65.55	171.1%	131.8%	225.6%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

Holiday Inn Express – Paris, TX (4.3% of Portfolio Cut-off Date Principal Balance)

The property is an 84-room, limited service hotel located in Paris, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, business center and fitness room.  The Holiday Inn Express – Paris, TX’s franchise agreement expires in August 2022.

Paris, Texas is located approximately 95 miles northeast of the Dallas central business district, 63 miles east of Sherman, Texas and 85 miles west of Texarkana, Texas.  Primary access to the area is provided by United States Highway 271, State Highway Loop 286 and United States Highway 82.  Paris is home to two hospitals, Dubuis Hospital of Paris and Paris Regional Medical Center, which serve a wide area, including portions of southeastern Oklahoma.  In addition, corporate demand is driven in part by manufacturing plants for Campbell’s Soup and Kimberly Clark, among others.  According to the appraisal, the property’s competitive set consists of four hotels, including the subject property, with a total of 278 rooms.  The demand segment for the competitive market is estimated at 54% commercial, 24% leisure, 14% discount and government and 8% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Paris, TX)(1)

	Competitive Set			Holiday Inn Express – Paris, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	58.7%	$76.92	$45.15	66.1%	$92.61	$61.21	112.6%	120.4%	135.6%
6/30/2011 TTM	52.9%	$77.91	$41.20	62.1%	$89.53	$55.56	117.4%	114.9%	134.9%
6/30/2010 TTM	45.7%	$79.24	$36.18	50.8%	$90.30	$45.83	111.2%	114.0%	126.7%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Holiday Inn Express – Paris, TX opened in June 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Hampton Inn & Suites - Buda, TX (4.2% of Portfolio Cut-off Date Principal Balance)

The property is a 74-room, limited service hotel located in Buda, Texas.  The property was built in 2008 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Hampton Inn & Suites – Buda, TX’s franchise agreement expires in January 2029.  The loan documents permit the franchisor to be replaced with Marriott International, Inc. on approved terms.

Buda, Texas is located approximately 15 miles south of the Austin central business district and approximately 45 miles north of San Antonio.  Primary access is provided by Interstate Highway 35, which connects the area to Austin to the north and San Antonio to the south.  Due to its location within the Austin-San Antonio Corridor, Buda is well positioned to serve the needs of the high tech research community of Austin and the retail needs of the high-volume traffic along Interstate Highway 35.  Major retail attractions include the only Cabela’s retail store within 200 miles as well as the Premium Outlets and Tanger Outlets, both located in San Marcos, approximately 12 miles to the south.  According to the appraisal, the property’s competitive set consists of seven hotels, including the subject property, with a total of 621 rooms.  The demand segment for the competitive market is estimated at 69% commercial, 22% leisure and 9% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Buda, TX)(1)

	Competitive Set			Hampton Inn & Suites – Buda, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	64.9%	$92.40	$59.95	77.1%	$99.40	$76.67	118.9%	107.6%	127.9%
6/30/2011 TTM	64.0%	$86.86	$55.61	71.1%	$95.74	$68.07	111.1%	110.2%	122.4%
6/30/2010 TTM	56.8%	$84.21	$47.83	60.6%	$93.51	$56.64	106.6%	111.0%	118.4%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

Hampton Inn - Sweetwater, TX (4.0% of Portfolio Cut-off Date Principal Balance)

The property is a 72-room, limited service hotel located in Sweetwater, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast, meeting space and a sundry shop.  The Hampton Inn – Sweetwater, TX’s franchise agreement expires in January 2030.

Sweetwater, Texas is located approximately 35 miles west of Abilene, Texas along Interstate Highway 20.  Interstate Highway 20 is a major transportation route for trucking and distribution and connects the Dallas/Fort Worth Metroplex to all parts of West Texas.  Sweetwater benefits from its location on the easterly fringe of the West Texas oil patch, which leads to a large amount of drilling activity in the area.  The area is expected to benefit from the expansion of the local oil and gas industry as well as continued employment at Dyess Air Force Base.  According to the appraisal, the property’s competitive set consists of five hotels, including the subject property, with a total of 388 rooms.  The demand segment for the competitive market is estimated at 86% commercial and 14% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn – Sweetwater, TX)(1)

	Competitive Set			Hampton Inn – Sweetwater, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	86.2%	$82.20	$70.82	78.9%	$87.97	$69.43	91.6%	107.0%	98.0%
6/30/2011 TTM	76.6%	$68.25	$52.27	74.9%	$62.98	$47.17	97.8%	92.3%	90.3%
6/30/2010 TTM	54.2%	$71.81	$38.90	27.6%	$75.95	$21.00	51.0%	105.8%	54.0%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Hampton Inn - Sweetwater, TX opened in November 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Candlewood Suites – Texarkana, TX (3.9% of Portfolio Cut-off Date Principal Balance)

The property is an 80-room, limited service hotel located in Texarkana, Texas.  The property was built in 2009 and the amenities include a fitness center, convenience store and guest laundry services.  The Candlewood Suites – Texarkana, TX’s franchise agreement expires in August 2022.

Texarkana, Texas is located along the Arkansas and Texas border, approximately 176 miles northeast of the Dallas/Fort Worth Metroplex and approximately 135 southwest of Little Rock, Arkansas. Primary access is provided by Interstate Highway 30, which is the primary east/west highway for the region, connecting Dallas, Memphis and Little Rock.  The largest employer is the Red River Army Depot, which is scheduled to add up to 300 jobs in 2012 as the army is relocating personnel from the Anniston Army Depot in Alabama.  Other major employers in the area include Christus St. Michael Health System and Cooper Tire & Rubber Co.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 489 rooms.   The demand segment for the competitive market is estimated at 62% commercial, 21% leisure, 11% government and 6% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Candlewood Suites – Texarkana, TX)(1)

	Competitive Set			Candlewood Suites – Texarkana, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	69.3%	$85.11	$59.03	90.1%	$79.30	$71.45	129.9%	93.2%	121.1%
6/30/2011 TTM	67.6%	$86.89	$58.73	75.2%	$78.07	$58.73	111.3%	89.9%	100.0%
6/30/2010 TTM	74.3%	$87.65	$65.09	62.6%	$77.18	$48.34	84.3%	88.1%	74.3%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Candlewood Suites – Texarkana, TX opened in May 2009.

Holiday Inn Express - Texarkana, AR (3.9% of Portfolio Cut-off Date Principal Balance)

The property is an 88-room, limited service hotel located in Texarkana, Arkansas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, fitness center, business center and one meeting room.  The Holiday Inn Express – Texarkana, AR’s franchise agreement expires in August 2022.

Texarkana, Arkansas is located along the Arkansas and Texas border, approximately 178 miles northeast of the Dallas/Fort Worth Metroplex and approximately 135 miles southwest of Little Rock, Arkansas.  Primary access is provided by Interstate Highway 30, which is the primary east/west highway for the region, connecting Dallas, Memphis and Little Rock.  The largest employer is the Red River Army Depot, which is scheduled to add up to 300 jobs in 2012 as the army is relocating personnel from the Anniston Army Depot in Alabama.  Other major employers in the area include Christus St. Michael Health System and Cooper Tire & Rubber Co.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 508 rooms.  The demand segment for the competitive market is estimated at 61% commercial, 25% leisure, 9% meeting and group and 6% discount and government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Texarkana, AR)(1)

	Competitive Set			Holiday Inn Express – Texarkana, AR(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	60.8%	$85.82	$52.21	78.0%	$88.92	$69.38	128.2%	103.6%	132.9%
6/30/2011 TTM	62.4%	$85.38	$53.30	68.6%	$88.36	$60.63	109.9%	103.5%	113.8%
6/30/2010 TTM	65.3%	$88.34	$57.66	50.8%	$86.50	$43.95	77.8%	97.9%	76.2%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Holiday Inn Express - Texarkana, AR opened in September 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Hampton Inn & Suites – Decatur, TX (3.8% of Portfolio Cut-off Date Principal Balance)

The property is a 74-room, limited service hotel located in Decatur, Texas.  The property was built in 2008 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast, meeting space and a sundry shop.  The Hampton Inn & Suites – Decatur, TX’s franchise agreement expires in November 2028.

Decatur, Texas is located approximately 38 miles northwest of the Fort Worth central business district.  Primary access to the area is provided by United States Highway 287 from the north and south and United States Highway 380 from the east and west.  Decatur benefits from its close proximity to oil and gas demand generators, such as the Barnett Shale natural gas formation.  Furthermore, several national companies, such as Baker Hughes, Devon Energy, Landmark Fabrication and ConocoPhillips have a presence in the local market and act as a significant demand source for the area’s hotel market.  According to the appraisal, the property’s competitive set consists of seven hotels, including the subject property, with a total of 472 rooms.  The demand segment for the competitive market is estimated at 77% commercial and 23% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Decatur, TX)(1)

	Competitive Set			Hampton Inn & Suites – Decatur, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	50.5%	$74.90	$37.81	76.6%	$87.76	$67.21	151.7%	117.2%	177.7%
6/30/2011 TTM	55.7%	$74.27	$41.37	80.2%	$80.60	$64.62	143.9%	108.5%	156.2%
6/30/2010 TTM	43.5%	$73.55	$32.01	59.8%	$82.07	$49.06	137.3%	111.6%	153.3%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

Holiday Inn Express – Terrell, TX (3.6% of Portfolio Cut-off Date Principal Balance)

The property is a 68-room, limited service hotel located in Terrell, Texas.  The property was built in 2007 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast and meeting space.  The Holiday Inn Express – Terrell, TX’s franchise agreement expires in August 2022.

Terrell, Texas is located approximately 30 miles east of the Dallas central business district with primary access to the area provided by Interstate Highway 20.  Interstate Highway 20 is the primary interstate and major transportation route for trucking and distribution that crosses North Texas in an east-west direction and connects the Dallas/Fort Worth Metroplex to western Texas and Shreveport, Louisiana.  Companies such as Wal-mart, AutoZone, Russell Stover and Nucor Steel all have distribution facilities located in Terrell.  Furthermore, the area benefits from leisure travel, with major nearby attractions including Lake Tawakoni, approximately 16 miles to the northeast, and Devil’s Bowl Motor Speedway, approximately 23 miles to the west.  According to the appraisal, the property’s competitive set consists of four hotels, including the subject property, with a total of 214 rooms.  The demand segment for the competitive market is estimated at 60% commercial, 23% leisure and 17% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Terrell, TX)(1)

	Competitive Set			Holiday Inn Express – Terrell, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	42.0%	$62.54	$26.26	73.8%	$94.42	$69.72	175.8%	151.0%	265.5%
6/30/2011 TTM	33.9%	$65.65	$22.28	68.8%	$89.92	$61.84	202.7%	137.0%	277.6%
6/30/2010 TTM	38.5%	$61.70	$23.74	65.7%	$89.02	$58.46	170.7%	144.3%	246.2%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn Express & Suites – Altus, OK (3.4% of Portfolio Cut-off Date Principal Balance)

The property is a 68-room, limited service hotel located in Altus, Oklahoma.  The property was built in 2008 and the amenities include an indoor pool, hot tub, business center and a sundry shop.  The Holiday Inn Express & Suites – Altus, OK’s franchise agreement expires in August 2022.

Altus, Oklahoma is located approximately 141 miles southwest of Oklahoma City and approximately 158 miles southeast of Amarillo, Texas.  Primary access to the area is provided by United States Highway 62, which extends from Lawton, Oklahoma, approximately 50 miles east of the property.  Local hotel demand is primarily generated by the Altus Air Force Base with a smaller degree of demand generated by Western Oklahoma State College and other local businesses.  According to the appraisal, the property’s competitive set consists of five hotels, including the subject property, with a total of 423 rooms.  The demand segment for the competitive market is estimated at 45% commercial, 26% government and discount, 24% leisure and 5% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Altus, OK)(1)

	Competitive Set			Holiday Inn Express – Altus, OK			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	51.3%	$67.35	$34.58	66.7%	$87.76	$58.50	129.9%	130.3%	169.2%
6/30/2011 TTM	50.7%	$65.57	$33.27	76.2%	$82.41	$62.83	150.3%	125.7%	188.8%
6/30/2010 TTM	49.0%	$62.59	$30.66	64.3%	$80.11	$51.49	131.2%	128.0%	167.9%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

Comfort Suites – Buda, TX (2.4% of Portfolio Cut-off Date Principal Balance)

The property is a 72-room, limited service hotel located in Buda, Texas.  The property was built in 2009 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Comfort Suites – Buda, TX’s franchise agreement expires in August 2022.

Buda, Texas is located approximately 15 miles south of the Austin central business district and approximately 45 miles north of San Antonio.  Primary access to the area is provided by Interstate Highway 35, which connects the area to Austin to the north and San Antonio to the south.  Due to its location within the Austin-San Antonio Corridor, Buda is well positioned to serve the needs of the high tech research community of Austin and the retail needs of the high-volume traffic along Interstate Highway 35.  Major retail attractions in the general area include the only Cabela’s retail store within 200 miles as well as the Premium Outlets and Tanger Outlets, both located in San Marcos, approximately 12 miles to the south.  According to the appraisal, the property’s competitive set consists of six hotels, including the subject property, with a total of 401 rooms.  The demand segment for the competitive market is estimated at 67% commercial, 23% leisure and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Comfort Suites – Buda, TX)(1)

	Competitive Set			Comfort Suites – Buda, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	64.1%	$96.85	$62.08	72.4%	$76.48	$55.37	113.0%	79.0%	89.2%
6/30/2011 TTM	58.6%	$92.12	$53.95	51.8%	$77.00	$39.86	88.4%	83.6%	73.9%
6/30/2010 TTM	53.8%	$88.18	$47.43	32.6%	$76.01	$24.76	60.5%	86.2%	52.2%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Comfort Suites – Buda, TX opened in December 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Fairfield Inn & Suites - Weatherford, TX (1.7% of Portfolio Cut-off Date Principal Balance)

The property is an 86-room, limited service hotel located in Weatherford, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast and meeting space.  The Fairfield Inn & Suites - Weatherford, TX’s franchise agreement expires in March 2029.

Weatherford, Texas is located approximately 28 miles west of the Fort Worth central business district.  Primary access to the area is provided by Interstate Highway 20, which is a major transportation route for trucking and distribution that crosses North Texas in an east/west direction.  Due to Weatherford’s long history in the oil and gas industry, many oil and gas companies, such as Gray Wireline and EMP Global have training facilities in the area and serve as major corporate demand generators.  According to the appraisal, the property’s competitive set consists of five hotels, including the subject property, with a total of 335 rooms.  The demand segment for the competitive market is estimated at 51% commercial, 32% leisure, 14% meeting and group and 2% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Fairfield Inn & Suites – Weatherford, TX)(1)

	Competitive Set			Fairfield Inn & Suites – Weatherford, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	54.4%	$82.92	$45.13	60.0%	$71.45	$42.89	110.3%	86.2%	95.0%
6/30/2011 TTM	45.7%	$82.23	$37.58	46.8%	$72.62	$33.98	102.4%	88.3%	90.4%
6/30/2010 TTM	45.3%	$84.58	$38.34	37.9%	$67.89	$25.73	83.6%	80.3%	67.1%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Fairfield Inn & Suites – Weatherford, TX opened in March 2009.

Comfort Inn & Suites - Paris, TX (1.5% of Portfolio Cut-off Date Principal Balance)

The property is a 56-room, limited service hotel located in Paris, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, business center and a fitness room.  The Comfort Inn & Suites – Paris, TX’s franchise agreement expires in August 2022.

Paris, Texas is located approximately 95 miles northeast of the Dallas central business district, 63 miles east of Sherman, Texas and 85 miles west of Texarkana, Texas.  Primary access to the area is provided by United States Highway 271, State Highway Loop 286 and United States Highway 82.  Paris is home to two hospitals, Dubuis Hospital of Paris and Paris Regional Medical Center, which serve a wide area including portions of southeastern Oklahoma.  In addition, corporate demand is driven in part by manufacturing plants for Campbell’s Soup and Kimberly Clark, among others.  According to the appraisal, the property’s competitive set consists of four hotels, including the subject property, with a total of 278 rooms.  The demand segment for the competitive market is estimated at 54% commercial, 24% leisure, 14% discount and government and 8% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Comfort Inn & Suites – Paris, TX)(1)

	Competitive Set			Comfort Inn & Suites – Paris, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	36.5%	$60.95	$22.23	56.1%	$69.72	$39.10	153.8%	114.4%	175.9%
6/30/2011 TTM	35.0%	$61.73	$21.63	49.2%	$71.35	$35.10	140.4%	115.6%	162.2%
6/30/2010 TTM	37.7%	$65.17	$24.59	39.4%	$69.00	$27.22	104.5%	105.9%	110.7%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Comfort Inn & Suites – Paris, TX opened in July 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Country Inn & Suites - Humble, TX (1.0% of Portfolio Cut-off Date Principal Balance)

The property is a 62-room, limited service hotel located in Humble, Texas.  The property was built in 2001 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Country Inn & Suites - Humble, TX’s franchise agreement expires in August 2027.

Humble, Texas is located approximately 15 miles north of the Houston central business district.  Primary access from the north and south is provided by Interstate Highway 45, United States Highway 59 or the Hardy Toll Road, and access from the east and west is provided by the Sam Houston Tollway. Local hotel demand is primarily generated by the George Bush Intercontinental Airport, approximately 6.6 miles southwest of the property, as well as local offices of businesses such as United Airlines, Siemens, Hellier, UPS, Halliburton and ExxonMobil.  According to the appraisal, the property’s competitive set consists of eight hotels, including the subject property, with a total of 519 rooms.  The demand segment for the competitive market is estimated at 57% commercial, 20% leisure, 13% government and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Country Inn & Suites – Humble, TX)(1)

	Competitive Set			Country Inn & Suites – Humble, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	63.6%	$84.95	$54.02	54.1%	$86.78	$46.96	85.1%	102.1%	86.9%
6/30/2011 TTM	56.8%	$83.24	$47.28	50.5%	$84.47	$42.65	88.9%	101.5%	90.2%
6/30/2010 TTM	57.0%	$88.55	$50.47	44.1%	$87.22	$38.51	77.5%	98.5%	76.3%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Hotel Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per Room
Occupancy	58.4%	68.6%	70.2%	70.1%
ADR	$90.20	$94.57	$94.20	$94.40
RevPAR	$54.95	$64.87	$66.16	$66.20

Total Revenue	$35,497,127	$43,658,837	$44,769,986	$44,680,174	$25,752
Total Department Expenses	9,541,103	10,525,475	10,652,166	10,662,999	6,146
Gross Operating Profit	$25,956,025	$33,133,362	$34,117,819	$34,017,175	$19,606

Total Undistributed Expenses	11,849,539	13,750,791	13,823,290	14,310,910	8,248

Profit Before Fixed Charges	$14,106,485	$19,382,571	$20,294,529	$19,706,265	$11,358

Total Fixed Charges	2,416,224	2,549,061	2,538,789	2,393,989	1,380
Net Operating Income	$11,690,261	$16,833,510	$17,755,740	$17,312,276	$9,978

FF&E	1,419,885	1,746,353	1,790,799	1,787,207	1,030
Net Cash Flow	$10,270,376	$15,087,157	$15,964,941	$15,525,069	$8,948

NOI DSCR	1.74x	2.50x	2.64x	2.57x
NCF DSCR	1.53x	2.24x	2.37x	2.31x
NOI DY	10.6%	15.3%	16.1%	15.7%
NCF DY	9.3%	13.7%	14.5%	14.1%

Appraisal.  As of the appraisal valuation dates ranging from June 22, 2012 to June 29, 2012, the Starwood Capital Hotel Portfolio Properties had an aggregate “as-is” appraised value of $168,200,000.

Environmental.  Following the Phase I environmental assessments dated from May 7, 2012 to May 15, 2012, the environmental consultant recommended no further material action for the Starwood Capital Hotel Portfolio Properties.

Subsequent to the Phase I environmental assessments, an Exterior Building Envelope Evaluation and Moisture Intrusion Review was performed at the Starwood Capital Hotel Portfolio Properties on August 27, 2012.  This assessment identified mold growth at 14 properties and recommended that a comprehensive remediation program be implemented.  An upfront escrow equal to 125% of the estimated remediation cost is in place (see “Escrows” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

The Borrower.  The borrowers comprise 20 limited liability companies, each of which is a single purpose entity and has at least two independent directors (collectively the “Starwood Capital Hotel Portfolio Borrower”).  Legal counsel to the Starwood Capital Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Hotel Portfolio Mortgage Loan.  The six sponsor entities, which are sub entities of Starwood Opportunity Fund VIII and Starwood Capital Hospitality Fund II, are the guarantors of certain nonrecourse carveouts under the Starwood Capital Hotel Portfolio Mortgage Loan.

The Sponsors. The sponsor consists of six entities which are sub entities of two larger Starwood funds: Starwood Opportunity Fund VIII (“Fund VIII”) and Starwood Capital Hospitality Fund II (“Fund II”).  Four of the six sponsor entities are related to Fund VIII, which is focused on opportunistic investing in real estate.  The two remaining sponsor entities are related to Fund II, which is focused on investing in limited service and luxury hotels, portfolios of hotels and hotel platforms around the globe.  Starwood Capital Group, the parent company of Fund II and Fund VIII, has invested over $12.0 billion of equity since 1991 in all asset classes and levels of the capital structure.  As of March 31, 2012, these investments have included over 2,100 hotels, 62,500 multifamily and condominium units, 31.0 million square feet of office, 15.0 million square feet of retail and 8.5 million square feet of industrial space.

Escrows.  The loan documents provide for initial deposits of $1,909,036 for real estate taxes and $1,005,750 for an environmental reserve, which represents 125% of the estimated cost to complete mold remediation at 14 properties.  The loan documents provide for monthly deposits of $159,086 for real estate taxes.  The borrower is also required to deposit monthly into an FF&E reserve account. As long as the Starwood Capital Hotel Portfolio Properties are managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be $158,479 from October 2012 through September 2013 and thereafter will be an amount equal to 4.0% of total revenues, as calculated pursuant to the terms of the management agreement.  If the Starwood Capital Hotel Portfolio Properties are not managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be an amount equal to 4.0% of gross revenues (as defined in the loan agreement) from the prior calendar month.  The loan documents do not require monthly escrows for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) the borrower provides lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Guaranty of Scheduled PIP.  In lieu of a deposit for costs associated with upcoming PIP work, the sponsor delivered a guaranty to the lender in connection with the completion of all PIP work, as required by the franchisors, within the time periods set forth in the loan documents.  The sponsor’s total estimated cost of the PIP work is $10,858,604 with an outside estimated completion date of October 1, 2015.

Lockbox and Cash Management. The Starwood Capital Hotel Portfolio Mortgage Loan requires a lender-controlled cash management account (“Primary Cash Management Account”), which is already in place.  The borrower established at closing a deposit account in the name of the borrower for the benefit of lender (“Deposit Account”), subject to a deposit account control agreement.  Such agreement provides that, prior to the occurrence of a Cash Trap Event Period (as defined below) all funds on deposit in the Deposit Account will be disbursed to the borrower once each business day.  Upon the occurrence of a Cash Trap Event Period, all funds on deposit in the Deposit Account will be swept once each business day to the Primary Cash Management Account.  Additionally, the borrower has directed that the manager deposit all amounts due to the borrower to the Primary Cash Management Account no later than the date on which such payments would be due to the borrower.

Furthermore, if the management agreement is terminated at any individual property, the borrower is required to set up a new lockbox account (“Clearing Account”) for such property, which shall remain in effect until a new qualified manager, as outlined in the loan documents, is in place.  The borrower is required to direct all tenants and credit card companies/banks to deliver all receipts payable with respect to the property directly into the Clearing Account.  The loan documents also require that all revenues received by the borrower or manager be deposited into the Clearing Account within one business day after receipt.  All amounts on deposit in the Clearing Account shall be swept once each business day to the Primary Cash Management Account.

Prior to the occurrence of a Cash Trap Event Period (as defined below) all excess funds on deposit in the Cash Management Account are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the actual debt service coverage ratio falling below 1.50x.  A Cash Trap Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being at least 1.55x for two consecutive calendar quarters.

Property Management.  The Starwood Capital Hotel Portfolio Properties are managed by Hersha Hospitality Management, L.P. (“HHM”).  HHM is a hotel management, investment and development firm that provides turn-key management, asset management and receivership solutions.  HHM currently has over 13,000 keys and over $500 million in revenues under management across 115 hotels located in 16 states and Washington, D.C.  According to the management agreement, the manager is entitled to 3.0% of total revenues.

Assumption.  The Starwood Capital Hotel Portfolio Mortgage Loan has a two-time right to transfer the Starwood Capital Hotel Portfolio Properties and cause an assumption of the loan, subject to various conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the transferee borrower is a reputable entity or person of good character, creditworthy with sufficient financial worth; (iii) the borrower pays an assumption fee in an amount equal to 0.25% of the then outstanding principal balance of the loan; (iv) the lender receives a non-consolidation opinion; and (v) rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO

Right of First Refusal.  For four properties (Courtyard Marriott – Tyler, TX; Courtyard Marriott – Lufkin, TX; Courtyard Marriott – Wichita Falls, TX; and Fairfield Inn & Suites – Weatherford, TX), Marriott International, Inc., as franchisor, has a right of first refusal to acquire the related property if there is a transfer of hotel or controlling direct or indirect interest in the related borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service hotels or 50 limited service hotels).

In addition, with respect to the Holiday Inn Express – Terrell, TX property, a prior owner (the developer of an adjacent shopping center) retained a right of first refusal or offer in connection with the property if, prior to June 30, 2016, the borrower desires to transfer the property.  However, any such transfer would require lender approval, and such rights do not apply to transfers in connection with a foreclosure or deed in lieu of foreclosure.  See “Description of the Mortgage Pool – Tenant or Other Third Party Matters” in the Free Writing Prospectus.

Repurchase Option.  With respect to the Holiday Inn Express – Terrell, TX property, a prior owner (the developer of an adjacent shopping center) has the option to repurchase the property if the hotel use is discontinued for more than 60 days (other than in connection with a casualty) for an option price based on the 2006 acquisition price, plus unamortized development costs.  The exercise of the option, however, would trigger recourse liability to the guarantor.  See “Description of the Mortgage Pool – Tenant or Other Third Party Matters” in the Free Writing Prospectus.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the Starwood Capital Hotel Portfolio Borrower is permitted to partially release any individual property in connection with either (i) the payment of all applicable yield maintenance premiums or prepayment premium equal to 1% of the principal amount being paid or (ii) a partial defeasance.  The aforementioned partial release is subject to certain conditions, including: (i) following the release, the outstanding loan balance is equal to or greater than 70% of the Original Principal Balance, or $77,000,000; (ii) having principal balance reduced by (x) 110% of the released property’s allocated loan balance if the aggregate allocated loan balance of the released properties is less than or equal to $27,500,000 or (y) 120% of the released property’s allocated loan balance if the aggregate allocated loan balance of the released properties is greater than $27,500,000; (iii) the debt service coverage ratio with respect to the remaining properties shall be no less than the greater of 2.31x and the debt service coverage ratio immediately prior to the release; and (iv) rating agency confirmation from Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

Trump Tower Commercial Condominium
725 Fifth Avenue
New York, NY 10022
CENTRAL PARK
Strawberry Fields
Sheep Meadow
The Mall
East Green
The Dairy
Heckscher Playground
Wollman Rink
Central Park Zoo
The Pond
Central Park South
Frick Collection
Temple Emanu-El
Hospital for Special Surgery
Sotheby's
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Mt. Vernon Hotel Museum and Garden
68TH ST/ HUNTER COLLEGE
LEXINGTON/ 63RD ST
59TH ST/ LEXINGTON
Barneys New York
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
St. Lukes Roosevelt Hospital Ctr.
Time Warner Center
Columbus Circle
Museum of Arts & Design
59TH ST/ COLUMBUS CIRCLE
66TH ST/ LINCOLN CTR.
5TH AVE/ 59TH ST
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Fuller Building
Bergdorf Goodman, Louis Vuitton
9 West 57th
Carnegie Hall
57TH ST
Niketown New York
The Peninsula New York
St. Regis New York
Sony Wonder Technology Lab
57TH ST/ 7TH AVE
CitiSpire Center
Citigroup Center
7TH AVE/ 53RD ST
Museum of Modern Art
St. Thomas Church
5TH AVE/ 53RD ST
LEXINGTON / 53RD ST
The Paley Center for Media
666 Fifth Avenue
Midtown
St. Patrick's Cathedral
51ST ST/ LEXINGTON
Gershwin Theatre
Paramount Plaza
50TH ST
50TH ST/ BROADWAY
Radio City Music Hall
Rockefeller Center
One Worldwide Plaza
49TH ST
GE Building
Rockefeller Plaza
ROCKEFELLER CTR.
Morgan Stanley Building
Theatre District
West Side
East Side
Japan Society
East River
Imperial Theatre
Lyceum Theatre
Times Square
Shubert Theatre
Viacom Intl.
Majestic Theater
MetLife Building
Grand Central Terminal (Metro North)
United Nations Headquarters
Paramount Communications
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Chrysler Building
42ND ST/ PORT AUTHORITY
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Queens-Midtown Tunnel
42ND ST/ TIMES SQ.
Port Authority Bus Terminal
New York Times Building
Bryant Park
BRYANT PARK
New York Public Library
Daily News
FDR Drive
Metropolitan Opera
Republic Bank Tower
United Business Publishers Bldg.
Lefcourt Manhattan Bldg.
Fashion Center Bldg.
Midtown Station Post Office
Lefcourt State Bldg.
Garment Centre Capitol
Garment District
Bricken Arcade Bldg.
Fashion Atrium
The Morgan Library & Museum
Manhattan Center
Nelson Tower
Macy's
Herald Square
HERALD SQ
Empire State Building
PENN STATION
One Penn Plaza
33RD ST/ LEXINGTON
General Post Office
Madison Square Garden
Manhattan Mall
W 32nd St
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
28TH ST/ 7TH AV
28TH ST
28TH ST/ LEXINGTON
Chelsea Park
Chelsea
Madison Square Park
Broadway
Columbus Ave
Central Park West
West Dr
East Dr
5th Ave
Madison Ave
Park Ave
Lexington Ave
3rd Ave
2nd Ave
1st Ave
York Ave
9th Ave
8th Ave
7th Ave
6th Ave / Ave of the Americas
Park Ave South
495
Paterson
Paramus
Yonkers
NEW JERSEY
Hackensack
Mount Vernon
New Rochelle
Clifton
Englewood
Long Island Sound
Passaic
Bronx
Port Washington
East Rutherford
Great Neck
Manhasset
Lyndhurst
Secaucus
Manhattan
Hoboken
Newark
Jersey City
Queens
Brooklyn
Valley Stream
Staten Island
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Trump Tower Commercial Condominium

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	AAA/Aaa			Property Type:	Office
Original Principal Balance:	$100,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$100,000,000			Location:	New York, NY
% of Initial Pool Balance:	7.8%			Size:	244,482 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$409.03
Borrower Name:	Trump Tower Commercial LLC
Sponsor:	Donald J. Trump			Year Built/Renovated:	1983/NAP
Mortgage Rate:	4.200%			Occupancy %(3):	98.7%
Note Date:	August 30, 2012			Occupancy % Source Date:	August 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 6, 2022			Property Manager:	The Trump Corporation
IO Period:	120 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$16,093,928 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$18,068,359 (12/31/2011)
Amortization Term (Original):	NAP			Most Recent NOI (As of):	$17,857,913 (TTM 6/30/2012)
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$32,662,844
Call Protection:	L(35),D(81),O(4)			U/W Expenses:	$12,274,824
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI:	$20,388,020
Additional Debt:	None			U/W NCF:	$19,633,351
Additional Debt Type:	NAP			U/W NOI DSCR:	4.79x
				U/W NCF DSCR:	4.61x
Escrows and Reserves:				U/W NOI Debt Yield:	20.4%
				U/W NCF Debt Yield:	19.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$480,000,000
Taxes	$1,317,680	$439,227	NAP	As-Is Appraisal Valuation Date:	March 1, 2012
Insurance	$173,340	$34,668	NAP	Cut-off Date LTV Ratio:	20.8%
Replacement Reserves(1)	$0	$0	NAP	LTV Ratio at Maturity or ARD:	20.8%
TI/LC(1)	$0	$0	NAP
Debt Service(2)	$823,895	$0	NAP

(1)
In lieu of monthly deposits, replacement reserves and TI/LC reserves are guaranteed by sponsor, which the guaranty is capped at $8.0 million combined, except with respect to lease termination payments, which are not subject to the cap.

(2)	This reserve will be utilized to cover debt service, real estate tax reserve and insurance reserve payments due for the monthly payment date in October 2012.
(3)	The Trump Commercial Condominium property is 98.7% occupied, including sponsor-affiliated space, which is being underwritten as vacant, as there is no current rent associated with such space.

The Mortgage Loan.  The mortgage loan (the “Trump Tower Commercial Condominium Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the commercial condominium unit (the “Trump Tower Commercial Condominium Property”) in a Class A office tower, located on Fifth Avenue between 56th and 57th Streets in New York, New York (the “Trump Tower”).  The Trump Tower Commercial Condominium Mortgage Loan was originated on August 30, 2012 by Ladder Capital Finance LLC.  The Trump Tower Commercial Condominium Mortgage Loan had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.200% per annum.  The Trump Tower Commercial Condominium Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the full term of the Trump Tower Commercial Condominium Mortgage Loan.  The Trump Tower Commercial Condominium Mortgage Loan will mature on September 6, 2022.  The proceeds of the Trump Tower Commercial Condominium Mortgage Loan were used to refinance $26.9 million of existing debt that was previously securitized in GMACC 1998-C1, pay closing costs of approximately $5.2 million and to return approximately $67.9 million of equity to the sponsor.

Following the lockout period, and before the date that the Trump Tower Commercial Condominium Mortgage Loan becomes prepayable without penalty, the borrower has the right to defease the Trump Tower Commercial Condominium Mortgage Loan in whole, but not in part. The Trump Tower Commercial Condominium Mortgage Loan is prepayable without penalty on or after June 6, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

The Property.  The Trump Tower Commercial Condominium Property was constructed in 1983 and contains 244,482 square feet of office and retail space, located on the first 27 floors (inclusive of the ground floor and one floor of below grade space) of Trump Tower. There are no 6th through 13th floors in the building. Instead, the 13 floors above the 5th floor are designated as the 14th to the 26th floors and are occupied by office tenants. Two floors, designated as the 27th and 28th floors, house the mechanical facilities and separate the Trump Tower Commercial Condominium Property from the residential floors. Residential condominiums, which are not part of the collateral, occupy the upper 39 floors, which are designated as the 29th to 68th floors. The office space represents 75.6% of the square footage and the retail space (which is located on the ground floor, the below grade floor and floors two through four) represents 24.4% of the square footage. The retail space is primarily used as Gucci America’s flagship store in the United States. As of August 1, 2012, the Trump Tower Commercial Condominium Property was 98.7% occupied (including space occupied by sponsor affiliates) to 21 tenants.

The following table presents certain information relating to the tenancies at the Trump Tower Commercial Condominium Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Gucci America(2)	NR/NR/NR	48,667	19.9%	$384.40	$18,707,699	63.3%	2/28/2026
Industrial and Commercial Bank of China (“ICBC”)	NR/NR/NR	20,404	8.3%	$95.48	$1,948,180	6.6%	10/31/2019

Marc Fisher	NR/NR/NR	14,256	5.8%	$90.00	$1,283,040	4.3%	10/31/2018
Marcraft Apparel Group	NR/NR/NR	13,733	5.6%	$70.00	$961,310	3.3%	6/30/2015

CONCACAF	NR/NR/NR	13,733	5.6%	$62.00	$851,446	2.9%	12/31/2015
The Trump Corporation (and affiliates)(3)	NR/NR/NR	74,916	30.6%	$0.00	$0	0.0%	Various
Total Major Tenants		185,709	76.0%	$214.38(4)	$23,751,675	80.4%

Non-Major Tenants		55,648	22.8%	$103.91	$5,782,251	19.6%

Occupied Collateral		241,357	98.7%	$177.44(4)	$29,533,926	100.0%

Vacant Space		3,125	1.3%

Collateral Total		244,482	100.0%

(1)
The Annual U/W Base Rent for Gucci America includes a $853,007 rent step on August 1, 2013. Gucci rent steps annually based on CPI in August.  Minimum increases for every 3-year term (the current 3-year term runs from 8/1/2010 - 8/1/2013) is 9.5% with a maximum increase of 10.5%.  The minimum increase on August 1, 2013 is 4.78% (aggregate 3-year increase of 9.5%).  The 4.78% increase is underwritten in the rent step increase. The Annual U/W Base Rent for Marc Fisher includes a $71,280 rent step on January 1, 2013. The Annual U/W Base Rent for Marcraft Apparel Group includes a $54,932 rent step on July 1, 2013.

(2)
Gucci America occupies 6,060 square feet of ground floor retail space, 6,817 square feet of below grade garden level space, 8,796 square feet of retail space on the second floor, 13,497 square feet of retail space on the third floor and 13,497 square feet of retail space on the fourth floor.

(3)
A portion of the office and retail space is occupied by affiliates of the sponsor.  There is a lease for the below grade space, which is occupied by the Trump Restaurant and expires on December 31, 2013.  There is a license agreement for floors seven and eight for Trump Apprentice, which is used for filming, housing and crew for a reality television show on NBC called “The Celebrity Apprentice”.  Also there is a lease for portions of floors 15 and 16 and all of 25 and 26 with The Trump Corporation, which houses their world headquarters and expires on August 31, 2027.  These leases/license agreements do not require rental payments, with the exception of percentage rent for the Trump Restaurant and a future rental payment of $75.00 per square foot per annum for portions of floors 15 and 16 and all of floors 25 and 26 upon an acceleration of the Trump Tower Commercial Condominium Mortgage Loan, unless the landlord elects to require rental payments earlier; provided that The Trump Corporation is not obligated to pay any fixed rent or additional rent following the date on which it vacates and surrenders the leased premises in accordance with its lease, which it is entitled to do at any time during the term of such lease.

(4)	Excludes the square footage occupied by The Trump Corporation (and affiliates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

The following table presents certain information relating to the lease rollover schedule at the Trump Tower Commercial Condominium Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012(4)	1	0	0.0%	0	0.0%	$191,280	$0.00
2013	2	5,020	2.1%	5,020	2.1%	$578,180	$115.18
2014	1	974	0.4%	5,994	2.5%	$68,180	$70.00
2015	3	33,640	13.8%	39,634	16.2%	$2,590,680	$77.01
2016	2	14,253	5.8%	53,887	22.0%	$1,227,014	$86.09
2017	1	2,923	1.2%	56,810	23.2%	$244,172	$83.53
2018	3	25,299	10.3%	82,109	33.6%	$2,551,834	$100.87
2019	1	20,404	8.3%	102,513	41.9%	$1,948,180	$95.48
2020	2	3,527	1.4%	106,040	43.4%	$228,152	$64.69
2021	2	7,634	3.1%	113,674	46.5%	$733,555	$96.09
2022	0	0	0.0%	113,674	46.5%	$0	$0.00
Thereafter	2	52,767	21.6%	166,441	68.1%	$19,172,699	$363.35
Vacant(5)	0	78,041	31.9%	244,482	100.0%	$0	$0.00
Total/Weighted Average	20	244,482	100.0%			$29,533,926	$177.44

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	This includes a jewelry kiosk located in the building lobby for which no square footage has been allocated.
(5)	Vacancy includes 74,916 square feet currently occupied by sponsor-affiliates. Actual vacancy includes two spaces totalling 3,125 square feet.

The following table presents historical occupancy percentages at the Trump Tower Commercial Condominium Property:

Historical Occupancy Percentages(1)

12/31/2010	12/31/2011	6/31/2012

92%	99%	99%

(1)	Information obtained from borrower financials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Trump Tower Commercial Condominium Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent(1)	$25,199,126	$26,899,125	$28,057,253	$29,533,926	$120.80
Grossed Up Vacant Space(2)	0	0	0	8,504,415	34.79
Total Reimbursables(3)	410,417	554,139	596,149	1,823,824	7.46
Other Income	829,609	1,936,283	1,614,961	1,305,094	5.34
Less Vacancy & Credit Loss(2)	0	0	0	(8,504,415)	(34.79)
Effective Gross Income	$26,439,152	$29,389,547	$30,268,363	$32,662,844	$133.60

Total Operating Expenses(4)	$10,345,224	$11,321,188	$12,410,450	$12,274,824	$50.21

Net Operating Income	$16,093,928	$18,068,359	$17,857,913	$20,388,020	$83.39
TI/LC	0	0	0	687,290	2.81
Capital Expenditures	0	0	0	67,379	0.28
Net Cash Flow	$16,093,928	$18,068,359	$17,857,913	$19,633,351	$80.31

NOI DSCR	3.78x	4.24x	4.19x	4.79x
NCF DSCR	3.78x	4.24x	4.19x	4.61x
NOI DY	16.1%	18.1%	17.9%	20.4%
NCF DY	16.1%	18.1%	17.9%	19.6%

(1)	U/W Base Rent includes $1,037,871 in rent steps through August 1, 2013.
(2)	The UW vacant rental income includes $8,223,165 associated with sponsor-affiliated tenancy.
(3)
Total reimbursables are based on the terms of the leases, which includes reimbursements over base year real estate taxes.  The Trump Tower Commercial Condominium Property currently receives an Industrial and Commercial Incentive Program (“ICIP”) exemption, which is scheduled to expire after the 2015/2016 tax year.  Underwritten real estate taxes are based upon full assessed value.

(4)
Historical expenses include a significant amount of security and other contract services associated with the Trump businesses (including other Trump property locations, Trump license business, and Trump personal expenses) are included in the contract services.  Underwritten contract services expense is consistent with appraiser’s estimate and is based upon comparable buildings in the market including real estate only expenses.  The historical expenses exclude security associated with Donald J. Trump’s personal services, but does not exclude other contract services associated with the Trump businesses and other real estate properties.  Underwritten expenses also include the fully assessed value for real estate taxes.

Appraisal.  As of the appraisal valuation date of March 1, 2012, the Trump Tower Commercial Condominium Property had an “as-is” appraised value of $480,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated March 12, 2012, there was no evidence of any recognized environmental conditions.  Due to the age of the Trump Commercial Condominium Property, an Asbestos Operations & Maintenance Program was put in place.

Market Overview and Competition.  According to the appraisal, the Trump Tower Commercial Condominium Property is located in the Midtown Manhattan office market and further defined within the Madison/Fifth Avenue submarket.  Based on the appraisal, average submarket asking rent was $101.41 per square foot, which is an increase from year-end 2010 when asking rents were reported as $97.18 per square foot.  Based on the appraisal, the average submarket vacancy was 13.5%, down from 15.9% from year-end 2010.

Competitive Set(1)

	725 Fifth Avenue (Subject)	712 Fifth Avenue	717 Fifth Avenue	767 Fifth Avenue	520 Madison Avenue	550 Madison Avenue
Market	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.0 miles	0.1 miles	0.1 miles	0.2 miles	0.1 miles
Property Type	CBD Office/Retail	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1983/NAP	1990/NAP	1958/1995	1968/NAP	1982/NAP	1982/NAP
Total GLA	244,482 SF	457,281 SF	405,192 SF	1,637,379 SF	849,600 SF	620,000 SF
Total Occupancy	99%(2)	69%	80%	97%	85%	100%

(1)	Information obtained from the appraisal dated March 1, 2012.
(2)	Subject occupancy includes space leased to sponsor-affiliated tenancy.

The Borrower.  The borrower is Trump Tower Commercial LLC, a New York limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Trump Tower Commercial Condominium Mortgage Loan.  The borrower is indirectly owned 100% by Donald J. Trump.  Donald J. Trump is the guarantor of certain nonrecourse carveouts and reserves under the Trump Tower Commercial Condominium Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

The Sponsor.  The sponsor is Donald J. Trump.  Mr. Trump has significant commercial real estate holdings worldwide including interests in office, retail, residential, golf-clubs and hospitality properties in markets including New York, San Francisco, Florida, Washington D.C. and Scotland. As of June 30, 2011, Mr. Trump reports a net worth in excess of $4.2 billion and liquidity in excess of $250 million.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $1,317,680 for real estate taxes, $173,340 for insurance premiums and $823,895 for the first month’s debt service and real estate tax and insurance reserve deposits.

The loan documents require monthly escrows for real estate taxes and insurance.  In lieu of monthly escrows for TI/LCs and Replacement Reserves, the sponsor has provided a personal guaranty which is capped at $8.0 million (except with respect to lease termination payments, which are not subject to the cap).

Lockbox and Cash Management.  The Trump Tower Commercial Condominium Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the tenants are directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Trump Tower Commercial Condominium Property be deposited into the lockbox account. Provided no Sweep Event Period (as defined below) has occurred and is continuing, after the deposit of monthly escrows for real estate taxes and insurance and funds necessary for the payment of monthly debt service, all excess cash flow is returned to the borrower.

Upon the occurrence and during the continuance of a Sweep Event Period, excess cash flow is trapped by the lender and shall be disbursed to the borrower to pay approved operating expenses, extraordinary expenses approved by the lender and capital expenditures and TI/LCs requested by the borrower subject to satisfaction of disbursement conditions set forth in the loan documents. Additionally, if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the accounts to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Sweep Event Period” will commence upon: (i) the occurrence of an event of default under the Trump Tower Commercial Condominium Mortgage Loan, (ii) the DSCR being less than 1.75x, (iii) the occurrence of an event of default under the property management agreement, (iv) the date Gucci America or any other tenant occupying more than 68,116 square feet at the Trump Tower Commercial Condominium Property or constituting more than 25% of the total annual rents (each, a “Significant Tenant”) ceases to conduct its normal business operations at substantially all of its leased premises for a period of time in excess of 30 days, or (v) the date any Significant Tenant (or its parent, if applicable) becomes insolvent or a debtor in any bankruptcy proceeding.

A Sweep Event Period will expire: (i) if due to an event of default, when there is a cure of such event of default prior to acceleration of the loan by the lender; (ii) if due to the DSCR being less than 1.75x, when the DSCR is at least 1.75x for two consecutive quarters; (iii) if due to an event of default under the property management agreement, when there is a cure of such event of default or replacement of the manager pursuant to the terms of the loan agreement; (iv) if due to a Significant Tenant ceasing to conduct its normal business operations at substantially all of its leased premises in excess of 30 days, when such Significant Tenant resumes conducting its normal business operations in so much of its leased premises as is sufficient to cause the DSCR for the Trump Tower Commercial Condominium Mortgage Loan to be at least 1.75x for two consecutive calendar quarters or such tenant is replaced by a tenant acceptable to the lender under a lease acceptable to the lender for a term of not less than five years at prevailing market rates for at least as much of the applicable space as is sufficient to cause the DSCR for the Trump Tower Commercial Condominium Mortgage Loan to be at least 1.75x for two consecutive quarters, and such replacement tenant has accepted all of its space, is paying full, unabated rent, is conducting its normal business operations at substantially all of its leased premises, and has delivered an estoppel certificate in substantially the form required pursuant to such tenant’s lease or otherwise reasonably acceptable to the lender; and (v) if due to the insolvency or bankruptcy of any Significant Tenant (or its parent, if applicable), (a) if such Sweep Event Period is as a result of a bankruptcy action and the filing of an involuntary petition against such Significant Tenant with respect to which such Significant Tenant neither solicited nor caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within ninety days of such filing, provided that, in the lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect the borrower’s ability to perform its obligations under the loan documents, (b) if such Sweep Event Period is as a result of the insolvency of such Significant Tenant, upon such Significant Tenant becoming solvent (pursuant to or acknowledged by a court of competent jurisdiction) for a period in excess of sixty days, or (c) when such Significant Tenant is replaced by a tenant acceptable to the lender under a lease acceptable to the lender for a term of not less than five years at prevailing market rates for at least as much of the applicable space as is sufficient to cause the DSCR for the Loan to be at least 1.75x for two consecutive quarters, and such replacement tenant has accepted all of its space, is paying full, unabated rent, is conducting its normal business operations at substantially all of its leased premises, and has delivered an estoppel certificate in substantially the form required pursuant to such tenant’s lease or otherwise reasonably acceptable to the lender.

Property Management.  The Trump Tower Commercial Condominium Property is managed by The Trump Corporation, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRUMP TOWER COMMERCIAL CONDOMINIUM

Assumption.  The Trump Tower Commercial Condominium Mortgage Loan borrower has a one-time right to transfer the Trump Tower Commercial Condominium Property and cause an assumption of the Trump Tower Commercial Condominium Mortgage Loan (and an additional one-time right to a transfer of the Trump Tower Commercial Condominium Property to, and an assumption of the Trump Tower Commercial Condominium Mortgage Loan by, a single purpose entity affiliated with sponsor (a “Sponsor Affiliate Assumption”)) provided that no event of default has occurred and is continuing and that certain other conditions are satisfied, including: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the Trump Tower Commercial Condominium Mortgage Loan (except that no assumption fee is due in connection with a Sponsor Affiliate Assumption); (ii) the transferee and its property manager satisfying certain criteria set forth in the loan documents (except that, with respect to a Sponsor Affiliate Assumption, The Trump Corporation shall continue to manage the Trump Tower Commercial Condominium Property); and (iii) receipt by the lender of a confirmation that such transfer and assumption will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2012-LC5 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Trump Tower Commercial Condominium Property. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

100 Church Street
100 Church Street
New York, NY 10007
Manhattan
Brooklyn
Hudson River
East River
West Village
Greenwich Village
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Chinatown
Tribeca
Financial District
Battery Park City
Washington Square
Washington Arch
New York University
Cooper Union
Museum of Comic and Cartoon Art
NYC Fire Museum
Holland Tunnel
Canal St
Grand St
Spring St
W Houston St
Worth St
Chambers St
Vesey St
Fulton St
Maiden Ln
West St
Church St
West Broadway
Broadway
Lafayette St
Bowery
St James Pl
Catherine St
East Broadway
Madison St
Delancey St
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Brooklyn-Queens Expwy
Brooklyn-Battery Tunnel
Columbus Park
Coleman Square Playground
Seward Park
City Hall Park
Gov. Nelson A. Rockefeller Park
James J. Walker Park
Battery Park
World Financial Center Plaza
World Financial Center
New York Commodities Exchange
7 World Trade Ctr
1 World Trade Ctr (Under Const.)
National September 11 Memorial
Pace University
NY Downtown Hospital
NYC City Hall
1 Police Plaza (NYC Police HQ)
US District Court
US Justice Department
Ted Weiss Federal Bldg.
New Amsterdam Theatre
33 Thomas Street
388 Greenwich Street
BMCC Tribeca Performing Arts Center
Federal Reserve Bank
1 Chase Manhattan Plaza
60 Wall Street
Trinity Church
NY Stock Exchange
South Street Seaport
Fulton Market
Museum of Jewish Heritage
Castle Clinton Natl. Monument
Fort Amsterdam
1 New York Plaza
Whitehall Terminal (South Ferry)
Staten Island
Bronx
Queens
Brooklyn
Manhattan
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Church Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Office
Original Principal Balance(1):	$80,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$80,000,000			Location:	New York, NY
% of Initial Pool Balance:	6.3%			Size:	1,099,455 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$209.19
Borrower Name:	100 Church Fee Owner LLC
Sponsor:	SL Green Realty Corp.			Year Built/Renovated:	1958/2012
Mortgage Rate:	4.675%			Occupancy %(7):	84.4%
Note Date:	June 15, 2012			Occupancy % Source Date:	May 31, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 1, 2022			Property Manager:	SLG Management Company LLC
IO Period:	24 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of)(8):	$7,736,015 (12/31/2010)
Seasoning:	2 months			2nd Most Recent NOI (As of)(8):	$9,417,449 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of)(8):	$12,964,358 (TTM 5/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$34,666,141
Call Protection:	L(26),D(90),O(4)			U/W Expenses:	$14,014,379
Lockbox Type:	Hard/Springing Cash Management			U/W NOI(8):	$20,651,762
Additional Debt(1):	Yes			U/W NCF(8):	$19,040,909
Additional Debt Type(1):	Pari Passu			U/W NOI DSCR(1):	1.45x
				U/W NCF DSCR(1):	1.33x
Escrows and Reserves:				U/W NOI Debt Yield(1):	9.0%
				U/W NCF Debt Yield(1):	8.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(9):	$391,000,000
Taxes(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 11, 2012
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(9):	58.8%
Replacement Reserves(4)	$0	Springing	$443,256	LTV Ratio at Maturity or ARD(1)(9):	50.5%
Tenants Specific Letter of Credit(5)	$39,440,494	$0	NAP
Earnout Letter of Credit(6)	$20,000,000	$0	NAP

(1)
The 100 Church Street Mortgage Loan Combination, totalling $230,000,000, is comprised of two pari passu components (Notes A-1 and A-2).  Note A-2, (the “100 Church Street Mortgage Loan”), had an original balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and will be contributed to the WFCM 2012-LC5 Trust.  Note A-1, (the “100 Church Street Pari Passu Companion Mortgage Loan”) had an original balance of $150,000,000 and was contributed to the WFRBS 2012-C8 Trust.  All presented statistical information related to balances per square foot, LTV, DSCR and debt yields are based on the 100 Church Street Mortgage Loan Combination. See also pledge described in “Assumption” below.

(2)	Monthly tax deposits are not required as long as no event of default has occurred and is continuing and the borrower has provided the lender with proof of full payment within a timely manner.
(3)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(4)	Monthly deposits of $18,469 will commence July 1, 2014, subject to a cap of $443,256.
(5)
The sponsor posted a letter of credit for tenant improvements, leasing commissions and free rent for the following tenants:  City of New York, HF Management Services, LLC, Interactive Data Corporation (“IDC”) and Lenard A. Farber MD, PLLC.  See “Letters of Credit” and “IDC TI/LC Guaranty” below for additional information.

(6)
The Earnout Letter of Credit will be subject to reduction upon satisfaction of the “Earnout Requirements”, which shall mean either (i) the execution of a lease or lease amendment with the City of New York for the expansion (the “City of New York Expansion”) of their space (on terms set forth in the loan documents and will result in an NOI Debt Yield for the 100 Church Street Mortgage Loan Combination of no less than 9.7% and the Earnout Letter of Credit shall be reduced to zero) or (ii) the Earnout Requirement may be exercised up to six times during the loan term, and shall mean: (a) execution of a lease with any tenant for all or any space that is vacant at any time (any such leased space, an “Earnout Space”) which lease is approved or deemed approved by the lender; and (b) the 100 Church Street property would achieve a minimum NOI Debt Yield for the 100 Church Street Mortgage Loan Combination of no less than 9.7%, taking into account income from the Earnout Space provided that in no event will the borrower be entitled to obtain a reduction of the Earnout Letter of Credit unless such reduction is an amount of at least $2.5 million and in increments of $2.5 million. Upon achieving the Earnout Requirements for any of the available requests, the Earnout Letter of Credit shall be reduced to an amount equal to (x) $230.0 million minus (y) (NOI divided by 9.7%).  If the Earnout Requirements are not fully achieved during the loan term, the remaining proceeds of the Earnout Letter of Credit may be used to pay down the outstanding loan balance at loan maturity.  Assuming the As-Is Appraised Value and the full $20.0 million Earnout Letter of Credit is applied to the balloon balance at maturity, the LTV Ratio for the 100 Church Street Mortgage Loan Combination at Maturity is 45.4%.

(7)
IDC is required to take 13,868 square feet of additional space on a to be determined date between April 2013 and April 2014. This space is included in the calculation of occupancy. The City of New York is currently negotiating an expansion into an additional 131,946 square feet, which is not included in the occupancy calculation.

(8)
The 100 Church Street property was 41.0% leased at the time of the SL Green Realty Corp. acquisition in early 2010.  A $22.0 million capital improvement program was implemented to reposition the property, resulting in over 500,000 square feet of leases being executed.  As of May 31, 2012, the property was 84.4% leased.

(9)
The appraisal presented a “Stabilized Value with the City of New York Expansion” of $429,000,000.  Based on the “Stabilized Value with the City of New York Expansion”, the Cut-off Date LTV Ratio is 53.6% and the LTV Ratio at Maturity is 46.0% for the 100 Church Street Mortgage Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

The Mortgage Loan.  The mortgage loan (the “100 Church Street Mortgage Loan Combination”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 21-story office building, located on the full city block bounded by Church Street, West Broadway, Barclay Street and Park Place in New York, New York (the “100 Church Street Property”).  The 100 Church Street Mortgage Loan Combination was originated on June 15, 2012 by Wells Fargo Bank, National Association.  The 100 Church Street Mortgage Loan Combination had an original principal balance of $230,000,000 and accrues interest at an interest rate of 4.675% per annum.  The 100 Church Street Mortgage Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The 100 Church Street Mortgage Loan Combination matures on July 1, 2022.  The 100 Church Street Mortgage Loan Combination was bifurcated into two pari passu loan notes (Notes A-1 and A-2).  Note A-2 (the “100 Church Street Mortgage Loan”) had an original balance of $80,000,000, has an outstanding balance as of the Cut-off Date of $80,000,000 and Note A-1 (the “100 Church Street Pari Passu Companion Mortgage Loan”) had an original principal balance of $150,000,000, and was contributed to the WFRBS 2012-C8 Trust.  Note A-2, but not the related pari passu Note A-1, will be contributed to the Wells Fargo Commercial Mortgage Trust 2012-LC5.  See “Description of the Mortgage Pool – Split Loan Structures – The 100 Church Street Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing of the Non-Serviced Pari Passu Mortgage Loans” in the Free Writing Prospectus.  The WFRBS 2012-C8 Trust is the controlling trust with regards to the 100 Church Street Mortgage Loan Combination. The proceeds of the 100 Church Street Mortgage Loan Combination were used to refinance $139.7 million of existing debt, pay-off a $10.0 million note held by Wells Fargo Bank, National Association, post approximately $59.4 million of letters of credit, pay approximately $3.6 million of closing costs and return approximately $17.3 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the 100 Church Street Mortgage Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 100 Church Street Mortgage Loan Combination is prepayable without penalty on or after April 1, 2022.

The Property.  The 100 Church Street Property is a 21-story office building containing approximately 1,099,455 rentable square feet, of which 96.7% (1,063,436 square feet) is office space and the remaining 3.3% (36,019 square feet) is ground-floor retail space. The 100 Church Street Property was constructed in 1958 and is nearing completion of an approximate $22.0 million renovation including a complete upgrade of the lobby, full window replacements, elevator modernization, new cooling tower, facade repairs and leasing related capital improvements. As of May 31, 2012, the property was 84.4% leased to 15 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

The following table presents certain information relating to the tenancies at the 100 Church Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
City of New York(2)	AA/Aa2/NR	372,519(3)	33.9%	$32.45	$12,087,146(4)	37.5%	3/31/2034(5)(6)
HF Management Services, LLC(7)	NR/NR/NR	230,394	21.0%	$30.00	$6,912,694(8)	21.5%	3/31/2032
State of New York	NR/Aa2/AA	89,514	8.1%	$33.25	$2,976,341(9)	9.2%	4/30/2021(10)
Centerline Affordable Housing Advisors, LLC	NR/NR/NR	57,945	5.3%	$49.17	$2,849,156	8.8%	12/31/2026
Interactive Data Corporation	NR/NR/NR	64,529(11)	5.9%	$41.90	$2,703,822	8.4%	11/30/2024
Niche Media Holdings, LLC	NR/NR/NR	45,419	4.1%	$37.00	$1,680,503	5.2%	4/30/2018
Total Major Tenants		860,320	78.2%	$33.95	$29,209,660	90.7%

Non-Major Tenants		67,242	6.1%	$44.51	$2,992,710	9.3%

Occupied Collateral		927,562	84.4%	$34.72	$32,202,370	100.0%

Vacant Space		171,893	15.6%

Collateral Total		1,099,455	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The City of New York’s space is occupied by The New York City Law Department.  The New York City Law Department is responsible for all legal affairs of the City of New York. The New York City Law Department represents the City of New York, the mayor and other elected officials in all affirmative and defensive civil litigation as well as juvenile delinquency prosecutions brought in family court and administrative code enforcement proceedings brought in criminal court.

(3)	The City of New York is currently negotiating an expansion into an additional 131,946 square feet, which has been classified as vacant for underwriting purposes.
(4)	The Annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $33.33 per square foot.
(5)
The City of New York recently executed a lease extension which will commence on November 1, 2013 and expire on March 31, 2034.  Under the terms of the lease extension, rent payments are not required from November 1, 2013 until March 31, 2014.  Rent payments commence on April 1, 2014 and a $4,708,333 letter of credit is allocated to tenant’s free rent period.

(6)
The City of New York has the right to terminate its lease in whole or in part after April 1, 2026 subject to 18 months notice and a payment of unamortized tenant improvements and leasing commissions.  The tenant has the option to renew for two consecutive terms in either five- or ten-year increments for any and all space, on a floor-by-floor basis at the then fair market rental value (“FMV”).  The tenant has the option to renew any non-contiguous floors on a full floor basis up to a maximum additional term of fifteen years at FMV.

(7)	HF Management Services, LLC is a non-profit managed care organization that provides healthcare coverage to individuals and families through a variety of government sponsored health insurance programs.
(8)
Rent payments for 57,817 square feet are not required from February 1, 2012 through February 28, 2013.  Rent payments commence on March 1, 2013 and a $1,430,973 letter of credit is allocated to the tenant’s free rent period.

(9)	Annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $29.95 per square foot.
(10)	The State of New York has the right to terminate its lease on or by April 30, 2018 with no less than 12 months notice and payment of an approximate $3.5 million termination fee.
(11)
IDC is required to take 13,868 square feet of additional space on the eleventh floor (the “IDC Expansion”) on a to be determined date between April 2013 and April 2014.  The IDC Expansion is included in Annual U/W Base Rent.  Rent payments for 50,661 square feet are not required from April 1, 2013 until September 30, 2013 and rent payments commence on October 1, 2013.  A $795,099 letter of credit is allocated to tenant’s free rent period as well as rent that would have been collected assuming the tenant was in possession and paying full rent on the IDC Expansion from the period between June 15, 2012 and April 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

The following table presents certain information relating to the lease rollover schedule at the 100 Church Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1	0.0%	1	0.0%	$0	0.0%	$0.00
2012	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2013	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2014	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2015	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2017	1	2,799	0.3%	2,800	0.3%	$165,141	0.5%	$59.00
2018	2	54,061	4.9%	56,861	5.2%	$1,924,207	6.0%	$35.59
2019	0	0	0.0%	56,861	5.2%	$0	0.0%	$0.00
2020	0	0	0.0%	56,861	5.2%	$0	0.0%	$0.00
2021	4	93,778	8.5%	150,639	13.7%	$3,133,848	9.7%	$33.42
2022	0	0	0.0%	150,639	13.7%	$0	0.0%	$0.00
Thereafter	13	776,923	70.7%	927,562	84.4%	$26,979,174	83.8%	$34.73
Vacant	0	171,893	15.6%	1,099,455	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	1,099,455	100.0%			$32,202,370	100.0%	$34.72

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	One square foot is representative of a cellular tower lease. No related rent has been underwritten.

The following table presents historical occupancy percentages at the 100 Church Street Property:

Historical Occupancy Percentages(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
37%	39%	41%	60%	71%

(1)	Information obtained from borrower financials.

Historical Average Base Rent (PSF)(1)

12/31/2009(1)	12/31/2010(2)	12/31/2011(2)
$32.73	$28.00	$32.62

(1)
The sponsor acquired the property in January 2010, and the previous owner only provided annualized March 2009 financials.  Historical average base rent (PSF) figures are based on the borrower’s provided annualized base rental figures and total square footage of 1,099,455.

(2)	Historical average base rent (PSF) is based on borrower provided base rental income figures and total square footage of 1,099,455.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 100 Church Street Property:

Cash Flow Analysis(1)

	2010	2011	TTM 5/31/2012	U/W	U/W $ per SF
Base Rent	$18,472,036	$25,460,507	$28,371,674	$32,202,370	$29.29
Grossed Up Vacant Space	0	0	0	5,496,858	5.00
Total Reimbursables	993,018	1,922,275	2,389,236	2,463,771	2.24
Other Income	82,640	26,213	50,423	0	0.00
Less Vacancy & Credit Loss(2)	(898,215)	(6,291,874)	(5,948,737)	(5,496,858)	(5.00)
Effective Gross Income	$18,649,479	$21,117,121	$24,862,596	$34,666,141	$31.53

Total Operating Expenses(3)	$10,913,464	$11,699,672	$11,898,238	$14,014,379	$12.75

Net Operating Income	$7,736,015	$9,417,449	$12,964,358	$20,651,762	$18.78
TI/LC	0	0	0	1,389,230	1.26
Capital Expenditures	0	0	0	221,623	0.20
Net Cash Flow	$7,736,015	$9,417,449	$12,964,358	$19,040,909	$17.32

NOI DSCR(4)	0.54x	0.66x	0.91x	1.45x
NCF DSCR(4)	0.54x	0.66x	0.91x	1.33x
NOI DY(4)	3.4%	4.1%	5.6%	9.0%
NCF DY(4)	3.4%	4.1%	5.6%	8.3%

(1)
The 100 Church Street Property was 41.0% leased at the time of the sponsor’s acquisition in early 2010.  The 100 Church Street Property was 71.0% leased by year-end 2011 and reached the current occupancy of 84.4% in May 2012.

(2)	Historical Vacancy and Credit Loss reflects free rent attributed to leases with HF Management Services, LLC, the State of New York and Lenard A. Farber MD, PLLC.
(3)
The 100 Church Street Property is subject to an Industrial and Commercial Incentive Program (“ICIP”) tax abatement that started in 2008/2009 and begins phasing down by 20.0% per year beginning in 2017/2018 and the property will be fully assessed by 2021/2022.  The appraiser estimates the tax liability will increase by $2.8 million from the 2011/2012 tax liability when the ICIP expires in 2021/2022.  The expiration of the ICIP is mitigated by: (i) approximately 70.7% of the net rentable area is currently leased to tenants with leases that extend beyond 2022; and (ii) all of the signed leases at the property are structured as modified gross; therefore, the incremental tax increases will be passed-through to the respective tenants.

(4)	DSCRs and debt yields are based on the 100 Church Street Mortgage Loan Combination.

Appraisal.  As of the appraisal valuation date of April 11, 2012, the 100 Street Church Property had an “as-is” appraised value of $391,000,000.  The appraisal presented a “Stabilized Value with the City of New York Expansion” of $429,000,000.  Based on the “Stabilized Value with the City of New York Expansion”, the Cut-off Date LTV Ratio is 53.6% and the LTV Ratio at Maturity is 46.0% for the 100 Church Street Mortgage Loan Combination.

Environmental Matters.  According to the Phase I environmental site assessment dated April 13, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  According to the appraisal, the 100 Church Street Property is located in the Downtown Manhattan office market and further defined within the Financial District submarket.  As of year-end 2011, average submarket asking rent was $39.65 per square foot, which is an increase from year-end 2010 and year-end 2009 when asking rents were reported as $37.31 per square foot and $37.19 per square foot, respectively.  As of year-end 2011, the average submarket vacancy was 9.4%, down from 10.8% from year-end 2010.

Competitive Set(1)

	100 Church Street (Subject)	222 Broadway	4 New York Plaza	One Battery Place	33 Maiden Lane	60 Wall Street
Market	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.4 miles	0.3 miles	0.5 miles	0.6 miles	0.7 miles
Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1958/2012	1961/NAP	1968/NAP	1971/NAP	1984/NAP	1988/NAP
Total GLA	1,099,455 SF	756,138 SF	1,098,000 SF	837,052 SF	617,356 SF	1,635,841 SF
Total Occupancy	84%	99%	95%	99%	83%	100%

(1)	Information obtained from the appraisal dated April 11, 2012.

The Borrower.  The borrower is 100 Church Fee Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 Church Street Mortgage Loan Combination.  The borrower is owned 100% by SL Green Realty Corp.  SL Green Realty Corp. acquired ownership of controlling interest of the borrower through the exercise of its remedies as a mezzanine lender to the predecessor owner. See “Description of the Mortgage Pool – Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.  SL Green Operating Partnership, L.P. is the guarantor of certain nonrecourse carveouts under the 100 Church Street Mortgage Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

The Sponsor.  The sponsor is SL Green Realty Corp., a public real estate investment trust.  As of December 31, 2011, SL Green Realty Corp. had interests in 64 Manhattan properties totaling more than 31.4 million square feet.  This includes ownership interests in 27.0 million square feet of commercial properties and debt and preferred equity investments secured by 11.7 million square feet of properties.  In addition to its Manhattan investments, SL Green Realty Corp. holds interests in 31 suburban commercial properties totaling 6.8 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.  The sponsor is in process of negotiating a deed-in-lieu for a property in which the sponsor is the controlling interest holder and discontinued debt service payments since 2009.  See “Description of the Mortgage Pool – Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided that the following conditions are satisfied:  (i) no event of default exists and is continuing and (ii) borrower delivers to the lender satisfactory evidence of payment of taxes before the taxes are delinquent.  The loan documents do not require monthly escrows for insurance provided that the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) borrower provides the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.  Monthly replacement reserve escrow payments of $18,469 will commence on July 1, 2014 (subject to a cap of $443,256).

Letters of Credit. The loan documents provide for the 100 Church Street Mortgage Loan Combination borrower to post a $39,440,494 upfront letter of credit, which encompasses the following: (i) tenant improvements and landlord work ($20,995,000), leasing commissions ($5,990,923) and free rent ($4,708,333) associated with the City of New York’s space; (ii) tenant improvements ($4,737,498), free rent ($1,430,973) and leasing commission ($448,112) associated with HF Management Services’ space; (iii) free and gap rent ($795,099) associated with the IDC’s space; and (iv) leasing commissions ($334,556) associated with Lenard A. Farber MD, PLLC’s space.

In addition, the loan documents provide for the 100 Church Street borrower to post a $20,000,000 letter of credit (the “Earnout Letter of Credit”).  The Earnout Letter of Credit will be subject to reduction upon satisfaction of the “Earnout Requirements”, which shall mean either: (i) the execution of a lease or lease amendment with the City of New York for the expansion (the “City of New York Expansion”) of their space (on terms set forth in the loan documents) and will result in an NOI Debt Yield of no less than 9.7% and the Earnout Letter of Credit shall be reduced to zero or (ii) the Earnout Requirement may be exercised up to six times during the loan term, and shall mean: (a) execution of a lease with any tenant for all or any space that is vacant (any such leased space, an “Earnout Space”) whose lease is approved or deemed approved by the lender and (b) the property would achieve a minimum NOI Debt Yield of no less than 9.7%, taking into account income from the Earnout Space provided that in no event will the borrower be entitled to obtain a reduction of the Earnout Letter of Credit unless such reduction is an amount of at least $2,500,000. Upon achieving the Earnout Requirements for any of the available requests, the Earnout Letter of Credit shall be reduced to an amount equal to (x) $230,000,000 minus (y) (NOI divided by 9.7%).

In either case of (i) or (ii) of the preceding paragraph, a portion of the Earnout Letter of Credit reduction will be reserved by the lender in the form of cash or a letter of credit, in an amount equal to (a) the outstanding tenant improvements or leasing commissions applicable to the newly-leased space or (b) the amount of abated rent associated with the newly-leased space.  If the Earnout Requirements are not fully achieved during the loan term, the remaining proceeds of the Earnout Letter of Credit may be used to pay down the outstanding loan balance at maturity.

IDC TI/LC Guaranty.  In lieu of a $481,220 deposit for leasing costs associated with IDC’s expansion on the eleventh floor, the sponsor delivered a guaranty to the lender in an amount equal to $481,220 (the “IDC TI/LC Reserve Funds”).  Any funding of the IDC TI/LC Reserve Funds by the borrower will result in the guaranty being reduced by the amount funded by the borrower.  Upon payment of all tenant improvement and leasing costs associated with the IDC’s expansion space, the lender will release the remaining portion of the guaranty provided no event of default is continuing.

Lockbox and Cash Management.  The 100 Church Street Mortgage Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 100 Church Street Property be deposited into the lockbox account within two business days of receipt.

Upon the occurrence of a Cash Trap Event Period (as defined below) all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) the NOI debt yield is less than 7.7% as tested with respect to each calendar quarter on the date which is 45 days following the last day of the applicable quarter.  A Cash Trap Event Period will expire upon the cure of such event of default, the payment in full of the 100 Church Street Mortgage Loan Combination and all other obligations under the loan documents or the NOI debt yield is at least 7.7% for two consecutive calendar quarters.

Property Management.  The 100 Church Street Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 CHURCH STREET

Assumption.  The 100 Church Street Mortgage Loan Combination borrower has a four-time right to transfer the 100 Church Street Property with the consent of the lender, provided that no event of default has occurred and is continuing under the 100 Church Street Mortgage Loan Combination and certain other conditions are satisfied, including: (i) payment of an assumption fee of 0.125% of the outstanding principal balance of the 100 Church Street Mortgage Loan Combination for the first transfer and with respect to all subsequent transfers payment of an assumption fee of 0.25% of the then outstanding principal balance of the 100 Church Street Mortgage Loan Combination; (ii) the proposed transferee and guarantor’s experience and financial strength and credit quality satisfy the lender’s credit review; (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch and Moody’s assigned to the Series 2012-LC5 Certificates; and (iv) other factors relied upon by the lender in the original underwriting of the 100 Church Street Mortgage Loan Combination. Additionally, transfers of equity interests in the borrower are permitted so long as not less than 49.0% of equity interests in the borrower are owned, directly or indirectly, by sponsor, SL Green Operating Partnership, L.P., a Qualified Transferee (as defined below) or a Permitted Pledge Bank (as defined below) and such party controls the borrower.

A “Qualified Transferee” means an entity which meets certain criteria, including but not limited to: (i) total assets in name or under management in major metropolitan areas in excess of 2.0 million square feet of gross leasable area exclusive of the 100 Church Street Property; (ii) total assets in name or under management in excess of $600.0 million; (iii) shareholder’s equity in excess of $250.0 million; (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

A “Permitted Pledge Bank” means a commercial bank or financial institution meeting certain criteria, including but not limited to: (i) total assets in name or under management in excess of $600.0 million; (ii) shareholder’s equity in excess of $250.0 million; (iii) is regularly engaged in the business of making commercial real estate loans or owning or operating commercial real estate properties; and (iv) has a long term unsecured debt rating of not less that “A” by Standard & Poors and “A2” by Moody’s.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 100 Church Street Property provided that the borrower is not required to annually spend more than $600,000 of the insurance premium that is payable for required property and business interruption/rent loss insurance. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

COLE RETAIL 12 PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE RETAIL 12 PORTFOLIO

Cole Retail 12 Portfolio
1 FedEx - Baton Rouge, LA | Baton Rouge, LA
2 LA Fitness - West Chester, OH | West Chester, OH
3 Walgreens - Olivette, MO | Olivette, MO
4 Walgreens - Seattle, WA | Seattle, WA
5 Walgreens - Columbia, MO | Columbia, MO
6 La-Z-Boy - Newington, CT | Newington, CT
7 CVS - Azle, TX | Azle, TX
8 Walgreens - Jacksonville, FL | Jacksonville, FL
9 Walgreens - Crossville, TN | Crossville, TN
10 Walgreens - Columbus, MS | Columbus, MS
11 Office Depot - Balcones Heights, TX | Balcones Heights, TX
12 CVS - Fairview Township, PA | Fairview Township, PA
CANADA
MEXICO
CUBA
BAHAMAS
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Seattle
Portland
Sacramento
San Francisco
Los Angeles
San Diego
Las Vegas
Phoenix
Albuquerque
Denver
Chihuahua
Winnipeg
Minneapolis
Kansas City
St. Louis
Oklahoma City
Fort Worth
Dallas
Austin
San Antonio
Houston
Baton Rouge
New Orleans
Memphis
Columbus
Nashville
Crossville
Atlanta
Tallahassee
Jacksonville
Miami
Chicago
Indianapolis
West Chester
Detroit
Cleveland
Toronto
Ottawa
Montreal
Québec
Boston
New York
Philadelphia
Baltimore
Washington DC
Norfolk
WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
NJ
MD
DE
VT
NH
ME
MA
RI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cole Retail 12 Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NR/NR		Property Type:	Various – See Table
Original Principal Balance:		$42,400,000		Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:		$42,400,000		Location:	Various – See Table
% of Initial Pool Balance:		3.3%		Size:	227,464 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$186.40
Borrower Name(1):		Various		Year Built/Renovated:	Various – See Table
Sponsor:		Cole Credit Property Trust II, Inc.		Occupancy %:	100.0%
Mortgage Rate:		4.674%		Occupancy % Source Date:	September 1, 2012
Note Date:		August 14, 2012		Title Vesting:	Fee
Anticipated Repayment Date:		September 1, 2022		Property Manager:	Cole Realty Advisors, Inc.
Maturity Date:		September 1, 2042
IO Period:		120 months		3rd Most Recent NOI (As of)(4):	$3,498,647 (12/31/2010)
Loan Term (Original)(2):		120 months		2nd Most Recent NOI (As of)(4):	$3,490,700 (12/31/2011)
Seasoning:		0 months		Most Recent NOI (As of)(4):	$5,013,877 (TTM 3/31/2012)
Amortization Term (Original):		NAP
Loan Amortization Type(2):		Interest-only, ARD		U/W Revenues:	$5,423,453
Interest Accrual Method:		Actual/360		U/W Expenses:	$362,102
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		U/W NOI:	$5,061,352
Lockbox Type:		Hard/Upfront Cash Management		U/W NCF:	$4,955,472
Additional Debt:		None		U/W NOI DSCR:	2.52x
Additional Debt Type:		NAP		U/W NCF DSCR:	2.47x
				U/W NOI Debt Yield:	11.9%
Escrows and Reserves:				U/W NCF Debt Yield:	11.7%
				As-Is Appraised Value:	$71,430,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various
Taxes(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.4%
Insurance(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.4%
Replacement Reserves(3)	$0	Springing	NAP
TI/LC(3)	$0	Springing	NAP

(1)
The Cole Retail 12 Portfolio Mortgage Loan has 12 borrowing entities: Cole WG Crossville TN, LLC; Cole LZ Newington CT, LLC; Cole WG Columbia MO, LLC; Cole WG Seattle WA, LLC; Cole FE Baton Rouge LA, LLC; Cole LA West Chester OH, LLC; Cole OD Balcones Heights TX, LLC; Cole WG Olivette MO, LLC; Cole CV Azle TX, LLC; Cole WG Jacksonville FL, LLC; Cole CV Fairview Township PA, LLC; and Cole WG Columbus MS, LLC.

(2)	Represents the loan term from origination through the ARD. The loan term from origination to the maturity date is 360 months.
(3)	Monthly deposits into Tax, Insurance, Replacement Reserve or TI/LC escrows are not required during any period when a cash management period has not occurred or is continuing.
(4)
Four of the properties (LA Fitness – West Chester, OH; Office Depot – Balcones Heights, TX; CVS – Azle, TX; and CVS – Fairview Township, PA) were acquired in 2011. Historical cash flows from 2010 and 2011 do not include these properties.

The Mortgage Loan.  The mortgage loan (the “Cole Retail 12 Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 11 single-tenant retail buildings and one single-tenant industrial building. The properties securing the Cole Retail 12 Portfolio Mortgage Loan are located in Tennessee, Connecticut, Missouri, Washington, Louisiana, Ohio, Texas, Florida, Pennsylvania and Mississippi (the “Cole Retail 12 Portfolio Properties”). The Cole Retail 12 Portfolio Mortgage Loan was originated on August 14, 2012 by The Royal Bank of Scotland. The Cole Retail 12 Portfolio Mortgage Loan had an original principal balance of $42,400,000, has an outstanding principal balance as of the Cut-off Date of $42,400,000 and accrues interest at an interest rate of 4.674% per annum. The Cole Retail 12 Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”).  The ARD is September 1, 2022 and the final maturity date is September 1, 2042.  In the event the Cole Retail 12 Portfolio Mortgage Loan is not paid on or before the ARD, the Cole Retail 12 Portfolio Mortgage Loan will accrue interest at an interest rate of 7.674% per annum and will have a remaining amortization term of 240 months. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance. The proceeds from the Cole Retail 12 Portfolio Mortgage Loan, along with approximately $28.6 million of equity from the sponsor, were used to recapitalize the sponsor’s acquisition of the Cole Retail 12 Portfolio Properties at a purchase price of approximately $70.6 million and pay closing costs.

Following the lockout period, the borrower has the right to voluntarily prepay the Cole Retail 12 Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. On or after June 1, 2022, the borrower will have the right to voluntarily prepay the Cole Retail 12 Portfolio Mortgage Loan in whole, or in part, without penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE RETAIL 12 PORTFOLIO

The Properties.  The Cole Retail 12 Portfolio Mortgage Loan is secured by the fee interests in 12 single-tenant buildings located in Tennessee, Connecticut, Missouri, Washington, Louisiana, Ohio, Texas, Florida, Pennsylvania and Mississippi, together totaling approximately 227,464 square feet of net rentable area. Of the 12 properties, 11 are retail buildings and the remaining property is an industrial distribution facility leased to FedEx.  The retail locations include six properties leased to Walgreens, two properties leased to CVS, as well as other retail locations leased to La-Z-Boy, Office Depot and LA Fitness.  All leases are structured as absolute-net leases, with the exception of the leases to LA Fitness and CVS, which operates each property under a double-net lease. The Cole Retail 12 Portfolio Properties were constructed between 2001 and 2009 and were purchased by the sponsor between 2003 and 2011.

The following table represents certain information relating to the Cole Retail 12 Portfolio Mortgage Loan:

Property Name - Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Year Built/ Renovated	Net Rentable Area (SF)	Sales PSF(1)	Occupancy Cost(1)	Appraised Value
FedEx – Baton Rouge, LA	Industrial(2)	$6,470,111	15.3%	2008/NAP	29,400	NAV	NAV	$10,900,000
LA Fitness – West Chester, OH	Retail	$5,075,178	12.0%	2009/NAP	45,000	NAV	NAV	$8,550,000
Walgreens – Olivette, MO	Retail	$4,475,654	10.6%	2001/NAP	15,120	$229	15.3%	$7,540,000
Walgreens – Seattle, WA	Retail	$3,739,605	8.8%	2002/NAP	14,410	$208	15.2%	$6,300,000
Walgreens – Columbia, MO	Retail	$3,573,401	8.4%	2002/NAP	13,973	$403	7.8%	$6,020,000
La-Z-Boy – Newington, CT	Retail	$3,324,094	7.8%	2006/NAP	20,701	NAV	NAV	$5,600,000
CVS – Azle, TX	Retail	$3,157,889	7.4%	2008/NAP	12,900	$504	5.8%	$5,320,000
Walgreens – Jacksonville, FL	Retail	$2,997,620	7.1%	2001/NAP	15,120	$169	14.0%	$5,050,000
Walgreens – Crossville, TN	Retail	$2,730,505	6.4%	2001/NAP	15,070	$236	9.1%	$4,600,000
Walgreens – Columbus, MS	Retail	$2,552,429	6.0%	2004/NAP	14,490	$245	8.5%	$4,300,000
Office Depot – Balcones Heights, TX	Retail	$2,285,314	5.4%	2009/NAP	20,400	$229	7.1%	$3,850,000
CVS – Fairview Township, PA	Retail	$2,018,200	4.8%	2007/NAP	10,880	$478	4.6%	$3,400,000

Total/Weighted Average		$42,400,000	100.0%		227,464			$71,430,000

(1)	Sales per square foot and occupancy costs are for the full year ending December 31, 2011.
(2)	The FedEx – Baton Rouge, LA property is a distribution facility specifically designed for the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE RETAIL 12 PORTFOLIO

The following table presents certain information relating to the tenancies at the Cole Retail 12 Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants(2)
Walgreens	NR/Baa1/BBB	88,183	38.8%	$27.26	$2,403,850	44.1%	Various(3)
FedEx	NR/Baa1/BBB	29,400	12.9%	$28.86	$848,340	15.6%	7/31/2023
LA Fitness	NR/NR/NR	45,000	19.8%	$16.75	$753,750	13.8%	9/30/2024
CVS	BBB+/Baa2/BBB+	23,780	10.5%	$25.80	$613,460	11.3%	Various(4)
La-Z-Boy	NR/NR/NR	20,701	9.1%	$24.00	$496,824	9.0%	12/26/2021
Office Depot	NR/Caa1/B-	20,400	9.0%	$16.25	$331,500	6.1%	9/30/2024
Occupied Collateral Total		227,464	100.0%	$23.95	$5,447,724	100.0%

Vacant Space		0	0.0%

Collateral Total		227,464	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All leases are structured as absolute-net leases, with the exception of the leases to LA Fitness and CVS, which operate each property under a double-net lease.
(3)
Six of the Cole Retail 12 Portfolio Properties are leased to Walgreens under six separate leases. Expiration dates are as follows: Walgreens – Crossville, TN – March 31, 2021; Walgreens – Olivette, MO – October 31, 2026; Walgreens – Jacksonville, FL – September 30, 2020; Walgreens – Columbus, MS – July 31, 2029; Walgreens – Seattle, WA – November 30, 2022; and Walgreens – Columbia, MO – June 30, 2022.

(4)
Two of the Cole Retail 12 Portfolio Properties are leased to CVS under two separate leases. Expiration dates are as follows: CVS – Azle, TX – January 31, 2029; and CVS – Fairview Township, PA – January 31, 2030.

The following table presents certain information relating to the lease rollover schedule at the Cole Retail 12 Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	15,120	6.6%	15,120	6.6%	$356,000	$23.54
2021	2	35,771	15.7%	50,891	22.4%	$820,824	$22.95
2022	2	28,383	12.5%	79,274	34.9%	$896,000	$31.57
Thereafter	7	148,190	65.1%	227,464	100.0%	$3,374,900	$22.77
Vacant	0	0	0.0%	227,464	100.0%	$0	$0.00
Total/Weighted Average	12	227,464	100.0%			$5,447,724	$23.95

(1)	Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Cole Retail 12 Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
100%	100%	100%

(1)
Four of the Cole Retail 12 Portfolio Properties (LA Fitness – West Chester, OH; Office Depot – Balcones Heights, TX; CVS – Azle, TX and CVS – Fairview Township, PA) were acquired in 2011. Historical occupancies from 2010 and 2011 do not include these properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE RETAIL 12 PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Cole Retail 12 Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$3,715,039	$3,715,039	$5,333,529	$5,447,724	$23.95
Grossed Up Vacant Space	0	0	0	0	0.00
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	0	0	181,202	181,202	0.80
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(205,473)	(0.90)
Effective Gross Income	$3,715,039	$3,715,039	$5,514,731	$5,423,453	$23.84

Total Operating Expenses	216,392	$224,339	$500,854	$362,102	$1.59

Net Operating Income	$3,498,647	$3,490,700	$5,013,877	$5,061,352	$22.25

TI/LC	0	0	0	42,189	0.19
Capital Expenditures	0	0	0	63,690	0.28
Net Cash Flow	$3,498,647	$3,490,700	$5,013,877	$4,955,472	$21.79

NOI DSCR	1.74x	1.74x	2.50x	2.52x
NCF DSCR	1.74x	1.74x	2.50x	2.47x
NOI DY	8.3%	8.2%	11.8%	11.9%
NCF DY	8.3%	8.2%	11.8%	11.7%

(1)
Four of the Cole Retail 12 Portfolio Properties (LA Fitness – West Chester, OH; Office Depot – Balcones Heights, TX; CVS – Azle, TX; and CVS – Fairview Township, PA) were acquired in 2011. Historical cash flows from 2010 and 2011 do not include these properties.

Appraisal.  As of the appraisal valuation dates ranging from July 7, 2012 to July 20, 2012, the Cole Retail 12 Portfolio Properties had an aggregate “as-is” appraised value of $71,430,000.

Environmental Matters.  According to the Phase I environmental site assessment reports dated July 24, 2012, no further action was recommended in connection with any recognized environmental conditions at the Cole Retail 12 Portfolio Properties.

The Borrower.  The borrowing entities are all Delaware limited liability companies and single purpose entities, each of which has an independent director (collectively the “Cole Retail 12 Portfolio Borrower”).  Legal counsel to the Cole Retail 12 Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Cole Retail 12 Portfolio Mortgage Loan. Cole Credit Property Trust II, Inc. (“CCPT II”), an indirect owner of the Cole Retail 12 Portfolio Borrower, is the guarantor of certain nonrecourse carveouts under the Cole Retail 12 Portfolio Mortgage Loan.

The Sponsor.  CCPT II is a non-traded public real estate investment trust that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of retail and other single-tenant income producing properties throughout the United States.  As of March 31, 2012, CCPT II owned 753 properties, comprised of 21.2 million rentable square feet of single tenant and multi-tenant retail and commercial space located in 45 states and had total assets of $3.38 billion.

Escrows.  No reserves for taxes are required so long as (i) no event of default has occurred and is continuing and (ii) the Cole Retail 12 Portfolio Borrower delivers to the lender satisfactory evidence of payment of taxes. No reserves for insurance premiums are required so long as (i) no event of default has occurred and is continuing under the Cole Retail 12 Portfolio Mortgage Loan and (ii) insurance coverage of the Cole Retail 12 Portfolio Properties is included in a blanket or umbrella policy, subject to lender approval.  Additionally, no replacement reserves or tenant improvements and leasing commissions reserves are required so long as no event of default has occurred and is continuing.

Lockbox and Cash Management.  The Cole Retail 12 Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the Cole Retail 12 Portfolio Borrower direct tenants pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Cole Retail 12 Portfolio Properties and all other monies received by the Cole Retail 12 Portfolio Borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of an event of default, all funds on deposit in the lockbox account are swept to certain restricted and other accounts, and account funds are to be disbursed in the following priority as required by the related loan agreement: (i) first, to a tax reserve account; (ii) second, to an insurance reserve account; (iii) third, to a debt service account for monthly debt service payments; (iv) fourth, to a replacement reserve account; (v) fifth, to a rollover reserve account; (vi) sixth, payment to lender of any other amounts then due under the loan documents; (vii) seventh, payment to the Cole Retail 12 Portfolio Borrower in an amount necessary to pay permitted monthly expenses; (viii) eighth, so long as no Cash Management Period (as defined below) is continuing, to a Cole Retail 12 Portfolio Borrower operating account; and (ix) ninth, during a Cash Management Period, all remaining excess cash flow to an excess cash flow reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE RETAIL 12 PORTFOLIO

A “Cash Management Period” commences upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio at the end of each fiscal quarter being less than 1.85x; (iii) if any tenant or tenants under any lease or leases (a) has 12 months or less remaining before the stated lease expiration, (b) terminates or cancels its lease, (c) goes dark, (d) defaults or continues to default with respect to any material financial obligations under its lease, or (e) commences a bankruptcy action and, with respect to clauses (a), (b), (c), (d) or (e) above, the aggregate rent payable by such tenant, when subtracted from net operating income, would result in a debt service coverage ratio less than 1.85x; (iv) a bankruptcy action with respect to the property manager; or (v) the ARD occurring without full repayment. A Cash Management Period will expire upon the occurrence of any of the following: (1) with respect to a Cash Management Period caused by clause (i) above, when such event of default no longer exists; (2) with respect to a Cash Management Period caused by clause (ii) above, when the debt service coverage ratio exceeds 1.85x for a period of at least two consecutive fiscal quarters; (3) with respect to a Cash Management Period caused by clause (iii) above, when the notional debt service coverage ratio described in clause (iii) exceeds 1.85x for a period of at least two consecutive fiscal quarters and (4) with respect to a Cash Management Period caused by clause (iv) above, when the existing property manager has been replaced by a Qualified Manager (as defined below).

A “Qualified Manager” means either (i) Cole Realty Advisors, Inc. or (ii) a person which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Cole Retail 12 Portfolio Properties, provided that the Cole Retail 12 Portfolio Borrower has obtained written confirmation from Fitch and Moody’s that the management of the Cole Retail 12 Portfolio Properties by such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates.

Property Management.  The Cole Retail 12 Portfolio Properties are managed by Cole Realty Advisors, Inc., an affiliate of the Cole Retail 12 Portfolio Borrower.

Assumption.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the Cole Retail 12 Portfolio Borrower has the right to transfer all of the remaining Cole Retail 12 Portfolio Properties at once and cause an assumption of the Cole Retail 12 Portfolio Mortgage Loan, provided that no event of default has occurred and is continuing under the Cole Retail 12 Portfolio Mortgage Loan and certain other conditions are satisfied, including, but not limited to: (i) the Cole Retail 12 Portfolio Borrower pays a fee of 0.50% of the outstanding principal balance of the Cole Retail 12 Portfolio Mortgage Loan for the first such transfer and a fee of 1.00% for each subsequent transfer thereafter; (ii) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings within seven years prior to the proposed transfer; and (iv) the Cole Retail 12 Portfolio Properties must continue to be managed by one or more Qualified Managers.

Partial Release.  Following the prepayment lockout period, the Cole Retail 12 Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including without limitation: (i) the property to be released must be the subject of a sale to a bona fide third party purchaser who is not a Restricted Party (as defined below) or an affiliate of a Restricted Party; (ii) the Cole Retail 12 Portfolio Borrower must provide the lender with a written request at least 30 days prior to the proposed release date; (iii) no event of default has occurred or is continuing at the time that the release occurs; (iv) payment by the Cole Retail 12 Portfolio Borrower in an amount equal to 115% of the allocated loan amount for the individual property to be released; (v) the debt service coverage ratio of the remaining properties must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio immediately prior to the release (inclusive of such release parcel); and (vi) the loan-to-value ratio of the remaining properties must not be more than the loan-to-value ratio at closing.

A “Restricted Party” means the Cole Retail 12 Portfolio Borrower, any principal or the guarantor under the Cole Retail 12 Portfolio Mortgage Loan.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the Cole Retail 12 Portfolio Borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the Cole Retail 12 Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

SOMERSET SHOPPES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET SHOPPES

Somerset Shoppes
8903 Glades Road
Boca Raton, FL 33434
Palm Beach Intl. Airport 20 miles
Miami Intl. Airport 24 miles
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
THE EVERGLADES
Atlantic Ocean
PALM BEACH COUNTY
BROWARD COUNTY
Boynton Beach
Gulf Stream
Delray Beach
Highland Beach
Boca Raton
Deerfield Beach
Lighthouse Point
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Oakland Park
Wilton Manors
Fort Lauderdale
Hollywood
Hamptons at Boca Raton
Mission Bay
Boca Del Mar
Sandalfoot Cove
Boca Pointe
Parkland
Coconut Creek
Coral Springs
Margate
North Lauderdale
Tamarac
Lauderhill
Lauderdale Lakes
Sunrise
Plantation
Weston
Davie
Florida's Turnpike
Sawgrass Expwy
Glades Rd
Boca Raton Airport
Florida Atlantic University
Palm Beach State College
Town Center at Boca Raton
Ft. Lauderdale Executive Airport
Pompano Beach Airpark
Fort Lauderdale/ Hollywood Intl. Airport
Port Everglades
John U. Lloyd Beach State Park
Nova Southeastern University
Sawgrass Mills and The Oasis
BankAtlantic Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Somerset Shoppes

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$42,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$41,955,891			Location:	Boca Raton, FL
% of Initial Pool Balance:	3.3%			Size:	186,335 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$225.16
Borrower Name:	Somerset Shoppes FLA LLC
Sponsor:	Bob Roberts			Year Built/Renovated:	1987/NAP
Mortgage Rate:	5.050%			Occupancy %:	93.9%
Note Date:	August 2, 2012			Occupancy % Source Date:	August 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 6, 2022			Property Manager:	Tulepan Management LLC
IO Period:	None
Loan Term (Original):	121 months			3rd Most Recent NOI (As of):	$3,813,168 (12/31/2010)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$3,673,375 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,766,126 (TTM 6/30/2012)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$5,308,607
Call Protection:	GRTR 1% or YM(118),O(3)			U/W Expenses:	$1,522,562
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI:	$3,786,045
Additional Debt:	None			U/W NCF:	$3,565,223
Additional Debt Type:	NAP			U/W NOI DSCR:	1.39x
				U/W NCF DSCR:	1.31x
Escrows and Reserves:				U/W NOI Debt Yield:	9.0%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$62,200,000
Taxes	$447,903	$49,767	NAP	As-Is Appraisal Valuation Date:	June 30, 2012
Insurance	$158,819	$31,764	NAP	Cut-off Date LTV Ratio:	67.5%
Replacement Reserves	$0	$3,882	NAP	LTV Ratio at Maturity or ARD:	55.5%
Deferred Maintenance(1)	$62,500	$0	NAP
TI/LC(2)	$400,000	$9,583	$400,000
Roof Reserve(3)	$651,741	$0	NAP
Rack Room Shoes Reserve(4)	$2,000,000	$0	NAP
Lenscrafters Reserve(5)	$1,100,000	$0	NAP

(1)	The Deferred Maintenance Reserve of $62,500 was funded at closing, which represents 125% of the estimated cost to complete the necessary improvements to make the property fully ADA compliant.
(2)
The TI/LC Reserve of $400,000 was funded at closing.  Upon the reserve balance dropping below $400,000, the borrower will be required to make monthly deposits estimated to be $9,583 ($115,000 per year) until the cap of $400,000 is reached.

(3)
The Roof Reserve of $651,741 was funded at closing, which represents approximately 125% of the estimated cost to complete the roof replacement.  The borrower will have access to the Roof Reserve to make payments for roof work to be completed.  Upon completion of the roof replacement, to lender’s satisfaction, the balance of the Roof Reserve, if any, will be released to the borrower.

(4)
The current Rack Room Shoes lease expires on January 31, 2013.  A $2.0 million reserve was funded at closing which will be released upon lender’s receipt of an estoppel from the tenant under the Rack Room Shoes lease (or the tenant or tenants under the Rack Room Shoes replacement lease or leases, as applicable) evidencing, among other things, that: (i) the Rack Room Shoes lease (or replacement lease(s)) has been renewed (or entered into) for no less than five years at no less than $20.00 per square foot (NNN); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above); (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

(5)
The current Lenscrafters lease expires on December 31, 2012.  A $1.1 million reserve was funded at closing which will be released upon lender’s receipt of an estoppel from the tenant under the Lenscrafters lease (or the tenant or tenants under the Lenscrafters replacement lease or leases, as applicable) evidencing, among other things, that: (i) the Lenscrafters lease (or replacement lease(s)) has been renewed (or entered into) for the entire premises for at least a three-year term at no less than $28.00 per square foot (NNN); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above); (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET SHOPPES

The Mortgage Loan.  The mortgage loan (the “Somerset Shoppes Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a 186,335 square foot anchored retail shopping center located in Boca Raton, Florida (the “Somerset Shoppes Property”).  The Somerset Shoppes Mortgage Loan was originated on August 2, 2012 by Ladder Capital Finance LLC. The Somerset Shoppes Mortgage Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $41,955,891 and accrues interest at an interest rate of 5.050% per annum. The Somerset Shoppes Mortgage Loan had an initial term of 121 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Somerset Shoppes Mortgage Loan matures on September 6, 2022. The proceeds from the Somerset Shoppes Mortgage Loan were used to refinance existing debt of approximately $34.7 million, fund reserves of approximately $4.8 million, pay closing costs of approximately $628,000 and return approximately $1.8 million to the sponsor.

The borrower has the right to voluntarily prepay the Somerset Shoppes Mortgage Loan, in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.  In addition, the Somerset Shoppes Mortgage Loan is prepayable without penalty on or after July 6, 2022.

The Property.  The Somerset Shoppes Property is a retail community shopping center anchored by TJ Maxx, Michaels and Loehmann’s and contains approximately 186,335 rentable square feet.  The Somerset Shoppes Property was built in 1987 and is located on Glades Road in Boca Raton, Florida. The Somerset Shoppes Property is comprised of one main building, two smaller buildings and three outparcels situated on 18.27 acres. The Somerset Shoppes Property was 93.9% leased to 39 tenants as of August 1, 2012. Access to the Somerset Shoppes Property is provided via driveways from Glades Road and Lyons Road. The Somerset Shoppes Property has 1,057 parking spaces with a parking ratio of 5.67 spaces per 1,000 square feet.

The following table presents certain information relating to the tenancies at the Somerset Shoppes Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Loehmann’s	NR/NR/NR	23,343	12.5%	$19.32	$450,976	12.0%	$288	9.2%	12/31/2015
TJ Maxx	NR/A3/A	31,520	16.9%	$11.75	$370,360	9.8%	$449	4.0%	4/30/2022
Michaels(3)	NR/B3/B	25,000	13.4%	$10.00	$249,996	6.6%	$207	7.9%	2/28/2015
Rack Room Shoes(4)(5)	NR/NR/NR	7,993	4.3%	$20.00	$159,860	4.2%	$150	19.2%	1/31/2013
Total Major Tenants		87,856	47.1%	$14.01	$1,231,192	32.6%

Non-Major Tenants		87,055	46.7%	$29.20	$2,541,842	67.4%

Occupied Collateral		174,911	93.9%	$21.57	$3,773,034	100.0%

Vacant Space		11,424	6.1%

Collateral Total		186,335	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2011.
(3)
The Michaels lease provides for a rent reduction to a calculated percent of gross sales if, among other things, TJ Maxx ceases operations at the Somerset Shoppes Property (without a suitable replacement tenant) for nine months.

(4)
Rack Room Shoes is currently paying $28.23 per square foot in base rent. However, the tenant is being underwritten at a base rent of $20.00 per square foot because their lease expires on January 31, 2013 and a $2.0 million reserve was funded at closing that will be released upon lender’s receipt of an estoppel from the tenant under the Rack Room Shoes lease (or the tenant or tenants under the Rack Room Shoes replacement lease or leases, as applicable) evidencing, among other things, that: (i) the Rack Room Shoes lease (or replacement lease(s)) has been renewed (or entered into) for no less than five years at no less than $20.00 per square foot (NNN); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above); (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

(5)
The Rack Room Shoes lease provides for a rent reduction to 8% of gross sales (in lieu of base rent) if either TJ Maxx or Loehmann’s ceases operating at the Somerset Shoppes Property and for a termination right if such cessation of operations continues (without a suitable replacement tenant) for one year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET SHOPPES

The following table presents certain information relating to the lease rollover schedule at the Somerset Shoppes Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1	0.0%	1	0.0%	$0	$0.00
2012	1	4,050	2.2%	4,051	2.2%	$113,400	$28.00
2013	9	22,381	12.0%	26,432	14.2%	$610,782	$27.29
2014	9	17,507	9.4%	43,939	23.6%	$559,801	$31.98
2015	7	57,442	30.8%	101,381	54.4%	$963,203	$16.77
2016	1	4,478	2.4%	105,859	56.8%	$112,000	$25.01
2017	3	8,981	4.8%	114,840	61.6%	$255,609	$28.46
2018	0	0	0.0%	114,840	61.6%	$0	$0.00
2019	2	4,442	2.4%	119,282	64.0%	$275,742	$62.08
2020	2	10,569	5.7%	129,851	69.7%	$232,308	$21.98
2021	0	0	0.0%	129,851	69.7%	$0	$0.00
2022	3	40,435	21.7%	170,286	91.4%	$566,940	$14.02
Thereafter	1	4,625	2.5%	174,911	93.9%	$83,250	$18.00
Vacant(5)	0	11,424	6.1%	186,335	100.0%	$0	$0.00
Total/Weighted Average	39	186,335	100.0%			$3,773,034	$21.57

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	One square foot is representative of the Washington Mutual Bank Outparcel. No related rent has been underwritten.
(5)	Includes two tenants that are underwritten as vacant. Kids Konnection and Busy Body will be vacating at the end of their lease terms.

The following table presents historical occupancy percentages at the Somerset Shoppes Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
90%	90%	91%

(1) Information obtained from borrower financials.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Somerset Shoppes Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$3,896,512	$3,762,884	$3,761,171	$3,773,034	$20.25
Grossed Up Vacant Space	0	0	0	261,150	1.40
Total Reimbursables	1,385,429	1,318,219	1,380,321	1,550,681	8.32
Other Income	0	0	0	0	0.00
Percentage Rent	87,085	104,424	133,314	123,314	0.66
Less Vacancy & Credit Loss	0	0	0	(399,573)	(2.14)
Effective Gross Income	$5,369,025	$5,185,526	$5,274,806	$5,308,607	$28.49

Total Operating Expenses	$1,555,857	$1,512,151	$1,508,680	$1,522,562	$8.17

Net Operating Income	$3,813,168	$3,673,375	$3,766,126	$3,786,045	$20.32
TI/LC	0	0	0	174,238	0.94
Capital Expenditures	0	0	0	46,584	0.25
Net Cash Flow	$3,813,168	$3,673,375	$3,766,126	$3,565,223	$19.13

NOI DSCR	1.40x	1.35x	1.38x	1.39x
NCF DSCR	1.40x	1.35x	1.38x	1.31x
NOI DY	9.1%	8.7%	9.0%	9.0%
NCF DY	9.1%	8.7%	9.0%	8.5%

Appraisal. As of the appraisal valuation date of June 30, 2012, the Somerset Shoppes Property had an “as-is” appraised value of $62,200,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET SHOPPES

Environmental Matters.  A Phase I environmental site assessment was performed on July 11, 2012. The assessment revealed evidence of the following recognized environmental conditions at the Somerset Shoppes Property: (i) an underground storage tank; (ii) a leaking underground storage tank (“LUST”) on the Mobil Gas Station outparcel as of 1993; and (iii) potential for asbestos-containing materials due to age of buildings. The Somerset Shoppes Property has been accepted into the Petroleum Liability Insurance and Restoration Program (“PLIRP”) and qualified for $1.2 million for each release incident of which approximately $30,000 has been utilized as of origination of the Somerset Shoppes Mortgage Loan. However, further investigation and remediation at the Somerset Shoppes Property has been suspended due to revisions in state cleanup funding. As of origination of the Somerset Shoppes Mortgage Loan, the Mobil Gas Station facility had a score of 30 in connection with the foregoing, which is a relatively low priority ranking. The Palm Beach County Department of Environmental Resources Management will determine when work can begin at the Mobil Gas Station facility based on the priority of the site relative to other cleanup sites and the availability of funding.  No Phase II testing was required as the Somerset Shoppes Property was accepted into the state clean-up fund and the inspector found the Somerset Shoppes Property to be in compliance as of July 14, 2012.  There is an Asbestos Operating and Maintenance Plan in place and the materials were observed to be in good condition with a low potential for disturbance.

Market Overview and Competition.  The Somerset Shoppes Property is located on the northeast corner of Glades Road and Lyons Road in Boca Raton, Florida. The Somerset Shoppes Property is located in the Boca Raton submarket of Palm Beach, which comprises approximately 26.4% of the overall market’s inventory. According to the appraisal, the 2012 population within a one-, three- and five-mile radius of the Somerset Shoppes Property was 7,232, 99,350 and 207,481, respectively, while 2012 average household income within the same radii was $70,391, $88,693 and $93,241, respectively.

According to the appraisal, as of the first quarter of 2012, the Palm Beach retail market vacancy rate was 12.2% while average base rental rates were $21.27 per square foot. As of the first quarter of 2012, the average vacancy rate in the Boca Raton retail community center submarket, which is the Somerset Shoppes Property’s submarket, was 7.1%, while the average base asking rental rate was $28.54 per square foot.

The following table presents certain information relating to comparable retail centers for the Somerset Shoppes Property:

Competitive Set(1)

	Somerset Shoppes (Subject)	Boca Lyons Plaza	Lakeside Centre	21637- 21759 State Road 7	Deerfield Mall	West Boca Plaza
Market	Boca Raton, FL	Boca Raton, FL	Boca Raton, FL	Boca Raton, FL	Deerfield Beach, FL	Boca Raton, FL
Distance from Subject	--	0.3 miles	0.8 miles	1.5 miles	3.9 miles	0.1 miles
Property Type	Community Center	Community Center	Community Center	Community Center	Community Center	Community Center
Year Built/Renovated	1987/NAP	1981/1990	1991/NAP	1992/NAP	1988/NAP	1983/2002
Total GLA	186,335 SF	117,126 SF	158,450 SF	315,060 SF	344,175 SF	125,759 SF
Total Occupancy	94%	98%	96%	99%	99%	96%

(1)	Information obtained from the appraisal dated June 30, 2012.

The Borrower.  The borrower is Somerset Shoppes FLA LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Somerset Shoppes Mortgage Loan. Bob Roberts is the guarantor of certain nonrecourse carveouts under the Somerset Shoppes Mortgage Loan.

The Sponsor.  The sponsor, Bob Roberts, has been the Chief Executive Officer of Lucille Roberts for over 42 years.  After obtaining a real estate license, Mr. Roberts joined a brokerage firm in 1965 and has been involved in leasing and acquisitions in both commercial and residential real estate since.  Currently, Mr. Roberts is the owner and managing agent of over 600,000 square feet of retail shopping centers and residential real estate located in Florida and New York.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $447,903 for real estate taxes, $158,819 for insurance premiums, $651,741 for the Roof Reserve, $400,000 for tenant improvements and leasing commissions, and $62,500 for deferred maintenance. There is also a $2.0 million Rack Room Shoes Reserve which will be released upon lender’s receipt of an estoppel from the tenant under the Rack Room Shoes lease (or the tenant or tenants under the Rack Room Shoes replacement lease or leases, as applicable) evidencing, among other things, that (i) the Rack Room lease (or replacement lease(s)) has been renewed (or entered into) for no less than five years at no less than $20.00 per square foot (triple-net); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above) (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.  There is also a $1.1 million Lenscrafters Reserve which will be released upon lender’s receipt of an estoppel from the tenant under the Lenscrafters lease (or the tenant or tenants under the Lenscrafters replacement lease or leases, as applicable) evidencing, among other things, that (i) the Lenscrafters lease (or replacement lease(s)) has been renewed (or entered into) for the Lenscrafters space for at least a three-year term at no less than $28.00 per square foot (triple-net); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET SHOPPES

of a renewal lease, to clause (ii) above) (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

The loan documents also provide for ongoing escrows in the amount of $49,767 for real estate taxes, $31,764 for insurance, $3,882 for ongoing capital expenditures and $9,583 for tenant improvements and leasing commissions. The borrower will not be required to make ongoing deposits for outstanding tenant improvements and leasing commissions unless the balance of the tenant improvements and leasing commission reserve falls below $400,000 and thereafter shall be subject to a cap of $400,000.

Lockbox and Cash Management.  The Somerset Shoppes Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.

Upon the occurrence of a Sweep Event (as defined below), all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Sweep Event” will commence upon (i) the occurrence of an event of default; (ii) the date on which the debt service coverage ratio is less than 1.15x; (iii) the occurrence of an event of default under the management agreement; (iv) the date on which any tenant which comprises more than 46,500 square feet or constitutes more than 25.0% of the total annual rents, vacates, goes dark or notifies the borrower of its intent to do so; (v) the date on which any tenant under a lease that occupies more than 38,000 square feet or constitutes more than 20.0% of the total annual rents files for bankruptcy or is downgraded below “BBB–” by S&P or the equivalent of such rating by any other rating agency; or (vi) the occurrence of a Non-Renewal Trigger (as defined below).

A “Non-Renewal Trigger” will commence upon the earlier of (i) the failure of any of TJ Maxx, Michaels or Loehmann’s to deliver notice of renewal of its lease on or five business days after the date specified under its lease or (ii) six months prior to the current lease expiration date of TJ Maxx, Michaels or Loehmann’s.

No more than three times during the term, however, certain Sweep Events may be cured (provided there are no other Sweep Events then outstanding and the borrower has paid the lender’s reasonable third party costs in connection with same) as follows:

(A) in the case of a Sweep Event described in (ii) above, once trailing six-month DSCR is greater than 1.30x, (B) in the case of a Sweep Event described in (iv) above, if Borrower obtains a replacement tenant under a lease acceptable to the lender and that replacement tenant delivers an estoppel that (1) it has accepted possession and is operating in all or substantially all of the premises, (2) it is paying full, unabated rent, (3) it has no claims or offsets against the borrower and (4) it acknowledges that all TI/LCs have been paid in full, and (C) in the case of a Sweep Event described in (vi) above, once the excess cash flow reserve funds collected as a result of such Sweep Event are equal to $15.00 per square foot of such non-renewing tenant.

Property Management.  The Somerset Shoppes Property is managed by Tulepan Management LLC, an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 4.0% of gross income. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender.

Assumption.  The Somerset Shoppes Mortgage Loan borrower has the right to transfer the Somerset Shoppes Property and cause an assumption of the Somerset Shoppes Mortgage Loan provided that no event of default has occurred and is continuing under the Somerset Shoppes Mortgage Loan and that certain other conditions are satisfied, including: (i) the borrower paying a fee of 0.5% of the outstanding principal balance of the Somerset Shoppes Mortgage Loan for the first such transfer and a fee of 1.0% thereof for each subsequent transfer thereafter; (ii) the transferee and its principals having an aggregate net worth and liquidity reasonably satisfactory to lender and otherwise satisfying the lender’s underwriting requirements; (iii) receipt by lender of background searches with results reasonably acceptable to lender; (iv) such transferee’s principals being experienced owners and operators of properties of similar size, class, use, operation and value as the Somerset Shoppes Property; (v) the transferee delivering a new non-consolidation opinion reasonably acceptable to lender and acceptable to the rating agencies in their sole discretion; (vi) transferee assuming the obligations of the borrower under the loan documents and under the management agreement or enters into a new management agreement with a property manager having sufficient experience in the management of properties of similar size, class, use, operation and value as the Somerset Shoppes Property; (vii) prior to any guarantor being released from its obligations under any guaranty or indemnity (such release being of a prospective nature only), a substitute guarantor(s) acceptable to the lender having assumed such replaced guarantor’s obligations (for events occurring subsequent to such transfer) and executed a replacement guaranty and indemnity in the same form and substance as the guaranty and indemnity being replaced and otherwise acceptable to lender; and (viii) receipt by the lender of confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2012-LC5 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET SHOPPES

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage for terrorism in an amount equal to the full replacement cost of the Somerset Shoppes Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKVILLE CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKVILLE CORPORATE CENTER

Rockville Corporate Center
15 and 45 West Gude Drive
Rockville, MD 20850
Germantown
Montgomery Village
Gaithersburg
Montgomery County
Redland
Rockville
North Potomac
Aspen Hill
Travilah
Potomac
North Bethesda
Wheaton
Kensington
Bethesda
Chevy Chase
Silver Spring
Glenmont
Washington D.C.
MARYLAND
VIRGINIA
FAIRFAX COUNTY
Great Falls
Brookmont
Quince Orchard
Potomac River
Intercounty Connector
Capital Beltway
MARC TRAIN
RED LINE METRO
SHADY GROVE
ROCKVILLE
TWINBROOK
WHITE FLINT
GROSVENOR-STRATHMORE
MEDICAL CENTER
BETHESDA
FRIENDSHIP HEIGHTS
GLENMONT
WHEATON
FOREST GLEN
Seneca Creek State Park
Rock Creek Regional Park
Cabin John Regional Park
Chesapeake & Ohio Canal Natl. Historic Park
Clara Barton Pkwy
G. Wash. Mem. Pkwy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rockville Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Office
Original Principal Balance:	$37,800,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$37,800,000			Location:	Rockville, MD
% of Initial Pool Balance:	3.0%			Size:	220,539 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$171.40
Borrower Name:	RCC1545, LLC
Sponsor:	Mark C. Matan			Year Built/Renovated:	1986/2011
Mortgage Rate:	5.023%			Occupancy %(4):	99.1%
Note Date:	May 2, 2012			Occupancy % Source Date:	April 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	May 6, 2022			Property Manager:	Matan Companies, LLLP
IO Period:	18 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,063,002 (12/31/2010)
Seasoning:	4 months			2nd Most Recent NOI (As of):	$1,991,966 (12/31/2011)
Amortization Term (Original):	348 months			Most Recent NOI (As of):	$2,076,931 (TTM 3/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$6,091,383
Call Protection:	L(28),D(88),O(4)			U/W Expenses:	$2,406,714
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI(4):	$3,684,669
Additional Debt:	None			U/W NCF(4):	$3,464,342
Additional Debt Type:	NAP			U/W NOI DSCR(4):	1.49x
				U/W NCF DSCR(4):	1.40x
Escrows and Reserves:				U/W NOI Debt Yield(4):	9.7%

Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(4):	9.2%
Taxes	$103,397	$34,466	NAP
Insurance	$33,185	$2,765	NAP	As-Is Appraised Value:	$55,000,000
Replacement Reserves	$78,187	$4,595	NAP	As-Is Appraisal Valuation Date:	February 21, 2012
Deferred Maintenance	$71,813	$0	NAP	Cut-off Date LTV Ratio:	68.7%
TI/LC(1)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.1%
AARP Escrow(2)	$2,367,880	$0	NAP
MCPS Rent Reserve(3)	$315,000	$0	NAP

(1)
Commencing on the earlier of the payment date occurring in May 2020 (18 months prior to the AARP lease expiration), or any time that AARP or Montgomery County Public Schools (“MCPS”) notifies the borrower in writing that it will not be renewing or extending its lease for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, all excess cash flow will be swept into the TI/LC reserve until such time as (i) AARP or an acceptable replacement tenant has extended its lease or entered into a new lease, as applicable, for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, and (ii) MCPS or an acceptable replacement tenant has extended its lease, or entered into a new lease, as applicable,  for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period.

(2)
AARP does not currently occupy all of its leased space. At closing, a TI/LC reserve of $40.00 per square foot, plus $50,000 for administrative fees ($2,367,880) was held in escrow for the buildout of this space.

(3)
The MCPS Rent Reserve represents rental payments accruing to the borrower for the 4th floor of the premises located at 45 West Gude Drive from June 2012 through December 2012 and is released monthly to the cash management account.

(4)
The occupancy is the current leased percentage of the Rockville Corporate Center property.  AARP and MCPS do not currently occupy their entire space. MCPS is required to pay rent on the entire space by January 1, 2013. The underwritten NOI and NCF included these tenants in occupancy.

The Mortgage Loan.  The mortgage loan (the “Rockville Corporate Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a Class A office building located in Rockville, Maryland (the “Rockville Corporate Center Property”). The Rockville Corporate Center Mortgage Loan was originated on May 2, 2012 by Ladder Capital Finance LLC. The Rockville Corporate Center Mortgage Loan had an original principal balance of $37,800,000, has an outstanding principal balance as of the Cut-off Date of $37,800,000 and will accrue interest at an interest rate of 5.023% per annum. The Rockville Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest-only for the first 18 payments following origination and thereafter will require payments of interest and principal based on a 29-year amortization schedule. The Rockville Corporate Center Mortgage Loan matures on May 6, 2022. The proceeds of the Rockville Corporate Center Mortgage Loan together with approximately $15.6 million of new equity from the sponsor and $2.8 million in seller credits were used to acquire the Rockville Corporate Center Property for approximately $56.3 million, inclusive of all deal costs as well as reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKVILLE CORPORATE CENTER

Following the lockout period, and before the date that the Rockville Corporate Center Mortgage Loan becomes prepayable without penalty, the borrower has the right to defease the Rockville Corporate Center Mortgage Loan in whole, but not in part. The Rockville Corporate Center Mortgage Loan is prepayable without penalty on or after February 6, 2022.

The Property.  The Rockville Corporate Center Property is located at 15 and 45 West Gude Drive in Rockville, Maryland.  The site is developed with two four-story office buildings with a total of 220,539 square feet of net rentable area.  The buildings are connected by an interior causeway.  Originally developed in 1986, the buildings have undergone over $3.5 million in base building renovations over the past five years.  The Rockville Corporate Center Property is home to AARP’s Disaster Recovery Command Center and Technology Hub, the data center at 15 West Gude Drive formerly supported the Human Genome project, which was a decade-long project that was ultimately completed by Celera Corporation at the Rockville Corporate Center Property in 2003.  Significant upgrades at 45 West Gude Drive include aesthetic renovations to the lobby, restrooms and exterior, as well as building upgrades to the HVAC, fire system and electrical system.

15 West Gude Drive is 98.0% leased to AARP through November 2021.  AARP is currently leasing substantially all of 15 West Gude, but is only occupying the first two floors totaling 45,588 square feet. At closing, a TI/LC reserve of approximately $2.4 million ($40.00 per square foot of the unoccupied space plus a $50,000 administrative fee) was held in escrow.

45 West Gude Drive is 100.0% leased to MCPS through December 2022.  MCPS currently occupies the first three floors, but does not currently occupy the fourth floor of 45 West Gude Drive, totaling 23,649 square feet.  MCPS is required to begin paying rent on the fourth floor by January 2013, but may take occupancy earlier.  The seller credited the rent for the fourth floor for this period and $315,000 was reserved at closing representing rental payments accruing to the borrower for this space from June 2012 through December 2012.

The following table presents certain information relating to the tenancies at the Rockville Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
AARP(2)	NR/Aa3/AA	104,695	47.5%	$26.20	$2,742,628	51.1%	11/30/2021
Montgomery County Public Schools (“MCPS”)(3)	NR/Aaa/AAA	113,845	51.6%	$23.06	$2,625,550	48.9%	12/31/2022(4)
Total Major Tenants		218,540	99.1%	$24.56	$5,368,178	100%

Occupied Collateral		218,540	99.1%	$24.56	$5,368,178	100%

Vacant Space		1,999	0.9%

Collateral Total		220,539	100.0%

(1)	Certain ratings are those of debt obligations of the parent company or the county whether or not the parent or county guarantees the lease.
(2)
AARP is currently leasing substantially all of the square footage of 15 West Gude Drive, but only occupying the first two floors totaling 45,588 square feet.  The tenant has invested over $13.0 million in its space and is not subleasing any of the square footage.  At closing, a TI/LC reserve of approximately $2.4 million ($40.00 per square foot of the unoccupied space plus a $50,000 administrative fee) was held in escrow.

(3)
MCPS does not currently occupy the fourth floor of 45 West Gude Drive, totaling 23,649 square feet.  The tenant is required to begin paying rent on the fourth floor space on January 1, 2013.  The seller credited the rent for the fourth floor for this period and $315,000 was reserved at closing representing the rental payments accruing to the borrower for this space from June through December 2012.

(4)
MCPS has an annual termination option exercisable on July 1st of each year subject to a significant budgetary decrease which results in (i) insufficient funding for the lease and (ii) a recommendation from the superintendent to terminate the lease.  The minimum termination fee due and payable for a termination on December 31, 2012 is approximately $3.5 million plus the cost of work completed on the MCPS space (approximately $2.7 million).  On January 1, 2013, the termination fee increases to approximately $6.3 million and decreases by less than 1% per month thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKVILLE CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Rockville Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	104,695	47.5%	104,695	47.5%	$2,742,628	$26.20
2022	1	113,845	51.6%	218,540	99.1%	$2,625,550	$23.06
Thereafter	0	0	0.0%	218,540	99.1%	$0	$0.00
Vacant	0	1,999	0.9%	220,539	100.0%	$0	$0.00
Total/Weighted Average	2	220,539	100.0%			$5,368,178	$24.56

(1)	Information obtained from the underwritten rent roll.
(2)	MCPS has a lease termination option that is exercisable prior to the originally stated expiration date of the subject lease which is not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rockville Corporate Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010(2)	12/31/2011
100%	61%	61%

(1)	Information obtained from borrower financials.
(2)	45 West Gude Drive was formerly occupied by the Celera Corporation which vacated the property in 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKVILLE CORPORATE CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rockville Corporate Center Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per SF
Base Rent	$3,137,071	$3,308,440	$3,468,617	$5,368,178	$24.34
Grossed Up Vacant Space	0	0	0	53,973	0.24
Total Reimbursables	965,933	903,023	934,535	851,748	3.86
Other Income(1)	0	0	0	494,304	2.24
Less Vacancy & Credit Loss	0	0	0	(676,820)	(3.07)
Effective Gross Income	$4,103,004	$4,211,463	$4,403,151	$6,091,383	$27.62

Total Operating Expenses	$2,040,002	$2,219,497	$2,326,221	$2,406,714	$10.91

Net Operating Income(2)	$2,063,002	$1,991,966	$2,076,931	$3,684,669	$16.71
TI/LC	0	0	0	165,192	0.75
Capital Expenditures	0	0	0	55,135	0.25
Net Cash Flow	$2,063,002	$1,991,966	$2,076,931	$3,464,342	$15.71

NOI DSCR	0.83x	0.80x	0.84x	1.49x
NCF DSCR	0.83x	0.80x	0.84x	1.40x
NOI DY	5.5%	5.3%	5.5%	9.7%
NCF DY	5.5%	5.3%	5.5%	9.2%

(1)	Total Other Income includes $494,304 of straight-line rent contemplating the average rent over the lease terms for the investment grade tenants.
(2)
45 West Gude Drive was formerly occupied by the Celera Corporation which vacated the Rockville Corporate Center Property in 2010 and led to the decline in NOI. The Rockville Corporate Center Property is currently 99.1% leased.

Appraisal.  As of the appraisal valuation date of February 21, 2012, the Rockville Corporate Center Property had an “as-is” appraised value of $55,000,000.

Environmental Matters.  The Phase I environmental report dated February 24, 2012, recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Rockville Corporate Center Property.

Market Overview and Competition.  The Rockville Corporate Center Property is located in Rockville, Maryland within the North Rockville submarket.  The Rockville Corporate Center Property is accessible from both the north and south via I-270, Shady Grove Road and Sam Eig Highway (I-370).  Driving forces in North Rockville submarket include a high concentration of biotechnology and technology companies and several agencies within the U.S. Government such as the U.S. Department of Health and Human Services, the U.S. Food and Drug Administration and the National Institute of Health.  The North Rockville submarket has an inventory of 130 office buildings with nearly 12.2 million square feet of competitive, multi-tenanted office space and approximately 1.9 million square feet of both direct and sublet space available as of the fourth quarter 2011 per the appraisal.

The Rockville Corporate Center Property is situated in the suburban Maryland office market, which is comprised of Montgomery, Prince George’s and Frederick counties.  Per the appraisal, the suburban Maryland office market had nearly 80.0 million square feet of office space within 1,019 buildings and an overall vacancy rate of 13.9%, including sublet space, down from 14.1% as of year-end 2010.

Competitive Set(1)(2)

	Rockville Corporate Center (Subject)	Quince Executive Building	Two Irvington Centre	Redland Corporate Center	Crown Point Corporate Center	Park Plaza II
Market	Rockville, MD	Gaithersburg, MD	Rockville, MD	Rockville, MD	Gaithersburg, MD	Gaithersburg, MD
Distance from Subject	--	4.4 miles	1.3 miles	0.6 miles	5.9 miles	1.6 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/2011	1995/NAP	2000/NAP	2009/NAP	2000/NAP	2001/NAP
Total GLA	220,539 SF	131,084 SF	148,046 SF	208,515 SF	129,311 SF	127,280 SF
Total Occupancy	99%	75%	47%	71%	67%	81%

(1)	Information obtained from appraisal dated February 21, 2012.
(2)	Includes properties with recent leasing activity and therefore have lower occupancies than the stabilized properties which have not had recent leasing activity.

The Borrower.  The borrower is RCC1545, LLC, a Delaware limited liability company and a single purpose entity with an independent manager. The sponsor of the borrower and the nonrecourse carveout guarantor is Mark C. Matan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKVILLE CORPORATE CENTER

The Sponsor. The sponsor is Mark C. Matan, the Chief Executive Officer and founder of Matan Companies, Inc. (“Matan”), a real estate development company. Matan’s current portfolio of 28 projects contains 41 individual buildings, over 3.5 million square feet and approximately 250 tenants. Matan’s portfolio is located in select target locations in the Mid-Atlantic region.  Matan is a significant developer in the region with a specific concentration on government and credit tenants and has developed projects for tenants such as FEMA and the National Cancer Institute.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $103,397 for real estate taxes, $33,185 for insurance premiums, $78,187 for replacement reserves, $71,813 for the deferred maintenance reserve, $315,000 for the MCPS Rent Reserve and $2,367,880 for the AARP Escrow.  The AARP Escrow reserve account equates to $40.00 per square foot for currently unoccupied AARP space, plus a $50,000 administrative fee.

The loan documents provide for ongoing monthly escrows in the amount of $34,466 for real estate taxes, $2,765 for insurance premiums and $4,595 for replacement reserves.

Additionally, commencing on the earlier of the payment date occurring in May 2020 (18 months prior to the AARP lease expiration), or any time that AARP or MCPS notifies the borrower in writing that it will not be renewing or extending its lease for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, all excess cash flow will be swept into the TI/LC reserve until such time as (i) AARP or an acceptable replacement tenant has extended its lease or entered into a new lease, as applicable, for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, and (ii) MCPS or an acceptable replacement tenant has extended its lease, or entered into a new lease, as applicable,  for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period.

Lockbox and Cash Management.  The Rockville Corporate Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Rockville Corporate Center Property be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Excess cash flow is then returned to the borrower monthly until the occurrence of a Sweep Event (as defined below).

A “Sweep Event” will occur if (i) the DSCR falls below 1.20x or (ii) there is an event of default under the loan documents or property management agreement. Upon the occurrence of a Sweep Event, all excess cash flow (other than excess cash flow required to be deposited into the TI/LC reserve) shall be deposited into a lender controlled account and held by lender as additional security for the loan. A Sweep Event caused by (i) above shall be cured upon the property achieving a DSCR of 1.30x for two consecutive quarters. A Sweep Event caused by (ii) above shall be cured upon lender’s acceptance of a cure of the applicable event of default. A Sweep Event may only be cured four times during the term of the loan.

Property Management.  The Rockville Corporate Center Property is managed by Matan Companies, LLLP, an affiliate of the borrower.

Assumption.  The Rockville Corporate Center Mortgage Loan borrower has the right to transfer the Rockville Corporate Center Property and cause an assumption of the loan provided that no event of default has occurred and is continuing under the Rockville Corporate Center Mortgage Loan and that certain other conditions are satisfied, including: (i) the borrower pays a fee of 0.5% of the outstanding principal balance of the Rockville Corporate Center Mortgage Loan for the first such transfer and a fee of 1.0% for each subsequent transfer thereafter; (ii) the transferee and its property manager satisfy certain criteria set forth in the loan documents; and (iii) the lender receives confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2012-LC5 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage for terrorism in an amount equal to the full replacement cost of the Rockville Corporate Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

NTP PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP PORTFOLIO

Larkfield
Santa Rosa
Roseland
Sebastopol
Rohnert Park
Cotati
Annadel State Park

Glen Allen
Mechanicsville
Laurel
Chamberlayne
Lakeside
Highland Springs
Bon Air
Richmond
Montrose
Chester

Huntersville
Concord
Harrisburg
Mt. Holly
Belmont
Charlotte
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Weddington
NORTH CAROLINA
SOUTH CAROLINA

NTP Portfolio

1	JDSU Campus	Santa Rosa, CA
2	Patriot Tower	Richmond, VA
3	Pioneer Park	Charlotte, NC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$37,250,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$37,250,000			Location:	Various – See Table
% of Initial Pool Balance:	2.9%			Size:	629,508 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$59.17
Borrower Name:	Patriot Northpoint I Refi, LLC; Patriot Northpoint II Refi, LLC; Patriot Pioneer Park II, LLC; Patriot Gateway Centre Associates, LP			Year Built/Renovated:	Various – See Table
Sponsors:	Erik Kolar; Michael Kolar; Alan Werther; Geoffrey Gardner			Occupancy %:	88.8%
Mortgage Rate:	4.847%			Occupancy % Source Date:	August 1, 2012
Note Date:	August 27, 2012			Title Vesting:	Fee
Anticipated Repayment Date:	NAP			Property Manager(2):	Various
Maturity Date:	September 1, 2022
IO Period:	None			3rd Most Recent NOI (As of):	$4,185,499 (12/31/2010)
Loan Term (Original):	120 months			2nd Most Recent NOI (As of):	$4,357,702 (12/31/2011)
Seasoning:	0 months			Most Recent NOI (As of):	$4,442,156 (TTM 6/30/2012)
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			U/W Revenues:	$6,041,336
Interest Accrual Method:	Actual/360			U/W Expenses:	$1,766,333
Call Protection:	L(24),D(92),O(4)			U/W NOI:	$4,275,003
Lockbox Type:	Hard/Springing Cash Management			U/W NCF:	$3,681,941
Additional Debt:	None			U/W NOI DSCR:	1.81x
Additional Debt Type:	NAP			U/W NCF DSCR:	1.56x
				U/W NOI Debt Yield:	11.5%
Escrows and Reserves:				U/W NCF Debt Yield:	9.9%
				As-Is Appraised Value:	$53,940,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various
Taxes	$200,000	$31,435	NAP	Cut-off Date LTV Ratio:	69.1%
Insurance	$95,284	$7,330	NAP	LTV Ratio at Maturity or ARD:	56.5%
Replacement Reserves	$0	$10,492	$251,803
TI/LC Reserve	$250,000	$39,344	$1,416,393
Deferred Maintenance	$58,875	$0	NAP
JDSU Letter of Credit(1)	$3,800,000	$0	NAP

(1)
The tenant, JDS Uniphase (“JDSU”), entered into a Letter of Credit agreement by which it is obligated to provide the borrower with a $3.8 million letter of credit associated with the tenant’s obligation to conduct remediation of groundwater contamination from the historic release of solvents and other contaminants at the property. See “Environmental Matters” below for more detail.

(2)	The property managers for JDSU Campus, Patriot Tower and Pioneer Park are CB Richard Ellis, Inc., CB Richard Ellis of Virginia, Inc. and CB Richard Ellis, Inc., respectively.

The Mortgage Loan.  The mortgage loan (the “NTP Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering one office building and two industrial buildings in Virginia, North Carolina and California (the “NTP Portfolio Properties”), respectively.  The NTP Portfolio Mortgage Loan was originated on August 27, 2012 by The Royal Bank of Scotland.  The NTP Portfolio Mortgage Loan had an original principal balance of $37,250,000, has an outstanding principal balance as of the Cut-off Date of $37,250,000 and accrues interest at an interest rate of 4.847% per annum.  The NTP Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The NTP Portfolio Mortgage Loan matures on September 1, 2022.  The proceeds from the NTP Portfolio Mortgage Loan were used to refinance existing debt of approximately $33.0 million, fund a contingent tax liability for the sponsors, pay closing costs and fund upfront reserves.

Following the lockout period, the borrower has the right to defease the NTP Portfolio Mortgage Loan in whole, or in connection with a third party sale of the JDSU Campus property, in part, on any due date before the scheduled maturity date. In addition, the NTP Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP PORTFOLIO

The Properties.  The NTP Portfolio Mortgage Loan is secured by one office building and two industrial buildings with office space, together totaling 629,508 square feet.  As of August 1, 2012, the NTP Portfolio Properties were 88.8% occupied. The JDSU Campus property is comprised of five, one-story industrial buildings within the JDS Uniphase Campus in Santa Rosa, California. Four of the five buildings of the JDSU Campus property contain office and manufacturing space and one building (16.2% of net rentable area) is comprised entirely of warehouse space. The JDSU Campus property is 98.1% leased to JDSU. Patriot Tower is a six-story, Class A suburban office building located in Richmond, Virginia, which is 86.3% leased to two tenants, Northrop Grumman (81.8% of net rentable area) and TRAK America (4.4% of net rentable area). Pioneer Park is an industrial warehouse and distribution facility with office space located in Charlotte, North Carolina which is 79.9% leased to two tenants, Columbus McKinnon (60.2% of net rentable area) and DSCS (19.7% of net rentable area).

The following table presents certain information relating to the NTP Portfolio Properties:

Property Name – Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
JDSU Campus – Santa Rosa, CA	Industrial	$20,497,670	55.0%	98.1%	Various(1)	263,818	$32,050,000
Patriot Tower – Richmond, VA	Office	$10,700,000	28.7%	86.3%	1989/2007	124,100	$14,200,000
Pioneer Park – Charlotte, NC	Industrial	$6,052,330	16.3%	79.9%	1960/2008	241,590	$7,690,000
Total/Weighted Average		$37,250,000	100.0%	88.8%		629,508	$53,940,000

(1)	The JDSU Campus property is comprised of five one-story buildings which were built in 1978, 1984 and 1995. The property was renovated in 2006.

The following table presents certain information relating to the tenancies at the NTP Portfolio Properties:

Major Tenants

Tenant Name – Property Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
JDSU – JDSU Campus	NR/NR/NR	258,729	41.1%	$10.10	$2,612,664	49.2%	Various(2)
Northrop Grumman – Patriot Tower	BBB+/Baa1/BBB+	101,557	16.1%	$18.82	$1,911,283	36.0%	4/30/2015
Columbus McKinnon – Pioneer Park	NR/NR/BB-	145,500	23.1%	$3.25	$472,482	8.9%	3/30/2018
DSCS – Pioneer Park	NR/NR/NR	47,475	7.5%	$4.85	$230,254	4.3%	7/31/2018
Trak America – Patriot Tower	NR/NR/NR	5,481	0.9%	$16.00	$87,696	1.7%	6/30/2014
Total Major Tenants		558,742	88.8%	$9.51	$5,314,379	100.0%

Vacant Space		70,766	11.2%

Collateral Total		629,508	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The tenant, JDSU, has five leases, each with a different expiration date, at the JDSU Campus property: 111,068 square feet expires on August 31, 2022; 101,579 square feet expires on September 30, 2017 and 46,082 square feet expires on August 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the NTP Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	5,481	0.9%	5,481	0.9%	$87,696	$16.00
2015	1	101,557	16.1%	107,038	17.0%	$1,911,283	$18.82
2016	0	0	0.0%	107,038	17.0%	$0	$0.00
2017	2	147,661	23.5%	254,699	40.5%	$1,459,778	$9.89
2018	2	192,975	30.7%	447,674	71.1%	$702,736	$3.64
2019	0	0	0.0%	447,674	71.1%	$0	$0.00
2020	0	0	0.0%	447,674	71.1%	$0	$0.00
2021	0	0	0.0%	447,674	71.1%	$0	$0.00
2022	1	111,068	17.6%	558,742	88.8%	$1,152,886	$10.38
Thereafter	0	0	0.0%	558,742	88.8%	$0	$0.00
Vacant	0	70,766	11.2%	629,508	100.0%	$0	$0.00
Total/Weighted Average	7	629,508	100.0%			$5,314,379	$9.51

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
At the JDSU Campus property, the tenant, JDSU, has three leases, each with a different expiration date, at the JDSU Campus property: 111,068 square feet expires on August 31, 2022; 101,579 square feet expires on September 30, 2017 and 46,082 square feet expires on August 30, 2017.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the NTP Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$4,857,081	$5,045,049	$5,152,364	$5,314,379	$8.44
Grossed Up Vacant Space	0	0	0	465,271	0.74
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	872,103	901,475	909,279	931,812	1.48
Other Income	27,521	22,092	35,313	30,000	0.05
Less Vacancy & Credit Loss	0	0	0	(700,126)	(1.11)
Effective Gross Income	$5,756,705	$5,968,616	$6,096,956	$6,041,336	$9.60

Total Operating Expenses	$1,571,206	$1,610,914	$1,654,800	$1,766,333	$2.81

Net Operating Income	$4,185,499	$4,357,702	$4,442,156	$4,275,003	$6.79

TI/LC	0	0	0	477,935	0.76
Capital Expenditures	0	0	0	115,127	0.18
Net Cash Flow	$4,185,499	$4,357,702	$4,442,156	$3,681,941	$5.85

NOI DSCR	1.78x	1.85x	1.88x	1.81x
NCF DSCR	1.78x	1.85x	1.88x	1.56x
NOI DY	11.2%	11.7%	11.9%	11.5%
NCF DY	11.2%	11.7%	11.9%	9.9%

Appraisal.  As of the appraisal valuation dates ranging from July 15, 2012 to July 23, 2012, the NTP Portfolio Properties had an aggregate “as-is” appraised value of $53,940,000.

Environmental Matters.  Phase I environmental site assessments were performed between July 30, 2012 to August 13, 2012. The assessments did not contain recommendations to perform Phase II environmental site assessments at any of the NTP Portfolio Properties.  One property, occupied by JDSU, is a light industrial property at which groundwater contaminated by historical activities has been under active extraction well remediation since 1996 by responsible parties pursuant to state regulatory oversight.  Recent sampling results indicate non-detect to very low residual contamination levels.  The mortgaged property is subject to a Risk Management Plan to minimize any risk from current activities.  The related Phase I environmental report, does not recommend any additional action other than to determine if a reported historic groundwater supply well is present, and if, so to ensure proper abandonment of the well at an estimated cost of no more than $3,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP PORTFOLIO

Further, JDSU has entered into an indemnity agreement with the sponsor of the NTP Portfolio Mortgage Loan, in which JDSU agreed to continue to conduct remediation of the contamination and to indemnify and defend the sponsor against any related claims and cleanup obligations. JDSU is also obligated to provide the sponsor with a $3.8 million letter of credit as a guarantee of its fulfillment of its cleanup and indemnity obligations. As of March 2012, JDSU had $1.3 billion in current assets, $414.0 million of cash and cash equivalents and $1.0 billion in stockholder equity. The NTP Portfolio borrower is required to provide the lender with an assignment of the letter of credit within thirty days of loan closing.

Market Overview and Competition.  The NTP Portfolio Properties are located in Richmond, Virginia, Charlotte, North Carolina and Santa Rosa, California, respectively.

The JDSU Campus property is located approximately 3.7 miles west of the Santa Rosa central business district.  According to the appraisal, the property is located within the Sonoma County office market, which has a vacancy of 20.2% and average asking rents of $20.04 per square foot as of second quarter 2012.  The Sonoma County industrial market has a vacancy of 9.8% and average asking rents of $7.68 per square foot as of second quarter 2012. Primary access to the area is provided by US 101 and the Luther Burbank Memorial/Sebastopol Highway (Highway 12). The Charles M. Schulz-Sonoma County Airport is located approximately 9.8 miles to the north.

The Patriot Tower property is located approximately 10.7 miles southwest of the Richmond, Virginia central business district.  According to the appraisal, the property is located within the Southwest submarket of Richmond, which contains a total of approximately 4.4 million square feet of office space inventory with a vacancy rate of 13.0% as of second quarter 2012.  The appraisal concluded that rents for comparable properties within the submarket range from $15.50 to $17.50 per square foot on a gross basis.  The property has immediate access to local transportation arteries including Powhite Parkway (north/south) and Midlothian Turnpike (east/west).

The Pioneer Park property is located approximately 11.8 miles southwest of the Charlotte, North Carolina central business district.  According to the appraisal, the property is located in the Charlotte region industrial warehouse/distribution market which consists of approximately 258.0 million square feet of inventory and a vacancy rate of 11.0% as of first quarter 2012.  The appraisal concluded that rents for comparable properties in the market range from $2.15 to $4.50 per square foot on a triple net basis.  Primary access to the area is provided by Interstate 77 and Interstate 485.  The Charlotte Douglas International Airport is located approximately 11.5 miles north of the property.

The Borrower.  The borrower, collectively, is comprised of Patriot Northpoint I Refi, LLC, Patriot Northpoint II Refi, LLC, Patriot Pioneer Park II, LLC, each, a Delaware limited liability company, and Patriot Gateway Centre Associates, LP, a Pennsylvania limited partnership (collectively the “NTP Portfolio Borrower”). Each entity is a single-purpose entity and each has an independent director. Legal counsel to the NTP Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the NTP Portfolio Mortgage Loan.  Erik Kolar, Alan Werther, Michael Kolar and Geoffrey Gardner serve as the guarantors of certain nonrecourse carveouts under the NTP Portfolio Mortgage Loan.

The Sponsors.  The sponsors, Erik Kolar, Alan Werther, Michael Kolar and Geoffrey Gardner have a combined 50 years of experience focusing on corporate real estate assets and have redeveloped more than 18.0 million square feet and completed over $1.5 billion in transactions.  As of March 31, 2012, the sponsors reported combined total assets of $89.0 million and a combined net worth of approximately $84.0 million.

Escrows.  The NTP Portfolio Mortgage Loan documents provide for upfront escrows at closing in the amount of $200,000 for real estate taxes, $95,284 for insurance premiums, $250,000 for tenant improvements and leasing commissions and $58,875 for deferred maintenance.

The NTP Portfolio Mortgage Loan documents provide for ongoing monthly escrows in the amount of $31,435 for real estate taxes, $7,330 for insurance premiums, $10,492 (subject to a cap of $251,803) for replacement reserves and $39,344 (subject to a cap of $1,416,393) for tenant improvements and leasing commissions.

Lockbox and Cash Management.  The NTP Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the NTP Portfolio Borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the NTP Portfolio Borrower or manager relating to the NTP Portfolio Properties be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the NTP Portfolio Borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept daily to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the actual debt service coverage ratio at the end of any fiscal quarter being less than 1.15x; or (iii) the commencement of a Lease Sweep Period (as defined below).  A Cash Management Period will expire, (a) with regard to the circumstances in clause (i), upon the cure of such event of default, (b) with regard to circumstances in clause (ii), upon the actual debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters, or (c) with regards to the circumstances in clause (iii), if such Lease Sweep Period has ended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP PORTFOLIO

A “Lease Sweep Period” will commence on the first payment date under the NTP Portfolio Mortgage Loan following the occurrence of any of the following: (i) the date that is (a) 12 months prior to the expiration of the then current term of the Northrop Grumman lease; (b) 15 months prior to the expiration of the then current term of the JDSU-Building B lease; (c) 15 months prior to the expiration of the then current term of the JDSU-Building D lease; (d) nine months prior to the expiration of the then current term of the JDSU-Building C lease; and (e) nine months prior to the expiration of the then current term of the JDSU-Building F lease; (ii) any Major Lease (as defined below) is surrendered, cancelled or terminated prior to its then current expiration date; (iii) upon the occurrence and continuance of a material monetary default under any Major Lease by a tenant that gives the borrower the right to terminate such Major Lease; or (iv) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.
A Lease Sweep Period will end upon the earliest to occur of: (i) the date on which the combined balances of the TI/LC reserve and the special rollover reserve exceed (a) in the case of a Lease Sweep Period triggered by the Northrop Grumman lease, $2,500,000, (b) in the case of a Lease Sweep Period triggered by the JDSU-Building B lease and/or the JDSU-Building D lease, $2,900,000 and (c) in the case of a Lease Sweep Period triggered by the JDSU-Building C lease and/or the JDSU-Building F lease, $14.00 per square foot of space demised under the JDSU-Building C lease and/or JDSU-Building F lease, in each case, inclusive of the initial TILC deposit of $250,000, the monthly deposits required to be paid to lender under the loan agreement and the amounts being swept into the special rollover reserve subaccount during the subject Lease Sweep Period; or (ii) if: (a) with respect to a Lease Sweep Period caused by a matter described in clause (i) of the definition of “Lease Sweep Period”, the date on which the subject tenant of a Major Lease exercises its renewal or extension option with respect to all of the space demised under its Major Lease or has partially renewed its lease at a total rental amount such that the overall actual debt service coverage ratio is at least 1.30x, and all approved Major Lease leasing expenses and any other expenses in connection with the re-tenanting of such space have been paid in full from funds on deposit in the special rollover reserve or the rollover reserve subaccount, provided that any approved Major Lease leasing expenses must be paid first from funds on deposit in the special rollover reserve subaccount and then from funds on deposit in the rollover reserve subaccount other than funds constituting the initial TI/LC deposit, and then, if necessary, from funds constituting the initial TI/LC deposit; (b) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) of the definition of “Lease Sweep Period”, the date on which the Major Lease Occupancy Conditions (as defined below) have been satisfied; (c) with respect to a Lease Sweep Period caused by a matter described in clause (iii) of the definition of “Lease Sweep Period”, if the subject tenant of a Major Lease default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; or (d) with respect to a Lease Sweep Period caused by a matter described in clause (iv) of the definition of “Lease Sweep Period”, if the applicable Major Lease has been affirmed, assumed or assigned in a manner acceptable to lender.

A “Major Lease” is the Northrop Grumman lease or any JDSU lease.

The “Major Lease Occupancy Conditions” are: (i) a sufficient portion of the space demised under the Major Lease which gave rise to the Lease Sweep Period has been leased to one or more tenants such that the debt service coverage ratio for the NTP Portfolio Mortgage Loan is at least 1.30x; (ii) each such tenant has taken occupancy of its space; (iii) all expenses incurred in connection with such lease have been paid in full; and (iv) each tenant has begun to pay full rent under its respective lease.

Property Management.  The JDSU Campus property and Pioneer Park property are managed by CB Richard Ellis, Inc. and the Patriot Tower property is managed by CB Richard Ellis of Virginia, Inc. According to the management agreement for the JDSU Campus property, the property manager is entitled to an annual base management fee in an amount equal to the greater of $78,000 and 2.25% of gross annual revenues. According to the management agreement for the Patriot Tower property, the property manager is entitled to an annual base management fee in an amount equal to 2.00% of gross annual revenues collected. According to the management agreement for the Pioneer Park property, the property manager is entitled to an annual base management fee in an amount equal to the greater of $18,000 and 3.50% of gross revenues, exclusive of revenues from the sale of assets, capital improvements, and security deposits, except for the portion applied as rent. The NTP Portfolio Borrower may not amend, extend, renew or cancel any of the management agreements without written consent from the lender.

Assumption.  The NTP Portfolio Borrower has the right to transfer the NTP Portfolio Properties in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) payment by the NTP Portfolio Borrower of an assumption fee equal to 0.25% of the outstanding principal balance of the NTP Portfolio Mortgage Loan for the first such transfer and assumption and 1.00% of the outstanding principal balance of the NTP Portfolio Mortgage Loan thereafter; (iii) the NTP Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection with the transfer; (vii) replacement guarantors and indemnitors have indicated in writing form and substance their readiness and ability to transfer and assume the NTP Portfolio Mortgage Loan; and (viii) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the NTP Portfolio Borrower may obtain the release of certain parcels from the lien of the mortgage at the JDSU Campus, provided that the JDSU Campus property is the subject of a bona fide third party sale, in connection with a partial defeasance upon the satisfaction of certain conditions, including: (i) no continuing default or event of default; (ii) 20 days prior written notice, accompanied by all related purchase documents; (iii) the borrowers defease an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the JDSU Campus property and (y) 135% of the allocated loan amount for the JDSU Campus property, and borrower must satisfy all of the requirements of conditions of defeasance set forth in the loan documents; (vii) a post-release debt service coverage ratio of at least 1.50x and (ix) a post-release loan to value ratio of no more than 55%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NTP PORTFOLIO

After September 1, 2021, the NTP Portfolio Borrower may release a certain parcel at the JDSU Campus property (the “Building B Parcel”) from the lien of the related mortgage in connection with a purchase of the Building B Parcel by the tenant, JDS Uniphase Corporation, provided certain conditions are satisfied, including: (i) 20 days prior written notice and (ii) the borrowers defease an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the Building B Parcel and (y) $10,000,000, provided that, in the event the LTV ratio on the NTP Portfolio Mortgage Loan is greater than 125%, the borrower must first partially defease the principal of the NTP Portfolio Mortgage Loan in an amount such that the LTV ratio is 125% or lower.

Additionally, the related borrowers may release a certain immaterial non-income producing parcel at the JDSU Campus property (the ”Building 10 Release Parcel”) in connection with a lot line adjustment, provided certain conditions are satisfied, including: (i) no continuing default or event of default; (ii) if the pre-release LTV ratio is greater than 125%, partial defeasance of the principal of the NTP Portfolio Mortgage Loan in an amount such that the LTV ratio is 125% or lower (iv) 20 days prior written notice, accompanied by: (a) a copy of all documents related to the Building 10 release parcel, together with the proposed form of partial release of lien documentation; (b) a proposed form of easement agreement over the Building 10 Parcel and the unreleased JDSU Campus property relating to the continued use and operation of the unreleased JDSU Campus property and Building 10 Parcel; and (v) payment of all reasonable costs and expenses of the lender in connection with such release.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the NTP Portfolio Borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the NTP Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA SC HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA SC HOTEL PORTFOLIO

Columbia SC Hotel Portfolio
1 Holiday Inn Columbia Hotel Columbia, SC
2 Sheraton Columbia Hotel Columbia, SC
3 Holiday Inn Express Columbia Hotel Columbia, SC
Columbia
Dentsville
Arcadia Lakes
Woodfield
Forest Acres
St. Andrews
Seven Oaks
West Columbia
Cayce
Oak Grove
Springdale
Pine Ridge
South Congaree
Fort Jackson Military Reservation
Columbia Metropolitan Airport
Columbia Owens Downtown Airport
University of South Carolina
State Capitol
Columbia Metropolitan Convention Ctr.
Colonial Life Arena
Palmetto Baptist Medical Ctr.
Palmetto Richland Mem. Hospital
Providence Hospital
Lexington Medical Center
William Jennings Bryan Dorn VA Medical Center
Allen University
Richland Mall
Columbia Place
Dutch Square
Riverbanks Zoo
William-Brice Stadium
Cayce Speedway
Sesquicentennial State Park
Springwood Lake
Cary Lake
Forest Lake
Lake Katherine
Broad River
Saluda River
Congaree River
RICHLAND COUNTY
LEXINGTON COUNTY
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
Atlantic Ocean
Charlotte
Raleigh
Greenville
Charleston
Savannah
Augusta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Columbia SC Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NR/NR		Property Type:	Hospitality
Original Principal Balance:		$31,000,000		Specific Property Type(3):	Various
Cut-off Date Principal Balance:		$31,000,000		Location:	Columbia, SC
% of Initial Pool Balance:		2.4%		Size:	416 rooms
Loan Purpose:		Refinance		Cut-off Date Principal	$74,519
Borrower Name(1):		Various		Balance Per Room:
Sponsor:		Sejwad Hotels		Year Built/Renovated:	Various – See Table
Mortgage Rate:		5.357%		Occupancy %:	63.7%
Note Date:		August 10, 2012		Occupancy % Source Date:	April 30, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		September 1, 2022		Property Manager:	Sejwad Hotels, LLC
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$3,274,316 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$3,577,281 (12/31/2011)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$3,688,362 (TTM 4/30/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360
Call Protection:		L(24),D(93),O(3)		U/W Revenues:	$11,671,466
Lockbox Type:		Soft/Springing Cash Management		U/W Expenses:	$8,039,901
Additional Debt:		None		U/W NOI:	$3,631,565
Additional Debt Type:		NAP		U/W NCF:	$3,164,707
				U/W NOI DSCR:	1.61x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.2%
Taxes	$339,320	$37,702	NAP	As-Is Appraised Value:	$45,600,000
Insurance	$14,658	$7,329	NAP	As-Is Appraisal Valuation Date:	June 18, 2012
FF&E Reserve(2)	$29,177	$38,902	NAP	Cut-off Date LTV Ratio:	68.0%
Deferred Maintenance	$6,250	$0	NAP	LTV Ratio at Maturity or ARD:	51.5%

(1)	The borrower, collectively, is London I SPE, LLC, Sejwad VI, LLC and Sejwad V, LLC.
(2)	Beginning October 1, 2013, the FF&E reserve will increase to 4.0% of annual total revenue.
(3)	The Holiday Inn Express Columbia Hotel is a limited service hotel, and the Holiday Inn Columbia Hotel and the Sheraton Columbia Hotel are full service hotels.

The Mortgage Loan.  The mortgage loan (the “Columbia SC Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a Sheraton Hotel, Holiday Inn Hotel and Holiday Inn Express Hotel (the “Columbia SC Hotel Portfolio Properties”) each located in Columbia, South Carolina.  The Columbia SC Hotel Portfolio Mortgage Loan was originated on August 10, 2012 by The Royal Bank of Scotland. The Columbia SC Hotel Portfolio Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 5.357% per annum. The Columbia SC Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule.  The Columbia SC Hotel Portfolio Mortgage Loan matures on September 1, 2022.  Loan proceeds were used to pay off existing debt of approximately $30.1 million and pay closing costs of approximately $600,000.

Following the lockout period, the borrower has the right to defease the Columbia SC Hotel Portfolio Mortgage Loan in whole, or in connection with a third party sale of a hotel, in part, on any due date before the scheduled maturity date. In addition, the Columbia SC Hotel Portfolio Mortgage Loan will be prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA SC HOTEL PORTFOLIO

The Properties.  The Columbia SC Hotel Portfolio Mortgage Loan is secured by the fee interest in two full service hotels and one limited service hotel located in Columbia, South Carolina. The Columbia SC Hotel Portfolio Properties comprise a total of 416 rooms.

Holiday Inn Columbia Hotel

The Holiday Inn Columbia Hotel is a 181-room, full service hotel located in Columbia, South Carolina.  The six-story Holiday Inn Columbia Hotel was originally developed as a Ramada Inn in 1986 and was acquired by the sponsor in 2006. The Holiday Inn Columbia Hotel underwent a complete renovation from 2006 to 2008, which included the removal of all interior walls and surfaces and a rebuilding of the interior and exterior of the hotel, at a cost of approximately $7.5 million.  Amenities at the Holiday Inn Columbia Hotel include a 3,526 square foot ballroom, 1,029 square foot meeting room and five break-out rooms of 348 square feet each. The Holiday Inn Columbia Hotel franchise agreement expires in September 2017.

Sheraton Columbia Hotel

The Sheraton Columbia Hotel is a 135-room, full service hotel located in Columbia, South Carolina. Primary regional access through the area is provided by Interstate 26 and Interstate 77, which provide access to Greenville, Charlotte and Charleston.  The sponsor acquired the 17-story building in September 2004 and funded a complete renovation of the property from 2006 to 2008 at a total cost of approximately $18.7 million.  The hotel opened as the Sheraton Columbia Hotel on July 14, 2008. Amenities include two restaurants, a martini bar and a rooftop lounge.  The Sheraton Columbia Hotel franchise agreement expires in July 2028.

Holiday Inn Express Columbia Hotel

The Holiday Inn Express Columbia Hotel is a 100-room, limited service hotel located in Columbia, South Carolina. The Holiday Inn Express Columbia Hotel is located near Fort Jackson with close access to Interstate 77.  The five-story hotel was originally developed by the sponsor in 2006-2007. The Holiday Inn Express Columbia Hotel opened in March 2007. Amenities include a spacious lobby with an alcove seating area, a breakfast area with an enclosed buffet line, two meeting rooms totaling 2,700 square feet, a fitness room and an indoor pool.  The Holiday Inn Express Columbia Hotel franchise agreement expires in March 2017.

The following table presents certain information relating to the Columbia SC Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Holiday Inn Columbia Hotel	$13,000,000	41.9%	181	$71,823	1986/2008	$15,800,000
Sheraton Columbia Hotel	$10,000,000	32.3%	135	$74,074	1913/2008	$17,800,000
Holiday Inn Express Columbia Hotel	$8,000,000	25.8%	100	$80,000	2007/NAP	$12,000,000
Total/Weighted Average	$31,000,000	100.0%	416	$74,519		$45,600,000

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbia SC Hotel Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W	U/W $ per Room
Occupancy	65.4%	65.7%	63.8%	63.7%
ADR	$92.86	$93.30	$95.15	$95.23
RevPAR	$60.74	$61.34	$60.68	$60.68

Total Revenue	$11,654,512	$11,772,392	$11,695,200	$11,671,466	$28,056
Total Department Expenses	4,246,724	4,155,901	4,063,494	4,052,415	9,741
Gross Operating Profit	$7,407,788	$7,616,491	$7,631,706	$7,619,051	$18,315

Total Undistributed Expenses	3,521,303	3,489,671	3,405,141	3,437,170	8,262
Profit Before Fixed Charges	$3,886,485	$4,126,820	$4,226,565	$4,181,881	$10,053

Total Fixed Charges	612,169	549,539	538,203	550,316	1,323
Net Operating Income	$3,274,316	$3,577,281	$3,688,362	$3,631,565	$8,730

FF&E	0	0	0	466,859	1,122
Net Cash Flow	$3,274,316	$3,577,281	$3,688,362	$3,164,707	$7,607

NOI DSCR	1.45x	1.59x	1.64x	1.61x
NCF DSCR	1.45x	1.59x	1.64x	1.40x
NOI DY	10.6%	11.5%	11.9%	11.7%
NCF DY	10.6%	11.5%	11.9%	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA SC HOTEL PORTFOLIO

Appraisal.  As of the appraisal valuation date of June 18, 2012, the Columbia SC Hotel Portfolio Properties had an aggregate “as-is” appraised value of $45,600,000.

Environmental Matters.  According to the Phase I environmental site assessments dated between July 30, 2012 and August 9, 2012, there was no evidence of any recognized environmental conditions at the Columbia SC Hotel Portfolio Properties.

Market Overview and Competition.  The Columbia SC Hotel Portfolio Properties are located in Columbia, South Carolina close to Interstate 26, which provides access to Greenville, South Carolina and Interstate 77, which provides access to Charleston, South Carolina and Charlotte, North Carolina.  The South Carolina state government, the Palmetto Health hospital system, Blue Cross Blue Shield of South Carolina and the University of South Carolina are among the largest employers in the area.  Other major employers in the area include Fort Jackson, the U.S. Army’s largest and most active initial entry training installation by average number of soldiers trained each year, Richland School District One and the United Parcel Service.  The corporate headquarters of Fortune 500 energy company, SCANA, is located in the Columbia suburb of Cayce, near Columbia Airport.

The following table presents certain information relating to the Holiday Inn Columbia Hotel competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Columbia Hotel)

	Competitive Set			Holiday Inn Columbia Hotel(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	69.4%	$86.36	$59.97	63.6%	$80.50	$51.23	91.6%	93.2%	85.4%
6/30/2011 TTM	72.0%	$86.37	$62.22	61.5%	$81.83	$50.31	85.3%	94.7%	80.9%
6/30/2010 TTM	64.7%	$86.66	$56.07	61.1%	$80.75	$49.34	94.4%	93.2%	88.0%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

The following table presents certain information relating to the Sheraton Columbia Hotel competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Sheraton Columbia Hotel)

	Competitive Set			Sheraton Columbia Hotel(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	61.9%	$114.79	$71.01	57.8%	$110.64	$63.98	93.5%	96.4%	90.1%
6/30/2011 TTM	58.2%	$110.37	$64.21	64.5%	$99.48	$64.13	110.8%	90.1%	99.9%
6/30/2010 TTM	54.9%	$109.21	$59.96	59.1%	$94.01	$55.53	107.6%	86.1%	92.6%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

The following table presents certain information relating to the Holiday Inn Express Columbia Hotel competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express Columbia Hotel)

	Competitive Set			Holiday Inn Express Hotel(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	54.1%	$75.07	$40.59	71.5%	$103.13	$73.79	132.3%	137.4%	181.8%
6/30/2011 TTM	57.7%	$73.59	$42.45	80.2%	$98.17	$78.73	139.0%	133.4%	185.5%
6/30/2010 TTM	52.1%	$77.11	$40.15	79.2%	$104.18	$82.56	152.2%	135.1%	205.6%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

The Borrower.  The borrowing entities are comprised of three South Carolina limited liability companies (London I SPE, LLC, Sejwad VI, LLC and Sejwad V, LLC) (collectively, the “Columbia SC Hotel Portfolio Borrower”).  Each of the entities comprising the Columbia SC Hotel Portfolio Borrower is a single purpose entity and has a single purpose managing member, Sejwad MM, Inc., a South Carolina corporation, which has one independent director. Legal counsel to the Columbia SC Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Columbia SC Hotel Portfolio Mortgage Loan.  Thakorbhai N. Patel and Rakash T. Patel are the guarantors of certain nonrecourse carveouts under the Columbia SC Hotel Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA SC HOTEL PORTFOLIO

The Sponsor.  The sponsor is Sejwad Hotels (“Sejwad”), a hotel development/management company headquartered in Columbia, South Carolina.  Sejwad’s current portfolio consists of nine hotels in the Columbia/Greenville, South Carolina area.  The brands in Sejwad’s portfolio include Holiday Inn, Holiday Inn Express, Homewood Suites by Hilton, Comfort Suites, Crowne Plaza, Wingate Inn by Wyndham and Sheraton Hotels.  The principals at Sejwad are Thakorbhai Patel and his son, Rakash Patel, both of whom serve as nonrecourse carveout guarantors on the Columbia SC Hotel Portfolio Mortgage Loan.  As of July 2, 2012, the principals reported combined total assets of approximately $50.9 million and a combined total net worth of approximately $50.3 million.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $339,320 for real estate taxes, $14,658 for insurance premiums, $29,177 for an FF&E reserve and $6,250 for deferred maintenance.

The loan documents provide for ongoing monthly escrows in the amount of $37,702 for real estate taxes and $7,329 for insurance premiums.  The loan documents also provide for an ongoing FF&E reserve equal to one-twelfth of 3.0% of the preceding annual gross revenue through September 1, 2013 (initially $38,902), and 4.0% of the preceding annual gross revenue thereafter.

Lockbox and Cash Management.  The Columbia SC Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Columbia SC Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the Columbia SC Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the Columbia SC Hotel Portfolio Borrower or property manager be deposited into the lockbox account within one business day. All funds on deposit in the lockbox account are swept on a daily basis into an account designated by the Columbia SC Hotel Portfolio Borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept to a cash management account under the control of the lender.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default under the Columbia SC Hotel Portfolio Mortgage Loan or (ii) if, as of the last day of any calendar quarter during the Columbia SC Hotel Portfolio Mortgage Loan term, the debt yield, as calculated based on the net operating income for the 12-month period ending on the last day of the calendar quarter, is less than 9.0%. A Cash Management Period will end, with regard to the circumstances in clause (i), upon a cure of such event of default or, with regard to the circumstances in clause (ii), if the Columbia SC Hotel Portfolio Mortgage Loan achieves a debt yield, as calculated based on the net operating income for the twelve month period ending on the last day of the calendar quarter, of at least 9.0% for two consecutive quarters.

Property Management.  The Columbia SC Hotel Portfolio Properties are managed by an affiliate of the Columbia SC Hotel Portfolio Borrower.

Assumption.  The Columbia SC Hotel Portfolio Borrower has the right to transfer the Columbia SC Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the Columbia SC Hotel Portfolio Mortgage Loan; (ii) no event of default has occurred and is continuing under the Columbia SC Hotel Portfolio Mortgage Loan; (iii) the Columbia SC Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer; (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender; (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender; and (ix) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the Columbia SC Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents), provided that such property is the subject of a bona fide third party sale, in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) the Columbia SC Hotel Portfolio Borrower must provide lender a written request at least 20 days prior to the proposed release date; (ii) no event of default has occurred or is continuing at the time that the release occurs; (iii) the partial defeasance of the Columbia SC Hotel Portfolio Mortgage Loan in an amount equal to the greater of 100% of net sales proceeds and 125% of the allocated loan amount for the individual property to be released; and (iv) the debt service coverage ratio of the remaining properties must not be less than the greater of the debt service coverage ratio immediately preceding such release and 1.37x.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Columbia SC Hotel Portfolio Borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Columbia SC Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

Falls Lake
Falls Lake State Recreation Area
Gorman
Duke University
Durham
DURHAM COUNTY
WAKE COUNTY
Chapel Hill
Carrboro
Horace Williams Airport
New Hope Commons
RESEARCH TRIANGLE PARK
University of North Carolina-Chapel Hill
The Streets at Southpoint
Northern Wake Expwy
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Lake Crabtree
Morrisville
CHATHAM COUNTY
B. Everett Jordan Lake
Lake Jordan State Recr. Area
Green Level
Cary
Raleigh
NC State University
Raleigh Beltline

Winston-Salem
Durham
Greensboro
Raleigh
Asheville
Greenville
Charlotte
Fayetteville
Wilmington

Kirkland
Murraysville
Wrightsboro
Ogden
Kings Grant
Wilmington
Seagate
Masonboro
Atlantic Ocean
Silver Lake
Myrtle Grove

CMC Hotel Portfolio

1	Fairfield Inn & Suites	Raleigh, NC
2	SpringHill Suites	Durham, NC
3	TownePlace Suites	Wilmington, NC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Hospitality
Original Principal Balance:	$30,700,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$30,700,000			Location:	Various – See Table Below
% of Initial Pool Balance:	2.4%			Size:	369 rooms
Loan Purpose:	Refinance			Cut-off Date Principal	$83,198
Borrower Name(1):	Various			Balance Per Room:
Sponsor:	CMC Hotels			Year Built/Renovated(3):	Various/NAP
Mortgage Rate:	5.196%			Occupancy %:	69.5%
Note Date(2):	August 16, 2012			Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 1, 2022			Property Manager:	CMC Corporation
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of)(4):	$815,766 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$3,231,847 (12/31/2011)
Amortization Term (Original):	300 months			Most Recent NOI (As of):	$3,899,117 (TTM 6/30/2012)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$8,843,072
Call Protection:	L(24),D(92),O(4)			U/W Expenses:	$5,297,034
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,546,039
Additional Debt:	None			U/W NCF:	$3,192,316
Additional Debt Type:	NAP			U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.45x
Escrows and Reserves:				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	10.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$47,500,000
Taxes	$224,646	$22,465	NAP	As-Is Appraisal Valuation Date:	July 2, 2012
Insurance	$36,613	$6,102	NAP	Cut-off Date LTV Ratio:	64.6%
FF&E Reserve	$29,476	$29,476	NAP	LTV Ratio at Maturity or ARD:	48.7%
Seasonality Reserve	$90,909	$9,091	NAP

(1)	The borrower, collectively, is Chhabra Properties 18 LLC, Mt. Moriah Construction Development LLC and 305 Eastwood LLC.
(2)	The note is dated August 16, 2012, but the loan was funded on August 17, 2012.
(3)	SpringHill Suites and Fairfield Inn & Suites were built in 2010. TownePlace Suites was built in 2008.
(4)	The net operating income in 2010 reflects only the operations of TownePlace Suites. The SpringHill Suites and the Fairfield Inn & Suites were operational for only a portion of 2010.

The Mortgage Loan.  The mortgage loan (the “CMC Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a Fairfield Inn & Suites hotel located in Raleigh, North Carolina, a SpringHill Suites hotel located in Durham, North Carolina and a TownePlace Suites hotel located in Wilmington, North Carolina (the “CMC Hotel Portfolio Properties”).  The CMC Hotel Portfolio Mortgage Loan was funded on August 17, 2012 by The Royal Bank of Scotland. The CMC Hotel Portfolio Mortgage Loan had an original principal balance of $30,700,000, has an outstanding principal balance as of the Cut-off Date of $30,700,000 and accrues interest at an interest rate of 5.196% per annum. The CMC Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule.  The CMC Hotel Portfolio Mortgage Loan matures on September 1, 2022. Loan proceeds were used to pay off existing debt of approximately $25.0 million, pay closing costs of approximately $454,000, fund upfront reserves of approximately $382,000 and return approximately $5.0 million of equity to the sponsor.

Following the lockout period, the CMC Hotel Portfolio borrower has the right to defease the CMC Hotel Portfolio Mortgage Loan in whole, or in part, on any due date before the scheduled maturity date. In addition, the CMC Hotel Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

The Properties.  The CMC Hotel Portfolio Properties are comprised of the fee interests in three limited service hotels located in North Carolina. The CMC Hotel Portfolio Properties comprise a total of 369 rooms.

Fairfield Inn & Suites

Fairfield Inn & Suites is a 128-room, limited service hotel located in Raleigh, North Carolina. The six-story hotel was developed by the sponsor in 2010 and was opened for operations in the same year. The property sits on a 3.3-acre site and includes an exercise room, an indoor swimming pool and whirlpool, a business center, a breakfast dining area and two meeting rooms totaling 1,370 square feet. The property contains 43 king guestrooms, 56 double guestrooms, 15 king suites and 14 double suites. According to the appraisal, 70% of demand at the hotel is derived from the commercial market segment, while leisure, meeting and group and contract demand comprise 20%, 5% and 5% of demand, respectively. The franchise agreement for Fairfield Inn & Suites expires on September 10, 2028.

SpringHill Suites

SpringHill Suites is a 130-room, limited service hotel located in Durham, North Carolina. The six-story hotel was developed by the sponsor in 2010 and was opened for operations in the same year. The property sits on a 0.7-acre site and includes a breakfast dining area, lobby bar and two meeting rooms totaling 2,000 square feet of area. The property contains 55 king suites and 75 queen suites. According to the appraisal, 60% of demand at the hotel is derived from the commercial market segment, while leisure and meeting and group demand comprise 30% and 10% of demand, respectively. The franchise agreement for SpringHill Suites expires on April 22, 2030.

TownePlace Suites

TownePlace Suites is a 111-room, limited service hotel located in Wilmington, North Carolina. The five-story hotel was developed by the sponsor in 2008 and was opened for operations in the same year. The property sits on a 2.2-acre site and includes an exercise room, an indoor swimming pool and whirlpool, a business center, a breakfast dining area and an indoor meeting area totaling 300 square feet. The property contains 81 queen studio suites, 19 queen suites, nine one-bedroom suites and two two-bedroom suites. According to the appraisal, 50% of demand at the hotel is derived from the leisure market segment, while commercial and meeting and group demand comprise 40% and 10% of demand, respectively. The franchise agreement for TownePlace Suites expires on April 1, 2028.

The following table presents certain information relating to the CMC Hotel Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Fairfield Inn & Suites – Raleigh, NC	$11,980,000	39.0%	128	$93,594	2010/NAP	$18,700,000
SpringHill Suites – Durham, NC	$11,050,000	36.0%	130	$85,000	2010/NAP	$17,000,000
TownePlace Suites – Wilmington, NC	$7,670,000	25.0%	111	$69,099	2008/NAP	$11,800,000
Total/Weighted Average	$30,700,000	100.0%	369	$83,198		$47,500,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CMC Hotel Portfolio Properties:

Cash Flow Analysis

	2010(1)	2011	TTM 6/30/2012	U/W	U/W $ per Room
Occupancy	62.9%	67.4%	69.5%	69.5%
ADR	$75.06	$83.59	$88.77	$88.77
RevPAR	$47.21	$56.35	$61.66	$61.66

Total Revenue	$1,987,956	$7,926,235	$8,865,124	$8,843,072	$23,965
Total Department Expenses	528,282	2,161,121	2,221,398	2,215,328	6,004
Gross Operating Profit	$1,459,674	$5,765,114	$6,643,726	$6,627,744	$17,961

Total Undistributed Expenses	563,980	2,174,827	2,386,172	2,738,904	7,423
Profit Before Fixed Charges	$895,694	$3,590,287	$4,257,554	$3,888,840	$10,539

Total Fixed Charges	79,928	358,440	358,437	342,802	929
Net Operating Income	$815,766	$3,231,847	$3,899,117	$3,546,039	$9,610

FF&E	0	0	0	353,723	959
Net Cash Flow	$815,766	$3,231,847	$3,899,117	$3,192,316	$8,651

NOI DSCR	0.37x	1.47x	1.78x	1.61x
NCF DSCR	0.37x	1.47x	1.78x	1.45x
NOI DY	2.7%	10.5%	12.7%	11.6%
NCF DY	2.7%	10.5%	12.7%	10.4%

(1)	The historical cash flows in 2010 reflect only the operations of TownePlace Suites. SpringHill Suites and Fairfield Inn & Suites were operational for only a portion of 2010.

Appraisal.  As of the appraisal valuation date of July 2, 2012, the CMC Hotel Portfolio Properties had an aggregate “as-is” appraised value of $47,500,000.

Environmental Matters.  According to the Phase I environmental site assessments dated August 16, 2012, there was no evidence of any recognized environmental conditions and no further action was recommended at the CMC Hotel Portfolio Properties.

Market Overview and Competition.  The CMC Hotel Portfolio Properties are located in North Carolina and comprise a total of 369 rooms.

Fairfield Inn & Suites

Fairfield Inn & Suites is located in Raleigh, North Carolina at the northeast quadrant of Interstate 540 and Aviation Parkway, a major thoroughfare in the area, which provides access to Research Triangle Park approximately six miles to the west and the Raleigh-Durham International Airport approximately five miles to the southeast. The Fairfield Inn & Suites property is situated in Brier Creek, a 2,000-acre master-planned community. The city of Durham, North Carolina, in combination with the cities of Raleigh, North Carolina and Chapel Hill, North Carolina, form the area commonly known as the “Research Triangle”, as each city is home to a research university. Duke University, the University of North Carolina and North Carolina State University are among the largest employers in the area while government entities also comprise a large sector of the local economy.

The following table presents certain information relating to the Fairfield Inn & Suites’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Fairfield Inn & Suites)(1)

	Competitive Set			Fairfield Inn & Suites(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	65.8%	$96.34	$63.36	65.6%	$91.28	$59.88	99.8%	94.7%	94.5%
5/31/2011 TTM	63.4%	$94.39	$59.83	57.4%	$81.64	$46.83	90.5%	86.5%	78.3%
5/31/2010 TTM	57.6%	$94.44	$54.36	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated June 20, 2012.
(2)	Occupancy, ADR and RevPAR statistics for the Fairfield Inn & Suites property are not available for the trailing 12-month period ending May 31, 2010 as the property opened for operations in 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

SpringHill Suites

SpringHill Suites is located in Durham, North Carolina just off Interstate Highway 40 at the intersection of NC Route 15-501, which provides access to Research Triangle Park approximately 12 miles to the southeast and the Raleigh-Durham International Airport approximately 17 miles to the southeast. The city of Durham, North Carolina, in combination with the cities of Raleigh, North Carolina and Chapel Hill, North Carolina, form the area commonly known as the Research Triangle. Duke University, the University of North Carolina and North Carolina State University are among the largest employers in the area while government entities also comprise a large sector of the local economy.

The following table presents certain information relating to the SpringHill Suites’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(SpringHill Suites)(1)

	Competitive Set			SpringHill Suites(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	68.7%	$97.24	$66.79	71.5%	$95.35	$68.18	104.1%	98.1%	102.1%
5/31/2011 TTM	68.5%	$92.35	$63.30	59.1%	$86.13	$50.91	86.2%	93.3%	80.4%
5/31/2010 TTM	68.9%	$92.49	$63.71	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated June 20, 2012.
(2)	Occupancy, ADR and RevPAR statistics for the SpringHill Suites property are not available for the trailing 12-month period ending May 31, 2010 as the property opened for operations in 2010.

TownePlace Suites

TownePlace Suites is located in Wilmington, North Carolina, approximately two miles south of US Interstate Highway 40. The TownePlace Suites property is located approximately two miles north of the University of North Carolina Wilmington and approximately five miles east of the Wilmington International Airport. The New Hanover Regional Medical Center is the largest employer in Wilmington, and the energy sector also has an important presence in the area. General Electric operates a nuclear energy division in Wilmington and Progress Energy, a Fortune 500 company with over $10.0 billion in annual revenues, employs approximately 11,000 workers in the city.  EUE Screen Gems Studios, the largest domestic television and movie production facility on the east coast, is located in Wilmington. "Dream Stage 10", the facility's newest sound stage, is the third-largest in the United States.

The following table presents certain information relating to the TownePlace Suites’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(TownePlace Suites)(1)

	Competitive Set			TownePlace Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	65.3%	$92.12	$60.13	66.2%	$78.96	$52.23	101.3%	85.7%	86.9%
5/31/2011 TTM	64.3%	$90.45	$58.16	66.3%	$74.48	$49.36	103.1%	82.3%	84.9%
5/31/2010 TTM	53.3%	$96.09	$51.20	56.6%	$78.44	$44.41	106.3%	81.6%	86.7%

(1)	Information obtained from a third party hospitality report dated June 20, 2012.

The Borrower.  The borrowing entities are comprised of three North Carolina limited liability companies (Mt. Moriah Construction Development LLC, Chhabra Properties 18 LLC, and 305 Eastwood LLC) (collectively, the “CMC Hotel Portfolio Borrower”). Each of the entities comprising the CMC Hotel Portfolio Borrower is a single purpose entity and has a single purpose managing member, TFS Management Inc., a North Carolina corporation, which has one independent director. Legal counsel to the CMC Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the CMC Hotel Portfolio Mortgage Loan. Shahn S. Chhabra is the guarantor of certain nonrecourse carveouts under the CMC Hotel Portfolio Mortgage Loan.

The Sponsor.  CMC Hotels (“CMC”) is a Raleigh, North Carolina based company specializing in the development, acquisition, repositioning and management of limited service, extended stay and full service hotels. Shahn S. Chhabra, the owner and principal of CMC, serves as the nonrecourse carveout guarantor on the CMC Hotel Portfolio Mortgage Loan. CMC’s current portfolio consists of ownership interests in seven hotels located primarily in the Raleigh-Durham metropolitan statistical area, as well as one hotel in Wilmington, North Carolina.  The brands in CMC’s portfolio include Fairfield Inn & Suites, SpringHill Suites, TownePlace Suites, Best Western and Holiday Inn.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $224,646 for real estate taxes, $36,613 for insurance premiums, $29,476 for an FF&E reserve and $90,909 for a seasonality reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

The loan documents provide for ongoing monthly escrows in the amount of $22,465 for real estate taxes and $6,102 for insurance premiums. The loan documents also provide for an ongoing monthly FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue (initially $29,476). Also, the loan documents provide for an ongoing monthly seasonality reserve of $9,091.

Additionally, the loan documents provide for a springing PIP reserve which springs upon an existing franchisor or any replacement franchisor requiring the implementation of a property improvement plan in an amount equal to all funds necessary to implement the property improvement plan.

Lockbox and Cash Management.  The CMC Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The CMC Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the CMC Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the CMC Hotel Portfolio Borrower or property manager be deposited into the lockbox account within one business day. All funds on deposit in the lockbox account are swept on a daily basis into an account designated by the CMC Hotel Portfolio Borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept to a cash management account under the control of the lender.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default under the CMC Hotel Portfolio Mortgage Loan; (ii) if, as of the last day of any calendar quarter during the CMC Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is less than 1.10x; (iii) a franchisor requiring the CMC Hotel Portfolio Borrower to institute a property improvement plan, if necessary funds associated with the property improvement plan have not already been deposited into the PIP reserve; or (iv) within 12 months of the expiration of the existing franchise agreement, unless a renewal or replacement agreement (along with the delivery of any necessary comfort letter or tri-party letter) is in place which does not require a property improvement plan, or if necessary funds associated with the property improvement plan have not already been deposited into the PIP reserve. A Cash Management Period will end: (a) with respect to clause (i) above, upon a cure of such event of default; (b) with respect to clause (ii) above, when the CMC Hotel Portfolio Mortgage Loan achieves a debt service coverage ratio of at least 1.10x for two consecutive quarters; (c) with respect to clause (iii) above, when the necessary funds in order to implement any required property improvement plan have been deposited into the PIP reserve; and (d) with respect to clause (iv) above, when the renewal or replacement franchise agreement (along with the delivery of any necessary comfort letter or tri-party letter) is in place, and any necessary funds in order to implement any required property improvement plan have been deposited into the PIP reserve or it has been determined by lender that a property improvement plan is not required for the renewal of the existing franchise agreement or the entering of a replacement thereof.

Property Management.  The CMC Hotel Portfolio Properties are managed by CMC Corporation, an affiliate of the borrower.

Assumption.  The CMC Hotel Portfolio Borrower has the right to transfer the CMC Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the CMC Hotel Portfolio Mortgage Loan; (ii) no event of default has occurred and is continuing under the CMC Hotel Portfolio Mortgage Loan; (iii) the CMC Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer; (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in the form and substance required by the lender; (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender; and (ix) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the CMC Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents), provided that such property is the subject of a bona fide third party sale, in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) the CMC Hotel Portfolio Borrower must provide lender a written request at least 20 days prior to the proposed release date; (ii) no event of default has occurred or is continuing at the time that the release occurs; (iii) the partial defeasance of the CMC Hotel Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount for the individual property to be released; (iv) the debt service coverage ratio of the remaining properties must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio immediately prior to the release (inclusive of such release parcel); (v) the loan-to-value ratio must not be greater than the lesser of the aggregate loan-to-value ratio at closing (inclusive of such release parcel) and the loan-to-value ratio immediately prior to the release (inclusive of such release parcel); and (vi) receipt of confirmation that the partial release will not result in any ratings of Series 2012-LC5 Certificates being downgraded, qualified or withdrawn by Fitch and Moody’s.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CMC HOTEL PORTFOLIO

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the CMC Hotel Portfolio Borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the CMC Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rooney Ranch

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$28,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$28,250,000			Location:	Oro Valley, Az
% of Initial Pool Balance:	2.2%			Size:	212,529 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$132.92
Borrower Name:	Rooney Ranch, LLC			Balance Per Unit/SF:
Sponsors:	Scott T. Archer, David S. Coia, Daniel L. Vietto,			Year Built/Renovated:	2000/NAP
Mortgage Rate:	4.790%			Occupancy %(5):	97.2%
Note Date:	July 18, 2012			Occupancy % Source Date:	May 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	August 1, 2022			Property Manager:	Barclay Real Estate Services, L.L.C.
IO Period:	24 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,361,298 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$3,124,514 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,050,645 (12/30/2011)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,266,889
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$1,267,355
Lockbox Type(1):	Hard/Upfront Cash Management			U/W NOI:	$2,999,534
Additional Debt(2):	None			U/W NCF:	$2,767,199
Additional Debt Type(2):	NAP			U/W NOI DSCR:	1.69x
				U/W NCF DSCR:	1.56x
Escrows and Reserves:				U/W NOI Debt Yield:	10.6%
				U/W NCF Debt Yield:	9.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,000,000
Taxes	$203,030	$40,606	NAP	As-Is Appraisal Valuation Date:	May 26, 2012
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.9%
Replacement Reserves	$0	$5,845	$140,270	LTV Ratio at Maturity or ARD:	59.3%
TI/LC	$0	$12,534	$451,239
Tenant Specific Reserves(4)	$1,741,305	$0	NAP

(1)
All excess cash flow will be collected during a Cash Trap Event Period.  A Cash Trap Event Period is defined as a period commencing upon, but not limited to, the following conditions: the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio, tested quarterly, being less than 1.30x; (iii) the debt yield, tested quarterly, being less than 8.0%; (iv) Sports Authority “goes dark” or fails to exercise a lease extension option within nine months of the lease expiration date or gives written notice of its intention to not renew the lease; (v) Ross Dress for Less fails to exercise a lease extension option within nine months of the lease expiration date or gives written notice of its intention to not renew the lease; or (vi) OfficeMax fails to exercise a lease extension option within nine months of the lease expiration date or gives written notice of its intention to not renew the lease.

(2)
The related loan documents permit the pledge of parent stock to Wells Fargo Bank, National Association to secure a related credit facility.  The pledge serves as additional collateral for a $29.3 million credit facility principally secured by seven non-trust mortgage loans.

(3)
Monthly insurance escrow requirements are waived provided no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.

(4)
Tenant Specific Reserves include escrows for tenant improvements for The Sports Authority and Dollar Tree ($713,720), Planet Fitness ($330,094), Hallmark ($225,000) and the Good Egg ($178,153).  The sponsor also posted an escrow for rent concessions for Planet Fitness ($294,338).

(5)
Occupancy includes Planet Fitness (6.2% of the net rentable square feet and 6.1% of the underwritten base rent) and the Good Egg (1.9% of the net rentable square feet and 3.2% of the underwritten base rent), who have executed leases, but are not yet in occupancy.  The Good Egg is expected to take occupancy by March 2013 and Planet Fitness is expected to take occupancy in September 2013.

The Rooney Ranch mortgage loan is secured by a first mortgage encumbering an anchored retail center located in Oro Valley, Arizona (the “Rooney Ranch Property”).  The Rooney Ranch Property is a portion of a larger 545,421 square foot anchored retail power center that was built in phases by the sponsor between 2000 and 2005.  The Rooney Ranch Property is anchored by a Sports Authority, Ross Dress for Less, OfficeMax, PetSmart, Dollar Tree and Pier 1 Imports.  Tenants within the power center that are not part of the Rooney Ranch Property are Target, Home Depot and Fry’s Food & Drug.  The Rooney Ranch Property is located in the northern portion of the Tucson approximately three miles north of the Tucson city limits. The Rooney Ranch Property was 97.2% leased as of May 1, 2012 by 36 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROONEY RANCH

The following table presents certain information relating to the tenancies at the Rooney Ranch Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants – Collateral
The Sports Authority	NR/B3/B-	45,196	21.3%	$11.00	$497,156	15.4%	$48	30.6%	1/31/2018
Ross Dress for Less	NR/NR/BBB+	30,187	14.2%	$10.25	$309,420	9.6%	$214	6.4%	1/13/2018
OfficeMax	NR/B2/B-	23,427	11.0%	$12.50	$292,838	9.0%	NAV	NAV	1/13/2017
PetSmart	NR/NR/BB+	19,235	9.1%	$12.48	$240,053	7.4%	NAV	NAV	11/30/2015
Planet Fitness(3)	NR/NR/NR	13,073	6.2%	$15.00	$196,095	6.1%	NAV	NAV	12/31/2022
Dollar Tree	NR/NR/NR	12,531	5.9%	$13.00	$162,903	5.0%	$89	18.7%	5/31/2014
Pier 1 Imports	NR/NR/NR	8,970	4.2%	$18.00	$161,460	5.0%	$126	17.1%	2/28/2018

Total Anchor Tenants - Collateral		152,619	71.8%	$12.19	$1,859,924	57.4%

Non-Major Tenants(4)		53,887	25.4%	$25.57	$1,377,814	42.6%

Occupied Collateral Total		206,506	97.2%	$15.68	$3,237,738	100.0%

Vacant Space		6,023	2.8%

Collateral Total		212,529	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the 12 months ended December 31, 2011.
(3)
Planet Fitness has executed a lease, but has not taken occupancy.  Under the terms of the executed lease, rent payments are not required until the earlier of February 27, 2013 or six months after the tenant opens for business.  Escrows of $294,338 and $330,094 were collected at loan closing to cover rent concessions and outstanding tenant improvements and leasing commissions, respectively.  The escrow funds will be released to the borrower after the tenant is in occupancy, open for business and paying full, unabated rent, which is not expected to occur until September 2013.

(4)
Non-Major Tenants include the Good Egg (1.9% of the net rentable square feet and 3.0% of the Annual U/W Base Rent).  The Good Egg executed a lease, but is not yet in occupancy.  A tenant improvement escrow of $178,153 was collected at loan closing and will be released to the borrower after the tenant is in occupancy, open for business, and paying full, unabated rent, which is not expected to occur until March 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROONEY RANCH

The following table presents certain information relating to the lease rollover schedule at the Rooney Ranch Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	10	13,098	6.2%	13,098	6.2%	$397,152	$30.32
2014	2	15,716	7.4%	28,814	13.6%	$232,973	$14.82
2015	12	37,268	17.5%	66,082	31.1%	$667,143	$17.90
2016	4	9,541	4.5%	75,623	35.6%	$233,342	$24.46
2017	3	29,433	13.8%	105,056	49.4%	$438,374	$14.89
2018	3	84,353	39.7%	189,409	89.1%	$968,036	$11.48
2019	0	0	0.0%	189,409	89.1%	$0	$0.00
2020	0	0	0.0%	189,409	89.1%	$0	$0.00
2021	0	0	0.0%	189,409	89.1%	$0	$0.00
2022	2	17,097	8.0%	206,506	97.2%	$300,719	$17.59
Thereafter	0	0	0.0%	206,506	97.2%	$0	$0.00
Vacant	0	6,023	2.8%	212,529	100.0%	$0	$0.00
Total/Weighted Average	36	212,529	100.0%			$3,237,738	$15.68

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Rooney Ranch Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
95%	93%	97%

(1)	Information obtained from borrower rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rooney Ranch Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$3,563,883	$3,458,923	$3,573,653	$3,237,738	$15.23
Grossed Up Vacant Space	0	0	0	134,507	0.63
Total Reimbursables	957,188	925,375	1,013,412	1,063,256	5.00
Other Income	3,450	3,300	21,173	0	0
Less Vacancy & Credit Loss	0	(20,860)	(219,898)	(168,612)	(0.79)

Effective Gross Income	$4,524,521	$4,373,027	$4,388,341	$4,266,889	$20.08

Total Operating Expenses	$1,163,223	$1,248,513	$1,337,696	$1,267,355	$5.96

Net Operating Income	$3,361,298	$3,124,514	$3,050,645	$2,999,534	$14.11
TI/LC	0	0	0	162,201	0.76
Capital Expenditures	0	0	0	70,135	0.33
Net Cash Flow	$3,361,298	$3,124,514	$3,050,645	$2,767,199	$13.02

NOI DSCR	1.89x	1.76x	1.72x	1.69x
NCF DSCR	1.89x	1.76x	1.72x	1.56x
NOI DY	11.9%	11.1%	10.8%	10.6%
NCF DY	11.9%	11.1%	10.8%	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Southeast Grocery Portfolio

Loan Information				Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/Moody’s):	NR/NR		Property Type:	Retail
	Original Principal Balance:	$25,150,000		Specific Property Type:	Anchored
	Cut-off Date Principal Balance:	$25,047,617		Location:	Various
	% of Initial Pool Balance:	2.0%		Size:	316,006 SF
	Loan Purpose:	Refinance		Cut-off Date Principal	$79.26
	Borrower Names(1):	Various		Balance Per Unit/SF:
	Sponsor:	JDH Capital		Year Built/Renovated:	Various/Various
	Mortgage Rate:	5.926%		Occupancy %:	85.3%
	Note Date:	May 31, 2012		Occupancy % Source Date:	June 30, 2012
	Anticipated Repayment Date:	NAP		Title Vesting:	Fee
	Maturity Date:	June 6, 2017		Property Manager:	Durban Realty Services, LLC
	IO Period:	None
	Loan Term (Original):	60 months		3rd Most Recent NOI (As of):	$2,788,021 (12/31/2010)
	Seasoning:	3 months		2nd Most Recent NOI (As of):	$2,887,259 (12/31/2011)
	Amortization Term (Original):	300 months		Most Recent NOI (As of):	$2,904,386 (TTM 4/30/2012)
	Loan Amortization Type:	Amortizing Balloon
	Interest Accrual Method:	Actual/360		U/W Revenues:	$3,789,278
	Call Protection:	L(27),D(31),O(2)		U/W Expenses:	$864,526
	Lockbox Type:	Hard/Upfront Cash Management		U/W NOI:	$2,924,752
	Additional Debt(2):	Yes		U/W NCF:	$2,793,660
	Additional Debt Type(2):	Mezzanine		U/W NOI DSCR:	1.51x
				U/W NCF DSCR(2):	1.45x
	Escrows and Reserves:			U/W NOI Debt Yield(2):	11.7%
				U/W NCF Debt Yield:	11.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(4):	$35,955,000
Taxes	$146,169	$29,234	NAP	As-Is Appraisal Valuation Date:	Various
Insurance	$7,880	$3,940	NAP	Cut-off Date LTV Ratio(2):	69.7%
Replacement Reserves	$0	$3,994	NAP	LTV Ratio at Maturity or ARD:	63.2%
TI/LC(3)	$0	$6,923	NAP
Deferred Maintenance	$115,048	NAP	NAP

(1)
The Southeast Grocery Portfolio mortgage loan has six borrowing entities: Americus Fee Owner, LLC; Dawsonville Fee Owner, LLC; Ocilla Fee Owner, LLC,; New Hope Fee Owner, LLC; Lake City Retail Investors, LLC; and Folkston Fee Owner, LLC.

(2)
An affiliate of Ladder Capital Finance LLC provided a $5,400,000 mezzanine loan at closing. The mezzanine loan carries a five-year term at a 12.00% interest rate. The mezzanine loan amortizes on a 25-year schedule and is co-terminous with the Southeast Grocery Portfolio mortgage loan except that the mezzanine loan must be repaid in full upon the prepayment, defeasance or assumption of the Southeast Grocery Portfolio mortgage loan. As of the Cut-off Date, taking into account both the Southeast Grocery Portfolio mortgage loan and the Southeast Grocery Portfolio mezzanine loan, the total debt U/W NCF DSCR is 1.07x, the total debt Cut-off Date LTV Ratio is 84.7%, and the total debt U/W NOI Debt Yield is 9.6%.

(3)
On a monthly basis, the borrower is required to deposit $6,923 into a TI/LC reserve account, through the term of the Southeast Grocery Portfolio mortgage loan and an additional 15% of all excess cash flow will be swept into the TI/LC reserve unless an event of default under the mezzanine loan is in existence.

(4)	Includes excess land value of $1,355,000.

The Southeast Grocery Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering six grocery anchored retail centers totalling 316,006 square feet located in Georgia, North Carolina and Florida (the “Southeast Grocery Portfolio Properties”). The Southeast Grocery Portfolio Properties were primarily built or renovated between 2007 and 2008 and were developed specifically for Harvey’s and Food Lion. However, the Harvey’s and additional in-line space located at Forsyth Commons were constructed in 2007 as an addition to an existing strip center that was built in 1969, and the Folkston Shopping Center was constructed in 1982, with the Harvey’s occupying an existing grocery box. The Southeast Grocery Portfolio Properties were 85.3% occupied as of June 30, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHEAST GROCERY PORTFOLIO

The following table presents certain information relating to the Southeast Grocery Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Shoppes at Heritage Oaks	Lake City, FL	$6,100,066	24.4%	90.6%	2008/NAP	59,308	$8,740,000
Dawsonville Town Center	Dawsonville, GA	$5,676,796	22.7%	89.1%	2008/NAP	54,928	$7,765,000
New Hope Crossing	Gastonia, NC	$4,357,190	17.4%	76.8%	2007/NAP	51,728	$7,250,000
Forsyth Commons	Americus, GA	$3,759,632	15.0%	79.4%	1969/2007	52,379	$5,200,000
Folkston Shopping Center	Folkston, GA	$2,614,314	10.4%	88.6%	1982/NAP	62,679	$3,500,000
Valdosta Commons	Ocilla, GA	$2,539,619	10.1%	86.3%	2008/NAP	34,984	$3,500,000
Total/Weighted Average		$25,047,617	100.0%	85.3%		316,006	$35,955,000

The following table presents certain information relating to the tenancies at the Southeast Grocery Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Major Tenants
Harvey’s	NR/Baa3/BBB-	124,534	39.4%	$12.30	$1,531,598	46.5%	$311	4.0%	Various(5)
Food Lion	NR/Baa3/BBB-	69,856	22.1%	$12.97	$905,746	27.5%	$231	5.6%	Various(6)
Family Dollar	NR/Baa3/BBB-	36,724	11.6%	$8.34	$306,358	9.3%	$87	12.0%	Various(7)
Total Major Tenants		231,114	73.1%	$11.87	$2,743,702	83.3%

Total Non-Major Tenants		38,538	12.2%	$14.26	$549,484	16.7%

Occupied Collateral Total		269,652	85.3%	$12.21	$3,293,186	100.0%

Vacant Space		46,354	14.7%
Collateral Total		316,006	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Food Lion and Harvey’s are each subsidiaries of Delhaize America, Inc. Delhaize America, Inc. is a guarantor on each of the leases.
(3)
Annual U/W Base Rent includes $122,481 rent from Bojangle’s Chicken that operates a 3,534 square foot restaurant at the Dawsonville Town Center under a ground lease. The related square footage is not included.

(4)	Sales PSF and Occupancy Cost for Family Dollar excludes Folkston Shopping Center in the calculation. The Family Dollar at Folkston Shopping Center does not report sales.
(5)
The Harvey’s leases expire December 2027 (21,004 square feet at Valdosta Commons), February 2028 (32,613 square feet at Folkston Shopping Center), March 2028 (35,989 square feet at Forsyth Commons) and November 2028 (34,928 square feet at Shoppes at Heritage Oaks).

(6)	The Food Lion leases expire October 2027 (34,928 square feet at New Hope Crossing) and December 2028 (34,928 square feet at Dawsonville Town Center).
(7)
The Family Dollar leases expire December 2016 (10,364 square feet at Folkston Shopping Center), June 2018 (9,180 square feet at Valdosta Commons) and December 2018 (9,180 square feet at Shoppes at Heritage Oaks and 8,000 square feet at Dawsonville Town Center). With the exception of the Family Dollar at Valdosta Commons, each of the Family Dollar leases contains a co-tenancy clause with respect to the related grocery anchor, including a termination right if the related grocery anchor ceases operations at the particular mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHEAST GROCERY PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Southeast Grocery Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	1	1,200	0.4%	1,200	0.4%	$12,000	$10.00
2014	6	14,400	4.6%	15,600	4.9%	$228,804	$15.89
2015	2	3,600	1.1%	19,200	6.1%	$53,568	$14.88
2016	4	22,927	7.3%	42,127	13.3%	$81,803	$3.57
2017	1	4,375	1.4%	46,502	14.7%	$26,644	$6.09
2018	4	27,560	8.7%	74,062	23.4%	$302,942	$10.99
2019	1	1,200	0.4%	75,262	23.8%	$27,600	$23.00
2020	0	0	0.0%	75,262	23.8%	$0	$0.00
2021	0	0	0.0%	75,262	23.8%	$0	$0.00
2022	0	0	0.0%	75,262	23.8%	$0	$0.00
Thereafter	7	194,390	61.5%	269,652	85.3%	$2,559,825	$13.17
Vacant	0	46,354	14.7%	316,006	100.0%	$0	$0.00
Total/Weighted Average	26	316,006	100.0%			$3,293,186	$12.21

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)
Annual U/W Base Rent includes $122,481 rent from Bojangle’s Chicken that operates a 3,534 square foot restaurant at the Dawsonville Town Center under a ground lease. The related square footage is not included.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Southeast Grocery Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

85%	87%	86%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southeast Grocery Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W(1)	U/W $ per SF
Base Rent	$3,128,037	$3,236,111	$3,271,069	$3,293,186	$10.42
Grossed Up Vacant Space	0	0	0	591,366	1.87
Total Reimbursables	492,424	489,599	496,610	595,713	1.89
Other Income	9,646	14,291	11,078	0	0.00
Less Vacancy & Credit Loss	0	0	0	(690,987)	(2.19)
Effective Gross Income	$3,630,107	$3,740,001	$3,778,757	$3,789,278	$11.99

Total Operating Expenses	$842,085	$852,741	$874,371	$864,526	$2.74

Net Operating Income	$2,788,021	$2,887,259	$2,904,386	$2,924,752	$9.26
TI/LC	0	0	0	83,161	0.26
Capital Expenditures	0	0	0	47,931	0.15
Net Cash Flow	$2,788,021	$2,887,259	$2,904,386	$2,793,660	$8.84

NOI DSCR	1.44x	1.50x	1.50x	1.51x
NCF DSCR	1.44x	1.50x	1.50x	1.45x
NOI DY	11.1%	11.5%	11.5%	11.7%
NCF DY	11.1%	11.5%	11.5%	11.2%

(1)	The U/W Base Rent includes $21,470 in contractual rent steps through March 2013 and $122,481 in rent for the ground leased pad for which no square footage was included.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The Pavilion at La Quinta

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$24,200,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$24,200,000			Location:	La Quinta, CA
% of Initial Pool Balance:	1.9%			Size:	161,543 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$149.81
Borrower Name:	Inland American La Quinta Pavilion L.L.C.
Sponsor:	Inland American Real Estate Trust, Inc.			Year Built/Renovated:	2006/NAP
Mortgage Rate:	4.579%			Occupancy%:	97.4%
Note Date:	May 11, 2012			Occupancy % Source Date:	March 15, 2012
Anticipated Repayment Date(1):	June 6, 2022			Title Vesting:	Fee
Maturity Date:	June 6, 2037			Property Manager:	Inland American Retail Management LLC
IO Period:	60 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,945,297 (12/31/2010)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$2,837,163 (12/31/2011)
Amortization Term (Original)(2):	360 months			Most Recent NOI (As of):	$2,861,515 (TTM 3/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon ARD
Interest Accrual Method:	Actual/360			U/W Revenues:	$3,965,865
Call Protection:	L(27),GRTR 1% or YM(89),O(4)			U/W Expenses:	$1,154,662
Lockbox Type(3):	Springing (Without Established Account)			U/W NOI:	$2,811,203
Additional Debt:	None			U/W NCF:	$2,579,350
Additional Debt Type:	NAP			U/W NOI DSCR:	1.89x
				U/W NCF DSCR:	1.74x
Escrows and Reserves(4):				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,500,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 30, 2012
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	58.3%
Capital Expenditures	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	53.4%
TI/LC Reserve	$0	$0	NAP

(1)
If The Pavilion at La Quinta mortgage loan is not repaid in full by the Anticipated Repayment Date (“ARD”), the interest rate will increase to 4.5790% plus 2.0000%, although the current pay rate will remain at 4.5790%.

(2)
The Pavilion at La Quinta mortgage loan amortizes on a 30-year schedule following a five-year initial interest-only period prior to the ARD. If The Pavilion at La Quinta mortgage loan is not repaid in full by the ARD, it will amortize on a 15-year schedule and all excess cash flow is applied to principal repayment.

(3)
The Pavilion at La Quinta mortgage loan is structured without an established account and with springing cash management. The springing lockbox will be established within 15 days after a Cash Management Event occurs. A Cash Management Event will be triggered if: (i) there is an event of default under the loan, (ii) there is an event of default by the property manager under the property management agreement, (iii) the DSCR falls below 1.35x, and/or (iv) there is a sweep event. A sweep event will be triggered if (i) there is an event of default under the loan, (ii) DSCR falls below 1.20x, (iii) if any of (a) Sprouts, (b) Bed Bath & Beyond, (c) OfficeMax or (d) Best Buy does not exercise its lease renewal (in which event the cash flow sweep shall be capped at $10.00 per square foot for the tenant that does not renew), (iv) Best Buy goes dark (in which event an amount equal to the base rent from Best Buy will be swept on a monthly basis, with the rent sweep being capped at $10.00 per square foot), (v) Best Buy credit rating drops below BB by S&P or Ba2 by Moody’s (in which event an amount equal to the base rent from Best Buy will be swept on a monthly basis, with the rent sweep being capped at $10.00 per square foot), and/or (vi) all obligations are not paid by the date that is one month prior to the ARD.

(4)
Reserves for taxes, insurance and replacement reserves will not be required so long as no event of default exists, the guarantor meets required net worth covenants, and the borrower provides evidence to lender of payment (and in the case of replacement reserves evidence of performance of any applicable work). No ongoing reserves for TI/LC will be required during the term of The Pavilion at La Quinta mortgage loan.  With regards to rollover, the loan is structured with an excess cash flow trap tied to Sprouts Farmers Market, Bed Bath and Beyond, OfficeMax and Best Buy in the event any such tenant does not exercise its renewal rights under its respective lease.  The excess cash flow trap will continue until such time as $10.00 per square foot of each such expiring tenant’s net rentable area is collected. The collected cash will be available for leasing costs associated with re-tenanting of the vacant space.

The Pavilion at La Quinta mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in La Quinta, California (“The Pavilion at La Quinta Property”). The Pavilion at La Quinta Property was recently constructed in 2006 and is located on the corner of Adams Street and Highway 111 in a primary retail area of the city of La Quinta. The improvements consist of 11 one-story buildings with a total net rentable area of 166,043 square feet inclusive of a 4,500 square foot bank branch that is situated on a ground leased pad.  As of March 15, 2012, The Pavilion at La Quinta Property was 97.4% leased to 17 tenants. Parking for The Pavilion at La Quinta Property is provided by 820 spaces, resulting in a parking ratio of approximately 4.9 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PAVILION AT LA QUINTA

The following table presents certain information relating to the tenancies at The Pavilion at La Quinta Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Best Buy	BB+/Baa2/BB+	30,000	18.6%	$16.50	$495,000	14.7%	1/31/2017
Sprouts Farmers Market	NR/NR/NR	26,482	16.4%	$16.95	$448,870	13.3%	1/31/2022
DSW Shoe Warehouse	NR/NR/NR	16,454	10.2%	$24.31	$400,000	11.9%	1/31/2022
Bed Bath & Beyond	NR/NR/BBB+	30,000	18.6%	$12.75	$382,500	11.4%	1/31/2017
OfficeMax	NR/B1/B-	20,230	12.5%	$17.00	$343,910	10.2%	3/31/2017
Total Major Tenants		123,166	76.2%	$16.81	$2,070,280	61.5%

Non-Major Tenants		34,119	21.1%	$38.00	$1,296,531	38.5%

Occupied Collateral		157,285	97.4%	$21.41	$3,366,811	100.0%

Vacant Space		4,258	2.6%

Collateral Total		161,543	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent includes $120,397 from a 4,500 square foot bank branch that is a ground leased pad for which no related square footage is included.

The following table presents certain information relating to the lease rollover schedule at The Pavilion at La Quinta Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	1,753	1.1%	1,753	1.1%	$66,614	$38.00
2013	1	1,165	0.7%	2,918	1.8%	$61,512	$52.80
2014	4	9,427	5.8%	12,345	7.6%	$317,517	$33.68
2015	0	0	0.0%	12,345	7.6%	$0	$0.00
2016	1	6,500	4.0%	18,845	11.7%	$143,000	$22.00
2017	6	90,036	55.7%	108,881	67.4%	$1,601,117	$17.78
2018	1	5,468	3.4%	114,349	70.8%	$207,784	$38.00
2019	0	0	0.0%	114,349	70.8%	$0	$0.00
2020	0	0	0.0%	114,349	70.8%	$0	$0.00
2021	1	0	0.0%	114,349	70.8%	$120,397	$0.00
2022	2	42,936	26.6%	157,285	97.4%	$848,870	$19.77
Thereafter	0	0	0.0%	157,285	97.4%	$0	$0.00
Vacant	0	4,258	2.6%	161,543	100.0%	0	$0.00
Total/Weighted Average	17	161,543	100.0%			$3,366,811	$21.41

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes $120,397 from a 4,500 square foot bank branch that is a ground leased pad for which no related square footage is included.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Pavilion at La Quinta Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

98%	97%	97%

(1)	Information obtained from borrower financials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PAVILION AT LA QUINTA

Operating History and Underwritten Net Cash Flow: The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Pavilion at La Quinta Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per SF
Base Rent(1)	$3,187,673	$3,113,884	$3,127,117	$3,366,811	$20.84
Grossed Up Vacant Space	0	0	0	140,322	0.87
Total Reimbursables	987,741	886,524	892,466	794,580	4.92
Other Income	19,912	11,191	8,289	8,289	0.05
Less Vacancy & Credit Loss	0	0	0	(344,137)	(2.13)
Effective Gross Income	$4,195,326	$4,011,599	$4,027,872	$3,965,865	$24.55

Total Operating Expenses	$1,250,029	$1,174,436	$1,166,357	$1,154,662	$7.15

Net Operating Income	$2,945,297	$2,837,163	$2,861,515	$2,811,203	$17.40
TI/LC	0	0	0	198,644	1.23
Capital Expenditures	0	0	0	33,209	0.21
Net Cash Flow	$2,945,297	$2,837,163	$2,861,515	$2,579,350	$15.97

NOI DSCR	1.98x	1.91x	1.93x	1.89x
NCF DSCR	1.98x	1.91x	1.93x	1.74x
NOI DY	12.2%	11.7%	11.8%	11.6%
NCF DY	12.2%	11.7%	11.8%	10.7%

(1)
U/W Base Rent includes $42,531 in contractual rent steps through December 2012 and $120,397 in rent for a 4,500 square bank branch that is a ground leased pad for which no related square footage is included.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Hilton Garden Inn - Melville

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Hospitality
Original Principal Balance:	$24,000,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$24,000,000			Location:	Plainview, NY
% of Initial Pool Balance:	1.9%			Size:	178 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/Room:	$134,831
Borrower Name:	Melville Equity Partners, LLC
Sponsors:	Lawrence A. Levine; Charles R. Feinbloom; Paul F. Amoruso; Burt. M. Levine; Michael Hahn; Do-Ro-Mi Hotel Associates LLC			Year Built/Renovated:	2008/NAP
Mortgage Rate:	4.940%			Occupancy %:	75.3%
Note Date:	August 30, 2012			Occupancy % Source Date:	May 31, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 1, 2022			Property Manager(1):	Crossroads Hospitality Management Company
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,680,961 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$2,977,676 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,178,010 (TTM 5/31/2012)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$8,009,303
Call Protection:	L(24),D(92),O(4)			U/W Expenses:	$4,877,343
Lockbox Type(1):	Hard/Springing Cash Management			U/W NOI:	$3,131,960
Additional Debt:	None			U/W NCF:	$2,811,587
Additional Debt Type:	NAP			U/W NOI DSCR:	2.04x
				U/W NCF DSCR:	1.83x
Escrows and Reserves(1):				U/W NOI Debt Yield:	13.0%
				U/W NCF Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$36,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 1, 2012
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.7%
Deferred Maintenance	$0	$0	NAP	LTV Ratio at Maturity or ARD:	54.7%
FF&E Reserve	$0	Springing	NAP

(1)
The clearing account and all escrows are held by the property manager, Crossroads Hospitality Management Company, pursuant to a management agreement. So long as the management agreement is in full force and effect and the manager is reserving for taxes, insurance and capital expenditures, as required by the loan documents, then borrower is not required to make monthly deposits into those reserve accounts. In the event that the management agreement is terminated, or not in full force and effect the borrower is required to establish a clearing account, into which all property revenues are required to be deposited, and Borrower is required to establish escrows and deposit ongoing funds for tax, insurance and capital expenditures with the lender.

The Hilton Garden Inn - Melville mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering a limited-service hotel containing a total of 178 rooms (the “Hilton Garden Inn - Melville Property”).  The Hilton Garden Inn - Melville Property is located in Plainview, New York.  The Hilton Garden Inn - Melville Property was built in 2008.  All guest rooms offer a flat screen television, a desk with a chair and lamp, a chaise lounge chair, a standing lamp, a dresser and an alarm clock/radio.  The Hilton Garden Inn - Melville Property’s amenities include a 24-hour business center, meeting rooms, an exercise facility, an indoor whirlpool and pool, a restaurant and complimentary breakfast.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN - MELVILLE

The following table presents certain information relating the historical performance of the Hilton Garden Inn - Melville Property compared to the performance of a competitive set of properties as provided in a third party hospitality report dated June 2012:

Property and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn - Melville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/30/2012 TTM	69.9%	$138.66	$96.97	74.4%	$143.91	$107.07	106.4%	103.8%	110.4%
5/30/2011 TTM	66.9%	$135.06	$90.42	70.4%	$138.50	$97.50	105.1%	102.6%	107.8%
5/30/2010 TTM	64.2%	$140.33	$90.10	66.3%	$140.91	$93.39	103.2%	100.4%	103.6%

(1)	Data provided by a third party hospitality market research report dated June 2012.

The Melville, New York market is the home to Bethpage State Park (which is scheduled to be the first stop of the FedEx Cup Playoffs, which is part of the PGA Tour, through 2016), the American Air Power Museum and the Farmingdale State University of New York.  There are two new developments in the area including the 690,000 square foot Canon USA Headquarters, which is scheduled for completion by the third quarter of 2012, and the 89,000 square foot US Department of Energy’s Brookhaven National Laboratory.  There was estimated to be approximately 484,602 overnight visitors in Melville hotels in 2011.  The year-end 2011 overall Melville lodging market occupancy rate was 74.0%, with an ADR of $140.74, reflecting a RevPAR of $104.12.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn - Melville Property:

Cash Flow Analysis

	2010	2011	TTM 5/31/2012	U/W	U/W $ per Room
Occupancy	69.7%	73.5%	75.3%	75.3%
ADR	$136.86	$141.96	$142.19	$142.19
RevPAR	$95.39	$104.34	$107.07	$107.07

Total Revenue	$7,146,153	$7,824,577	$8,031,226	$8,009,303	$44,996
Total Department Expenses	1,813,158	1,971,574	1,961,395	1,956,030	10,989
Gross Operating Profit	$5,332,995	$5,853,003	$6,069,831	$6,053,273	$34,007

Total Undistributed Expenses	2,371,696	2,565,856	2,582,728	2,615,376	14,693
Profit Before Fixed Charges	$2,961,299	$3,287,147	$3,487,103	$3,437,897	$19,314

Total Fixed Charges	280,338	309,471	309,093	305,937	1,719

Net Operating Income	$2,680,961	$2,977,676	$3,178,010	$3,131,960	$17,595
FF&E	214,180	220,643	240,764	320,372	1,800

Net Cash Flow	$2,466,781	$2,757,033	$2,937,246	$2,811,587	$15,795

NOI DSCR	1.75x	1.94x	2.07x	2.04x
NCF DSCR	1.61x	1.80x	1.91x	1.83x
NOI DY	11.2%	12.4%	13.2%	13.0%
NCF DY	10.3%	11.5%	12.2%	11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Duane Reade on Fulton

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$23,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$23,500,000			Location:	Brooklyn, NY
% of Initial Pool Balance:	1.8%			Size:	29,904 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$785.85
Borrower Name:	Fulton Street Owner LLC			Balance Per Unit/SF:

Sponsor:	Sutton Management Corp.			Year Built/Renovated:	1925, 1950/NAP
Mortgage Rate:	4.950%			Occupancy %(2):	100.0%
Note Date:	June 11, 2012			Occupancy % Source Date:	May 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 6, 2022			Property Manager:	Sutton Management Corp.
IO Period:	12 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$1,252,229 (12/31/2010)
Seasoning:	2 months			2nd Most Recent NOI (As of):	$1,511,427 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$1,658,419 (TTM 4/30/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues(2):	$2,653,148
Call Protection:	L(26),D(87),O(7)			U/W Expenses(2):	$667,473
Lockbox Type:	Springing (With Established Account)			U/W NOI(2):	$1,985,674
Additional Debt:	None			U/W NCF(2):	$1,953,193
Additional Debt Type:	NAP			U/W NOI DSCR(2):	1.32x
				U/W NCF DSCR(2):	1.30x
Escrows and Reserves:				U/W NOI Debt Yield(2):	8.4%
				U/W NCF Debt Yield(2):	8.3%
Type:	Initial	Monthly	Cap (If Any)	As-is Appraised Value:	$31,500,000
Taxes	$86,024	$43,012	NAP	As-is Appraisal Valuation Date:	April 27, 2012
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.6%
Replacement Reserve	$0	$623	NAP	LTV Ratio at Maturity or ARD:	62.9%
TI/LC	$0	$2,084	NAP
Deferred Maintenance	$13,000	$0	NAP
SEL Medical Holdback(2)	$1,000,000	$0	NAP
Brokerage Commission Reserve(3)	$66,666	$0	NAP

(1)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(2)
SEL Medical (which represents 25.1% of the net rentable square footage and 8.3% of the underwritten base rent) has signed a stipulation agreement with the borrower which states that it will pay rent through November 2012 at which point the lease will be terminated. This termination is due to the tenant being in arrears of approximately $141,000 in rent. $1.0 million was reserved at closing for SEL Medical’s rent in arrears, and the use by SEL Medical of it leased premises is a current violation of the certificate of occupancy. The sponsor is master leasing the SEL Medical premises for the same terms as the current SEL Medical lease, which has an original lease expiration date of February 29, 2020. The SEL Medical Holdback will be released to the borrower upon the borrower releasing SEL Medical’s premises to a new tenant that has been approved by and deemed acceptable by lender, with the replacement tenant taking occupancy and paying full, unabated rent.

(3)	Initial deposit for payment of brokerage commissions.

The Duane Reade on Fulton mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a retail building anchored by Duane Reade containing a total of 29,904 square feet (the “Duane Reade on Fulton Property”). The Duane Reade on Fulton Property is located on Fulton Mall in the borough of Brooklyn in New York City.  Fulton Mall attracts approximately 100,000 commuters a day and is in close proximity to 12 subway lines including the A, C, F, M, R, Q, G, N, 2, 3, 4 and 5 lines, along with approximately one million people living within a three-mile radius of the Duane Reade on Fulton Property.   As of May 1, 2012, the Duane Reade on Fulton Property was 100.0% leased to four tenants, including the anchor of the center, Duane Reade (Walgreens). Duane Reade, which has been in occupancy at the Duane Reade on Fulton Property since 1987, recently executed an early renewal for a 20-year term, which expires on August 31, 2031, and expanded by 3,900 square feet by taking over the lease of the neighboring tenant, Finish Line.  Duane Reade, while remaining open, is expanding their current store at their own expense.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DUANE READE ON FULTON

The following table presents certain information relating to the tenancies at the Duane Reade on Fulton Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Duane Reade (Walgreens)	NR/Baa1/BBB	11,404	38.1%	$178.88	$2,040,000	79.9%	8/31/2031
Total Major Tenants		11,404	38.1%	$178.88	$2,040,000	79.9%

Non-Major Tenants(2)		18,500	61.9%	$27.70	$512,388	20.1%

Occupied Collateral		29,904	100.0%	$85.35	$2,552,388	100.0%

Vacant Space		0	0.0%

Collateral Total		29,904	100.0%

(1)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Includes SEL Medical (which represents 25.1% of the net rentable square footage and 8.3% of the underwritten base rent) has signed a stipulation agreement with the borrower which states that it will pay rent through November 2012 at which point the lease will be terminated. This termination is due to the tenant being in arrears of approximately $141,000 in rent. $1.0 million was reserved at closing for SEL Medical’s rent in arrears, and the use by SEL Medical of its leased premises is a current violation of the certificate of occupancy. The sponsor is master leasing the SEL Medical premises for the same terms as the current SEL Medical lease, which has an original lease expiration date of February 29, 2020. The SEL Medical Holdback will be released to the borrower upon the borrower releasing SEL Medical’s premises to a new tenant that has been approved by and deemed acceptable by lender, with the replacement tenant taking occupancy and paying full, unabated rent.

The following table presents certain information relating to the lease rollover schedule at the Duane Reade on Fulton Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012(3)	1	7,500	25.1%	7,500	25.1%	$213,082	$28.41
2013	0	0	0.0%	7,500	25.1%	$0	$0.00
2014	0	0	0.0%	7,500	25.1%	$0	$0.00
2015	1	7,500	25.1%	15,000	50.2%	$212,100	$28.28
2016	1	3,500	11.7%	18,500	61.9%	$87,206	$24.92
2017	0	0	0.0%	18,500	61.9%	$0	$0.00
2018	0	0	0.0%	18,500	61.9%	$0	$0.00
2019	0	0	0.0%	18,500	61.9%	$0	$0.00
2020	0	0	0.0%	18,500	61.9%	$0	$0.00
2021	0	0	0.0%	18,500	61.9%	$0	$0.00
2022	0	0	0.0%	18,500	61.9%	$0	$0.00
Thereafter	1	11,404	38.1%	29,904	100.0%	$2,040,000	$178.88
Vacant	0	0	0.0%	29,904	100.0%	$0	$0.00
Total/Weighted Average	4	29,904	100.0%			$2,552,388	$85.35

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Reflects SEL Medical lease which is scheduled to terminate in November 2012 based on a recently signed stipulation agreement.

The following table presents information relating to the historical occupancy at the Duane Reade on Fulton Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

100%	100%	100%

(1)	Information obtained from borrower financials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DUANE READE ON FULTON

Operating History and Underwritten Net Cash Flow.  The following table presents certain information related to the Underwritten Net Cash Flow at the Duane Reade on Fulton Property:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W(1)	U/W $ per SF
Base Rent(2)	$1,849,066	$2,164,128	$2,268,006	$2,552,388	$85.35
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	39,927	36,666	31,115	51,000	1.71
Other Income(3)	11,392	8,792	8,792	142,892	4.78
Less Vacancy & Credit Loss	0	0	0	(93,132)	(3.11)
Effective Gross Income	$1,900,385	$2,209,586	$2,307,913	$2,653,148	$88.72

Total Operating Expenses	$648,156	$698,159	$649,494	$667,473	$22.32

Net Operating Income	$1,252,229	$1,511,427	$1,658,419	$1,985,674	$66.40
TI/LC	0	0	0	25,006	0.84
Capital Expenditures	0	0	0	7,476	0.25
Net Cash Flow	$1,252,229	$1,511,427	$1,658,419	$1,953,193	$65.32

NOI DSCR	0.83x	1.00x	1.10x	1.32x
NCF DSCR	0.83x	1.00x	1.10x	1.30x
NOI DY	5.3%	6.4%	7.1%	8.4%
NCF DY	5.3%	6.4%	7.1%	8.3%

(1)	The increase in U/W Base Rent is attributed to the recently renewed and expanded Duane Reade lease.
(2)
Includes SEL Medical (which represents 25.1% of the net rentable square footage and 7.8% of the total underwritten rent) has signed a stipulation agreement with the borrower which notes that it will pay rent through November 2012 at which point the lease will be terminated. This termination is due to the tenant being in arrears of approximately $141,000 in rent. $1.0 million was reserved at closing for SEL Medical’s rent in arrears, and the use by SEL Medical of its leased premises is a current violation of the certificate of occupancy. The sponsor is master leasing the SEL Medical premises for the same terms as the current SEL Medical lease, which has an original lease expiration date of February 29, 2020. The SEL Medical Holdback will be released to the borrower upon the borrower releasing SEL Medical’s premises to a new tenant that has been approved by and deemed acceptable by lender, with the replacement tenant taking occupancy and paying full, unabated rent.

(3)	Includes $134,100 of straight-lined rent for Duane Reade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2012-LC5	Transaction Contact Information

VI.   Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Jeff Wilson	Tel. (203) 897-2900
Fax (312) 658-0140
A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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